Part II – Post-Qualification Offering Circular Amendment No. 2

File No. 024-12437

As submitted to the Securities and Exchange Commission on August 14, 2026 (Amendment No. 2)

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Post-Qualification Offering Circular dated August 14, 2026

An offering statement pursuant to Regulation A of the Securities Act of 1933 relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular does not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Park View OZ REIT, Inc

Sponsored by
Park View Investments, LLC

One Beacon Street, 32nd Floor

Boston, MA 02108

(617) 971-8807

www.parkviewozreit.com.

Up to $73,811,300 in Shares of Common Stock

(See Description of Capital Stock and Certain Provisions of Maryland Law, Our Charter and Bylaws – page 81  for further details)

The United States Securities and Exchange Commission (the “SEC”) does not pass upon the merits of or give its approval to any securities offered or the terms of this offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

	Per Share	No Minimum		Total Maximum
Public Offering Price(1)	$100.00	$0	(2)	$73,811,300
Underwriting Discounts and Commissions(3)	—	—
Total Proceeds to Us (Before Expenses)	$100.00	$0		$73,811,300
Total Proceeds to other Persons	$—	—		—

(1)

The price per share shown was arbitrarily determined by our Manager. As the Board of Directors sees fit we may adjust the offering price based on many subjective estimates including, market sentiment and trends for commercial real estate, future occupancy rates, economic outlook for the communities we invest in and more. Please review our Q&A section beginning on page 41 and our Risk Factors beginning on page 9 for more information.

(2)	This is a “best efforts” offering. See “How to Subscribe.”

(3)	Investors will not pay upfront selling commissions in connection with the purchase of shares of our common stock. The Company and its officers and associated persons are currently conducting this offering in accordance with Rule 3a4-1 and, therefore, none of them is required to register as a broker-dealer. In the future, however, we may engage the services of one or more underwriters, dealer-managers or other agents to participate in this offering. The amount of selling commission or dealer-manager fees that we or our investors would pay to such underwriters, dealer-managers or other agents will depend on the terms of their engagement. We have and will continue to reimburse our Manager for organization and offering costs. As of the date of this offering circular, in our Previous Offering and Prior Offering Statement (defined below), we have reimbursed the Manager for $70,000 in expenses by issuing to the Manager 700 shares of our common stock based on a price per share of $100. Pursuant to the Amended Management Agreement, we will reimburse our Manager in monthly installments. Monthly reimbursement payments will be limited to no more than 2% of current fund assets. We expect to incur approximately $1,400,000 in offering expenses and salary if we raise the maximum offering amount. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

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We will offer shares of our common stock on a best efforts basis. Neither Park View OZ REIT Manager, LLC nor any other affiliated entity involved in the offer and sale of the shares being offered hereby is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of shares of our common stock.

The Company intends to offer the shares described herein on a continuous and ongoing basis pursuant to Rule 251(d)(3)(i)(F). This Offering will commence upon qualification of this Post-Qualification Amendment, and will terminate on the earliest to occur of: (a) the date upon which the Company raises $73,811,300 in the offering; (b) three years from the date of qualification of the offering statement qualified on July 11, 2024 (the “Termination Date”); or (c) the date the Manager elects to terminate the offering; provided, however, that if a new offering statement has been filed pursuant to Rule 251(d)(3)(i)(F), securities covered by this offering statement may continue to be offered and sold until the earlier of the qualification date of the new offering statement or 180 calendar days after the third anniversary of the initial qualification date of this offering statement.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in shares of our common stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” on page 12.

You should read this offering circular, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

The date of this offering circular is ___________ __, 2026

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Statements Regarding Forward-Looking Information

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the need to navigate compliance during the transition between the existing qualified opportunity zone program and the modified program enacted as part of the One Big Beautiful Bill Act (OBBBA), which takes effect beginning January 1, 2027 and designates a new set of opportunity zones for a 10-year period beginning in 2027, as well as our reliance on further transitional guidance from the IRS that we are still awaiting on several outstanding items;

•	enhanced reporting requirements applicable to qualified opportunity funds (QOFs) under the new legislation, including reporting regarding the jobs and economic activity they create, and the significant financial penalties that may be imposed for any failure to report the required information;

•	our ability to effectively deploy the proceeds raised in this offering;

•	our ability to comply with the rules and regulations relating to investing in qualified opportunity zones;

•	risks associated with breaches of our data security;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	limited ability to dispose of assets because of the relative illiquidity of real estate investments;

•	intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space;

•	defaults on or non-renewal of leases by tenants;

•	increased interest rates and operating costs;

•	our failure to obtain necessary outside financing;

•	decreased rental rates or increased vacancy rates;

•	the risk associated with potential breach or expiration of a ground lease, if any;

•	difficulties in identifying properties to complete, and consummating, real estate acquisitions, developments, co-investments and dispositions;

•	our failure to successfully operate acquired properties and operations;

•	exposure to liability relating to environmental and health and safety matters;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	failure of acquisitions to yield anticipated results;

•	risks associated with derivatives or hedging activity;

•	our level of debt and the terms and limitations imposed on us by our debt agreements;

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•	the need to invest additional equity in connection with debt refinancing as a result of reduced asset values;

•	our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates;

•	expected rates of return provided to investors;

•	the ability of our sponsor and its affiliates to source, originate and service our loans and other assets, and the quality and performance of these assets;

•	our ability to retain and hire competent employees and appropriately staff our operations;

•	legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS Act);

•	changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

•	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by our sponsor;

•	our failure to acquire status as a REIT; and

•	our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, the Investment Company Act and other laws; and changes to generally accepted accounting principles, or GAAP.

Our shares are quoted on the OTC under the symbol PVOZ, however liquidity is limited and orders have the potential to create large price swings which could result in either unattractive acquisition or disposition prices or both. There can be no guarantee that an active, liquid and orderly market for our shares develops or is sustained.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

Offering Summary

This offering summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers About this Offering” section of this offering circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section before making a decision to invest in shares of our common stock.

Additionally, we incorporate by reference important information into this offering circular. You may obtain the information incorporated by reference without charge by following the instructions under the section of this offering circular entitled “Additional Information.” You should read this offering circular and the related exhibits filed with the SEC, together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Additional Information.”

Park View OZ REIT, Inc

Park View OZ REIT, Inc (the “Company,” “we,” or “us”) is a Maryland corporation formed on June 19, 2020 to originate, invest in and manage a diversified portfolio of commercial real estate properties. Park View Investments, LLC, our sponsor (our “Sponsor” or “Park View Investments”) is the sole general partner of Park View QOZB OP, LP (the “Operating Partnership”). Substantially all of our invested assets are held by, and all of our operations are conducted primarily through our Operating Partnership, either directly or through its subsidiaries. We are externally managed by Park View OZ REIT Manager, LLC, a Delaware limited liability company (our “Manager”), an affiliate of our Sponsor.

We are focused on identifying, acquiring, developing or redeveloping and managing commercial real estate located within qualified opportunity zones. It is our intent to comply with qualified opportunity fund regulations, which will result in at least 90% of our assets being comprised of qualified opportunity zone business property (QOZBP).

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We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure a diversified portfolio of commercial real estate properties in accordance with our investment strategy described below.

Though we will not fall under real estate investment trust (“REIT”) regulations until we claim REIT taxation, we intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to stockholders at least 90% of their annual taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). We intend to qualify as a REIT for federal income tax purposes on such date as determined by our Board of Directors, taking into consideration factors such as the timing of our ability to generate cash flows, our ability to satisfy the various requirements applicable to REITs and our ability to maintain our status as a qualified opportunity fund. See “Note 2 – Summary of Significant Accounting Policies – Income Taxes” in our consolidated financial statements included elsewhere in this offering circular for additional details regarding REIT taxation.

Our address is One Beacon Street, 32nd Floor, Boston, MA 02108. Our telephone number is 617-971-8807. Information regarding the Company is also available on our web site at www.parkviewozreit.com.

Investment Strategy

As a qualified opportunity zone fund (QOF) we will continue to target investing 90% of our QOF’s assets in qualifying opportunity zone investments that we feel have significant growth potential, throughout the United States and its territories. Our strategy favors properties in regions we or our affiliates possess local knowledge or in areas experiencing growth drivers such as expanding urban centers, universities, medical facilities etc. Our investments can cover a very wide variety of property types either leased or purchased. We seek the best available investment opportunities for current market conditions. Many of the properties we purchase may be under construction or being substantial renovation in keeping with QOF requirements. We may also enter into multiple co-investment and sub advisory agreements to add geographic and project specific expertise.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s investment committee will periodically review our investment guidelines to determine whether our investment guidelines continue to be in the best interests of our stockholders. There is no prohibition in our charter on the amount or percentage of our assets that may be invested in a single property. Initially, we expect to have a limited number of properties and up to 100% of our assets may be invested in a single property.

In executing our business strategy, we believe that we will benefit from our Manager’s affiliation with our Sponsor given the extensive investment experience brought by our Sponsor’s executives and advisors.

Investment Objectives

Our primary investment objectives are:

•	to preserve and protect our stockholders’ capital from undue risk;

•	to invest in qualifying opportunity zone properties so our stockholders can take advantage of the tax efficient benefits of a qualified opportunity fund;

•	to grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term; and

•	to select investments that are positioned to appreciate in value.

Summary of Risk Factors

Investing in shares of our common stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” on page 9 to read about the significant risks you should consider before buying shares of our common stock. These risks include the following:

•	Hostilities in the Middle East may impact the business of the Company and the financial markets in which the Company needs to raise capital.

•	We intend to employ leverage in order to provide more funds available for investment. While leverage presents opportunities for increasing our total returns, it may increase losses as well.

•	Inflation may adversely affect our real estate operations.

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•	We depend on our Manager to select our investments and conduct our operations. We will pay fees and expenses to our Manager and its affiliates that were not determined on an arm’s length basis, and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

•	The tax laws providing the favorable capital gains treatment to certain of our investors were enacted at the end of 2017, were significantly amended in 2025, and remain relatively untested.

•	The One Big Beautiful Bill Act (OBBBA), enacted on July 4, 2025, made significant changes to the qualified opportunity zone program that will affect the way our fund operates and the tax incentives available to our current and future investors. Most of these changes take effect for investments made on or after January 1, 2027, and the Treasury Department and IRS have not yet issued full implementing guidance on a number of outstanding items.

•	There is no assurance that we will achieve our investment objectives.

•	Some of our Manager’s investment committee members may also be officers, directors, managers and/or key professionals of other investment or real estate companies. They also may be affiliates of future funds sponsored by our Manager. As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our Manager’s compensation arrangements with us and other affiliates of our Sponsor.

•	Our Sponsor may sponsor other companies that compete with us, and our Sponsor does not have an exclusive management arrangement with us; however, our Sponsor will adopt a policy for allocating investments between different companies that it sponsors with similar investment strategies.

•	Modifications to the “qualified opportunity zone” provisions of the Internal Revenue Code of 1986, as amended (the “Code”), including those enacted under the OBBBA and any future modifications or related guidance, could have an adverse effect on our operations.

•	If we fail to qualify as a “Qualified Opportunity Fund” for U.S. federal income tax purposes for any period and no relief provisions apply, we would be subject to penalties and investors may not realize any tax advantages of investing in a Qualified Opportunity Fund, and in addition to that the value of our units could materially decrease.

•	We believe that the opportunity zone and qualified business income tax benefits will remain in effect. However, these are new and relatively untested provisions of the tax code. It is possible that opportunity zone benefits and/or qualified business income deductions could be interpreted in ways we currently do not foresee, modified or revoked leaving our current tax efficient strategy as unworkable.

•	Our shares trade on the OTC Market under the symbol PVOZ, however, an active, liquid and orderly market for our shares may not develop or be sustained.

•	We may change our investment guidelines without stockholder consent, which could result in investments that are different from those described in this offering circular.

•	If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

•	The offering price of our shares was not established in reliance on a valuation of our assets and liabilities; the actual value of your investment may be substantially less than what you pay.

•	We intend to participate in transactions that are attractive economically regardless of tax incentives. However, it is possible that at times opportunity zone properties may trade at a premium. If a stockholder’s holding period is less than 10 years or the fund fails to qualify a “Qualified Opportunity Fund”, they may be exposed to paying an opportunity zone property premium without receiving opportunity zone benefits.

•	While our goal is to pay dividends from our cash flow from operations, we may use other sources to fund dividends, including, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund dividends. If we pay dividends from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. In any event, we intend to make annual dividends as required to comply with the REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.

•	From time to time, we may adjust the price per share of the Offering, using valuation methodologies that involve subjective judgments and estimates. As a result, our offering price may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.

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•	We have elected to use the extended transition period for complying with new or revised accounting standards under part F/S of Regulation A, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

•	If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity level U.S. federal income tax and, as a result, our cash available for distribution to our stockholders and the value of our shares could materially decrease.

•	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage or other real estate related loan borrower will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

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Opportunity and Market Overview

Park View OZ REIT’s structure allows investors to benefit from two significant changes to the U.S. Tax Code; Qualified Opportunity Fund (QOF) and Qualified Business Income (QBI). To be eligible for QOF benefits an investor with a capital gain must, in most instances, reinvest the gain into a QOF within 180 days of realizing the gain. There are many factors to consider when investing in our “REIT QOF” structure. We highly recommend you consult with your tax advisor and review our Risk Factors on page 9. See also “Opportunity and Market Overview” on page 66.

Our Sponsor has a team of senior executives with prior financial markets experience and directors and advisors of our Sponsor have decades of real estate investment experience. These professionals provide stability in the management of our business and allow us to benefit from the knowledge and industry contacts they have gained. However, our Sponsor and our management have no public track record with any programs with similar investment objectives to the Company. The Company’s board of directors and advisors are those with the relevant real estate experience, but such persons are not considered “promoters” of the Company as defined in Rule 405 of the Securities Act of 1933, as amended, and therefore, we have not included any discussion of their prior performance in this offering circular. The CEO and CFO are considered promoters as they are the founders of the Company but because their experience in real estate or with real estate assets does not meet industry Guide 5 disclosure requirements, we have not included any disclosure of prior performance.

Set forth below is an explanation of the benefits that the Company believes distinguishes it from more traditional real estate investment platforms:

•	Capital Gain Tax Deferral: Capital gains (short-term or long-term) from the sale of any asset that are reinvested in shares of our common stock, generally within 180 days following the disposition of the asset, may be deferred from the investor’s gross income. For gains invested under the opportunity zone rules in effect prior to 2027, the deferred gain is generally recognized on the earlier of December 31, 2026 or the date the investor sells its shares of our common stock. Under the One Big Beautiful Bill Act, gains invested on or after January 1, 2027 are subject to a rolling five-year deferral period. Investors should consult their tax advisor regarding the deferral rules applicable to their investment.

•	Capital Gain Tax Exemption: If an investment is held for at least 10 years, the investor may elect to step up the cost basis of the investment to its fair market value at the time of sale, thereby eliminating capital gain liability on the appreciation of the investment. The period during which this election is available depends on the opportunity zone program applicable to the investment and was modified by the One Big Beautiful Bill Act. Investors should consult their tax advisor.

•	20% Qualified Business Income Deduction of REIT Dividends: Our stockholders may qualify for a 20% federal income deduction on their REIT dividends from the Company once we make the election to be taxed as a REIT. REIT dividends are typically taxed at ordinary income tax rates. Investors in other real estate platforms, such as partnerships or limited liability companies (“LLCs”), may not be eligible to receive any or all of the 20% deduction due to multiple regulatory limitations that restrict investors’ ability to receive the deduction benefit. Please check with your tax professional.

•	Eliminates Double Taxation on Earnings Dividends: We are a C corporation that will, once qualified, elect to be taxed as a REIT. As a REIT we will not be taxed at the corporate level on earnings passed through to investors in the form of dividends. We intend to pay out at least 90% of our taxable earnings in dividends to investors quarterly.

•	No Dual State and Local Income Tax Exposure: Our Company is a C corporation that will, once qualified, elect to be taxed as a REIT. As a result, unlike partnerships or LLCs that are taxed as partnerships, which typically expose their investors to state and local income taxes of both the jurisdictions where the properties are located and where the investors are domiciled, our stockholders are only subject to the taxes within the jurisdictions in which they are domiciled.

•	Form 1099-DIV not a K-1: As a C corporation, you will receive the more familiar and less complicated 1099-DIV tax form rather the K-1 used by partnerships.

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•	Potential State and Local Tax Benefits: Some state and local governments are also providing tax incentives for QOF investments. You should check for availability with your tax advisor.

•	No Sales Commissions: Currently, we are not charging sale commissions to investors who invest in our Company. In the future, however, we may engage the services of one or more underwriters, dealer-managers or other agents to participate in this offering.

•	Low Management Fee: Park View OZ REIT Manager, LLC (our “Manager”) will be paid an annual management fee of 0.75% of our Company's Market Capitalization as calculated at the end of each quarter. Please see “Our Management Agreement” for more information.

•	Aligning Management Interest with Stockholder Interest: The Board of Directors may, in its discretion, issue equity awards, including but not limited to Restricted Stock Units (RSUs), to our Manager. Such awards may be granted for purposes of compensation, retention, and aligning the interests of recipients with those of the Company’s stockholders, subject to applicable laws, regulations, and the terms of the Company’s equity incentive plan. No equity participation awards have been issued to date. Actual amounts are dependent upon the results of our operations and, therefore, cannot be determined at this time.

•	Public Company Transparency: Our Company is subject to periodic public reporting requirements under federal securities laws, requiring us to disclose, among other things, our financial statements and material changes in our operations. As a result, unlike some private real estate platforms, investors in our Company will be provided regular updates regarding our performance.

•	Social Impact Investing: The objective of the opportunity zone program is to spread economic prosperity more evenly by encouraging capital investment into traditionally economically disadvantaged communities.

•	Development Partners: We anticipate participating in co-investments with a variety of partners. We believe these partnerships will add geographic as well as project specific expertise and deliver enhanced profit opportunity and portfolio diversification for our investors.

•	Public Market Accessibility: Our shares are quoted on the OTC Market under the symbol PVOZ. We are the only qualified opportunity fund with tradable shares of stock. Our investors can enjoy the convenience of stock ownership while being able to choose the holding period that suits their unique financial needs. We believe this greatly increases the accessibility and financial planning utility of opportunity zone tax incentives for our investors.

•	Multiple Investment Platforms: In order to maximize our development opportunities, we anticipate entering into co-investment structures consisting of (1) programmatic platforms with established regional developers to engage in multiple regional investments and (2) traditional local co-investment partnerships for one-off developments.

•	Minimal Investment Requirements: This offering is being conducted pursuant to Regulation A, which allows all investors to participate, subject to certain volume restrictions, and to have access to institutional quality investments. In addition, we have set a low minimum investment amount of $10,000 per investor, which we expect will allow for a broader base of investors to participate in our investments than would be able to invest in more traditional real estate platforms.

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Our Manager

Our Manager manages our day-to-day operations. A team of real estate, investment, and tax professionals, acting through our Manager, will provide information to our manager regarding the selection, negotiation, financing and disposition of our investments, subject to the terms of our management agreement and our Board of Directors. Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.

Our Management Agreement

We are externally managed and advised by our Manager. We expect to benefit from the personnel, relationships and experience of our Manager’s management team and the Company’s Board of Directors and advisors. Pursuant to the terms of a management agreement between our Manager, us and our Operating Partnership, as described below, our Manager will select our investments and manage our day-to-day operations. Pursuant to a support agreement with our Sponsor, our Manager will utilize our Sponsor’s personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement.

We entered into an Amended Management Agreement (the “Management Agreement”) with our Operating Partnership and our Manager effective as of July 15, 2025 and amended on August 14, 2026. The initial term of the Management Agreement is for five years commencing on the effective date of the agreement, with automatic one-year renewal terms starting on completion of the initial five-year term. The Company will pay the Manager a quarterly management fee of one-fourth of 0.75% of our Market Capitalization at the end of each quarter. “Market Capitalization” means the product of (i) the number of shares of our common stock outstanding as of the last business day of the applicable quarter and (ii) the volume-weighted average closing price of our shares over the final 10 trading days of each quarter as reported by OTC Markets, or, if there have been no trades, the most recent closing price as reported by OTC Markets. There were no management fees accrued or paid to the Manager from 2024 to date.

Pursuant to the Management Agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our Board of Directors. Our Manager will be responsible for, among other duties, (1) performing all of our day-to-day functions, (2) determining our investment strategy and guidelines in conjunction with our Board of Directors, (3) sourcing, analyzing and executing investments, asset sales and financing, (4) performing portfolio management duties, and (5) performing financial and accounting functions.

For a detailed description of the management agreement’s termination provisions, see “Our Manager and the Management Agreement—Management Agreement.”

Our Board of Directors

We operate under the direction of our Board of Directors, the members of which are accountable to us and our stockholders as fiduciaries. Our Board of Directors has retained our Manager to direct the management of our business and affairs, manage our day-to-day affairs, and implement our investment strategy, subject to the Board of Directors’ supervision.

The current board members are Michael Kelley and Elizabeth Kelley, fka Elizabeth Tyminski, a married couple, neither of whom is deemed independent as they are both officers of the Company as well as executive officers of our Manager. Please review our “Risk Factors” beginning on page 9. An independent director is a person who is not an officer or employee of our Manager or its affiliates and meets the requirements as set forth in Nasdaq Rule 5605(a)(2). At such time when we have independent members of the Board of Directors, a majority of those independent directors will act upon conflicts of interest matters, including transactions between us and our Manager. Until we have independent directors, however, all matters, including conflicts of interest between us and our Manager, will be considered and resolved by our current directors, who are not independent and who also serve as executive officers of our Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

Our Board of Directors is classified into three classes. Michael Kelley is a Class III director, Elizabeth Kelley is a Class II director. Each class of directors will be elected for successive three-year terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. With respect to the election of directors, each candidate nominated for election to our Board of Directors must receive a plurality of the votes cast, in person or by proxy, in order to be elected.

We plan to add independent directors in the future as we grow, which is a requirement for our common stock to be quoted on the OTCQX.

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Our Structure

The chart below shows the relationship among various affiliates of our Manager and the Company as of the date of this offering circular.

Management Compensation

Our Manager and its affiliates have and will continue to receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets, including a quarterly asset management fee. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of shares of our common stock. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our Manager and its affiliates.

Conflicts of Interest

Our Manager and its affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates may face include the following:

1.	Our Sponsor’s professionals acting on behalf of our Manager must determine which investment opportunities to recommend to us and other entities affiliated with our Sponsor. Our Sponsor may sponsor other entities that may have similar investment criteria to ours.

2.	Our Sponsor’s executives and advisors acting on behalf of our Manager will have to allocate their time among us, our Sponsor’s business and other programs and activities in which they are involved.

3.	The terms of our Management Agreement (including our Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated through the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Other than our Sponsor and Manager’s investment in the Company, neither our officers, directors, or affiliates will invest in this Offering.

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Dividends

We expect that once we achieve positive annual earnings, we will declare and pay dividends on a quarterly basis, or more or less frequently as advised by our Manager, in arrears, based on daily record dates. Any dividends we pay will be declared following consultation with our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time. Neither we nor our Manager has pre-established a percentage range of return for dividends to stockholders. We have not established a minimum distribution level, and our charter does not require that we pay dividends to our stockholders.

Borrowing Policy

We intend to employ leverage in order to provide more funds available for investment. We believe that careful use of conservatively structured leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. Our targeted aggregate property-level leverage, excluding any debt at the REIT level or on assets under development or renovation, after we have acquired a substantial portfolio of stabilized properties, is between 30-70% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring, constructing and/or renovating our investments, we may employ greater leverage on individual assets. Our Manager may from time to time modify our leverage policy in its discretion. See “Investment Objectives and Strategy—Borrowing Policy” for more details regarding our leverage policies.

Valuation Policies

Our NAV and NAV per Share is calculated by our Manager for purposes of ERISA compliance and certain redemption scenarios and approved by our board of directors. There is no set formula for calculating NAV. We will update our NAV estimate at our discretion to reflect changes in our view of our economic value. The calculation takes into account many subjective estimates including market sentiment and trends for commercial real estate, future occupancy rates, economic outlook for the communities we invest in, gain or loss of management talent, and more.

Information Available to Investors

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

We intend to elect to use the extended transition period for complying with new or revised accounting standards under part F/S of Regulation A, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

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Implications of Being an Emerging Growth Company

If and when we become subject to the ongoing reporting requirements of the Exchange Act, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) if we have less than $1.235 billion in total annual gross revenues and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; and may present only two years of audited financial statements and related MD&A disclosure.

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Risk Factors

An investment in shares of our common stock involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors, together with the additional risk factors incorporated by reference from Part II of the Company’s Annual Report on Form 1-K as filed with the SEC on April 30, 2026 (see “Incorporation of Certain Information by Reference”).

Risks Related to an Investment in Our Company

We have a limited operating history.

We are a recently formed company and have no or a limited operating history. Our limited operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Our Manager and its affiliates have limited experience managing a portfolio of assets in the manner necessary to maintain our qualification as a Qualified Opportunity Fund (QOF), a REIT or our exclusion or an exemption under the Investment Company Act of 1940.

In order to maintain our qualification as a QOF, REIT and our exclusion or an exemption from registration under the Investment Company Act, the assets in our portfolio are subject to certain restrictions that limit our operations meaningfully. The REIT rules and regulations are highly technical and complex, and the failure to comply with the income, asset, organizational and ownership tests, dividend requirements and other limitations imposed by these rules and regulations could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. Our Manager and its affiliates have limited experience managing a portfolio in the manner necessary to maintain our qualification as a QOF, a REIT or our exclusion or an exemption from registration under the Investment Company Act. The inexperience of our Manager and its affiliates described above may hinder its ability to achieve our objectives or result in the loss of our qualification as a QOF, REIT or payment of taxes and penalties. As a result, we cannot assure you that we will be able to successfully operate as a QOF or REIT, comply with regulatory requirements applicable to QOFs or REITs, maintain our exclusion or an exemption under the Investment Company Act, or execute our business strategies.

Investors must make appropriate timely investments and elections to take advantage of the benefits of investing in a qualified opportunity fund.

In order to receive the benefits of investing in a qualified opportunity fund, taxpayers must make deferral elections on Form 8949 (Sales and Other Dispositions of Capital Assets), which will need to be attached to their U.S. federal income tax returns for the taxable year in which the gain treated as capital gain (short-term or long-term) that result from the sale or exchange of capital assets would have been recognized had it not been deferred. In addition, the U.S. Internal Revenue Service (the “IRS”) updated Form 8997 (Initial and Annual Statement of Qualified Opportunity Fund QOF Investments) which requires eligible taxpayers holding a qualified opportunity fund investment at any point during the tax year to report: (i) qualified opportunity fund investments holdings at the beginning and end of the tax year; (ii) current tax year capital gains deferred by investing in a qualified opportunity fund; and (iii) qualified opportunity fund investments disposed of during the tax year. Taxpayers should also use form 8949 in the year they exit the investment.

The tax treatment of an investment in our common stock could be subject to potential legislative, judicial, or administrative changes or differing interpretations, possibly applied on a retroactive basis.

The present U.S. federal income tax treatment of an investment in our common stock may be modified by administrative, legislative, or judicial interpretation at any time. From time to time, members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that would affect us. The One Big Beautiful Bill Act, enacted on July 4, 2025, made significant changes to the qualified opportunity zone rules that take effect for investments made on or after January 1, 2027, and the Treasury Department and IRS have not yet issued full implementing guidance with respect to a number of items. There can be no assurance that there will not be further changes to U.S. federal income tax laws or the Department of Treasury’s or IRS’s interpretation of the qualified opportunity fund rules in a manner that could impact our ability to continue to qualify as a qualified opportunity fund in the future, which could negatively impact the value of an investment in our common stock. Any changes to the U.S. federal tax laws and interpretations thereof may be applied prospectively or retroactively and could make it more difficult or impossible for us to meet the qualified opportunity fund requirements and accordingly, adversely affect the tax consequences associated with an investment in our common stock.

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If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends.

Our ability to achieve our investment objectives and to pay dividends depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to source investment opportunities for us. If we fail to raise sufficient proceeds from the sale of shares in this offering, we will be unable to make any investments. At the same time, the more money we raise in this offering, the greater our challenge will be to invest all of the net offering proceeds in investments that meet our investment criteria. We cannot assure you that our Manager will be successful in obtaining suitable investments or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we, through our Manager, are unable to find suitable investments promptly, we may hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets in a manner that is consistent with our qualification as a REIT. If we would continue to be unsuccessful in locating enough suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay dividends and we may not be able to meet our investment objectives.

If we pay dividends from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

Although our distribution policy is to use our cash flow from operations to pay dividends, our charter permits us to pay dividends from any source, including offering proceeds, borrowings, and sales of assets. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund dividends. If we pay dividends from financings, the net proceeds from this or future offerings or other sources other than our cash flow from operations, we will have less funds available for investments in real estate properties and other real estate-related assets and the number of real estate properties that we invest in and the overall return to our stockholders may be reduced. If we fund dividends from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods, and accordingly your overall return may be reduced. If we fund dividends from the sale of assets, this will affect our ability to generate cash flows from operations in future periods.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for equity-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to acquire a diversified portfolio of qualified opportunity zone investments. We may also invest to a limited extent in other real estate-related assets. Economic conditions greatly increase the risks of these investments (see “Risk Factors—Risks Related to Real Estate and Our Investments”). The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values, property sales and leasing activities. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, can negatively impact the value of our holdings. These economic conditions could result in a general decline in acquisition, disposition, and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce revenue from investment management activities. In addition, these conditions could lead to a decline in property sales prices as well as a decline in funds invested in existing commercial real estate assets.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such an impairment or we could experience reduced profitability related to declines in real estate values. Further, as a result of our target leverage, our exposure to adverse general economic conditions is heightened. We are unable to predict the likely duration and severity of any disruption in financial markets and adverse economic conditions in the United States and other countries.

All the conditions described above could adversely impact our business performance and profitability. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligation requirements when they come due in future years. If we fail to meet our payment or obligations under any credit or other loan agreements, the lenders under any such agreements will be entitled to proceed against the collateral granted to them to secure the debt owed.

Pandemics, epidemics and other public health crises could materially and adversely affect our business, our tenants and the value of our investments.

The occurrence of a pandemic, epidemic or other public health crisis, and measures taken by governmental authorities in response, could materially disrupt our business and the businesses of our tenants. Such events could, among other things, delay construction, development and renovation activities, reduce demand for commercial real estate, impair the ability of tenants to pay rent, restrict our access to the capital markets and other sources of financing, and result in temporary or extended closures of properties. Governmental responses, such as quarantines, business closures, travel restrictions and moratoria on evictions or foreclosures, could further impair our operations and reduce the value of our investments. The extent and duration of the impact of any such event is highly uncertain and cannot be predicted.

 War in Iran may impact the business of the Company and the financial markets in which the Company needs to raise capital.

Political turmoil, warfare, or terrorist attacks in Iran could negatively affect our business. Political and military events in Iran, including ongoing warfare between the United States of America and Iran may have an adverse impact on our ability to grow our business. For so long as the hostilities continue and perhaps even thereafter as the situation in the Middle East unfolds, we may see increased volatility in financial markets and a flight to safety by investors, which may make it more difficult for the Company to raise additional capital at the time when it needs to do so, or for financing to be available upon acceptable terms. Inflation could increase substantially if the war with Iran and blockade in the Strait of Hormuz continue, resulting in increases in energy costs, which in turn could drive interest rates higher. All or any of these risks separately, or in combination could have a material adverse effect on our business, financial condition, and results of operations. We cannot predict the timing, strength, or duration of any economic slowdown, instability or recovery.

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We may suffer from delays in locating suitable investments, which could limit our ability to pay dividends and lower the overall return on your investment.

We rely upon our Manager and its advisors, including Michael Kelley and Elizabeth Kelley, to identify suitable investments. Our Sponsor may also rely on Michael Kelley and Elizabeth Kelley for investment opportunities. To the extent that our Manager’s professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution.

Additionally, the current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more shares we sell in this offering, the greater our challenge will be to invest all of the offering proceeds (after expenses) on attractive terms. Except for our investments that may be described in supplements to this offering circular prior to the date you subscribe for shares of our common stock, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight and management ability of our Manager and the performance of any property manager. We cannot be sure that our Manager will be successful in obtaining suitable investments on financially attractive terms.

We could also suffer from delays in locating suitable investments as a result of our reliance on our Manager at times when its officers, employees, or agents are simultaneously seeking to locate suitable investments for other programs sponsored by our Sponsor, some of which may have investment objectives and employ investment strategies that are similar to ours.

You may be more likely to sustain a loss on your investment because neither our Sponsor nor our Manager have as strong an economic incentive to avoid losses as do sponsors and managers who have made significant equity investments in their companies.

Our Sponsor has previously acquired 100 shares of our common stock at a price equal to the initial public offering price in connection with our formation, for net proceeds to us of $10,000. Our Manager also acquired 700 shares in exchange for forgiving $70,000 of reimbursable offering costs. Therefore, our Sponsor and Manager will have limited exposure to loss in the value of our shares. Without this exposure, our Sponsor and Manager do not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis. There is no minimum amount the Company must raise in this offering and therefore the Company will have immediate access to the funds from this offering. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount.

If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number, and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in shares of our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to pay dividends.

Any adverse changes in our Sponsor’s financial health or our relationship with our Manager or its affiliates could hinder our operating performance and the return on your investment.

We have engaged our Manager to manage our operations and our portfolio of commercial real estate investments and other select real estate-related assets. Our Manager has no employees and relies on a support agreement with our Sponsor to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of our Sponsor and its affiliates as well as our Sponsor’s executives and advisors in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in our Sponsor’s financial condition or our relationship with our Manager could hinder our ability to successfully manage our operations and our portfolio of investments.

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We may change our targeted investments and investment guidelines without stockholder consent.

Our Manager may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of shares of our common stock and our ability to pay dividends to you.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

We face competition from various entities for investment opportunities in properties, including other REITs, qualified opportunity funds, pension funds, insurance companies, investment funds and companies, partnerships, and developers. In addition to third-party competitors, other programs sponsored by our Manager and its affiliates, especially those with investment strategies that may be similar to ours, may compete with us for investment opportunities.

Many of these entities have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell, thereby increasing the price that we may be required to pay for qualified properties. The lack of available debt on reasonable terms or at all could result in further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. Additional real estate funds, vehicles, and REITs with similar investment objectives to ours may be formed in the future by other unrelated parties. This competition may cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, in which case our returns could be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

We may frequently participate in co-investments. Co-investments could adversely be affected by our lack of sole decision-making authority, our reliance on the financial condition of our co-investment partners and disputes between us and our co-investment partners.

We likely will acquire non-controlling interests in properties through co-investments. Although, we will have some control in a co-investment partnership, we would not be in a position to exercise sole decision-making authority regarding the partnership. Co-investment partnerships may, under certain circumstances, involve risks not present were another party not involved, including the possibility that co-investment partners might become bankrupt or fail to fund their required capital contributions. Co-investment partners may have economic or other business interests or goals that are inconsistent with our business interests or goals and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-investment partner would have full control over the co-investment. Disputes between us and co-investment partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-investment partners might result in subjecting properties owned by the co-investment partnership to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-investment partners.

If we have a right of first refusal to buy-out a co-investment partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-investment partner subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. If we buy our co-investment partner’s interest, we will have increased exposure in the underlying investment. The price we use to buy our co-investment partner’s interest or sell our interest is typically determined by negotiations between us and our co-investment partner and there is no assurance that such price will be representative of the value of the underlying property or equal to our then-current valuation of our interest in the co-investment. Finally, we may not be able to sell our interest in a co-investment if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-investment partner, our ability to sell such interest may be adversely impacted by such right.

Some additional risks and conflicts related to our co-investments include:

•	the co-investment partner may have economic or other interests that are inconsistent with our interests, including interests relating to the financing, management, operation, leasing or sale of the assets purchased by such co-investment partnership;

•	tax, Investment Company Act and other regulatory requirements applicable to the co-investment partner may cause it to want to take actions contrary to our interests;

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•	the co-investment partner may have joint control of the co-investment even in cases where its economic stake in the co-investment is significantly less than ours;

•	under the co-investment arrangement, neither we nor the co-investment partner will be in a position to unilaterally control the co-investment, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the co-investment, including as a result of the inability of the co-investment to act quickly in connection with a potential acquisition or disposition. In addition, depending on the governance structure of such co-investment partner, decisions of such vehicle may be subject to approval by individuals who are independent of us;

•	under the co-investment arrangement, we and the co-investment partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we may be forced to sell our investment in the co-investment, or buy the co-investment partner’s share of the co-investment at a time when it would not otherwise be in our best interest to do so; and

•	our participation in investments in which a co-investment partner participates will be less than what our participation would have been had such other vehicle not participated, and because there may be no limit on the amount of capital that such co-investment partner can raise, the degree of our participation in such investments may decrease over time.

Furthermore, we may have conflicting fiduciary obligations if we acquire properties with our affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

If our Sponsor fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our Sponsor’s ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom would be difficult to replace. In particular, both Michael Kelley and Elizabeth Kelley are critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Michael Kelley, Elizabeth Kelley or other executive officers or key personnel of our Manager and the process to replace any of our Sponsor’s key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

The management agreement with our Manager was not negotiated with an unaffiliated third party on an arm’s length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

We have no employees and will rely heavily on our Manager to provide us with all necessary services. Certain of our executive officers also serve as officers of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

We will pay our Manager a management fee regardless of the performance of our investments. Our Manager’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt the market price of our common stock.

Our officers control the Company and we currently have no independent directors.

Our two executive officers are currently our only directors. In addition, our executive officers are also the executive officers of our Manager. This could lead to unintentional subjectivity in matters of corporate governance, especially in matters of compensation and related party transactions. We also do not benefit from the advantages of having any independent directors, including bringing an outside perspective on strategy and control, adding new skills and knowledge that may not be available within the Company, having extra checks and balances to prevent fraud and produce reliable financial reports. At such time that we have independent members of the Board of Directors, a majority will act upon conflicts of interest matters, including transactions between us and our Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

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Terminating the Management Agreement for unsatisfactory performance of our Manager or electing not to renew the Management Agreement may be difficult.

Termination of the Management Agreement with our Manager without cause is difficult and costly. During the initial five-year term of the Management Agreement, we may not terminate the Management Agreement except for cause. Our Board of Directors will review our Manager’s performance and, following the initial five-year term, the Management Agreement will be automatically renewed annually for an additional one-year term unless the agreement is terminated upon the affirmative vote of the Board of Directors based upon our Manager’s unsatisfactory performance that is materially detrimental to us. Our Manager will be provided 180 days’ prior notice of any such termination. Currently, because we have no independent directors and executive officers that are also officers of the Manager, there is no arm’s length relationship between our Manager, our Board of Directors, and our executive officers. At such time that we have independent members of the Board of Directors, a majority will act upon conflicts of interest matters, including transactions between us and our Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

Our Board of Directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our investment guidelines.

Our Manager will be authorized to follow very broad investment guidelines. Our Board of Directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review all of our proposed investments. In addition, in conducting periodic reviews, our Board of Directors may rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our Board of Directors. Our Manager will have great latitude within the broad parameters of our investment guidelines in determining the types and amounts of target assets it may decide are attractive investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results.

We will have no recourse to our Sponsor if it does not fulfill its obligations under the support agreement, and our recourse against our Manager if it does not fulfill its obligations under the Management Agreement will be limited to our termination of the Management Agreement.

Our Manager has no employees or separate facilities. As a result, our Manager has entered into a support agreement with our Sponsor pursuant to which our Sponsor will provide our Manager with the personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the Management Agreement in exchange for certain amounts payable by our Manager. Because we are not a party to the support agreement, we will not have any recourse to our Sponsor if it does not fulfill its obligations under the support agreement, or if our Sponsor and our Manager choose to amend or terminate the support agreement. Also, our Manager only has limited assets and our recourse against our Manager if it does not fulfill its obligations under the Management Agreement will likely be limited to our termination of the Management Agreement.

Our Manager’s liability is limited under the Management Agreement, and we have agreed to indemnify our Manager against certain liabilities. As a result, we could experience poor performance or losses for which our Manager would not be liable.

Pursuant to the Management Agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our Board of Directors in following or declining to follow its advice or recommendations. Under the terms of the Management Agreement, our Manager, its officers, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing services to our Manager will not be liable to us, any subsidiary of ours, our stockholders or partners or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Management Agreement pursuant to a final unappealable judgment. In addition, we will agree to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager that do not stem from a final unappealable judgment of bad faith, willful misconduct, gross negligence, or reckless disregard of duties that are performed in good faith in accordance with and pursuant to the Management Agreement.

Our management fee could fluctuate significantly and may be susceptible to market manipulation.

Our quarterly management fee is calculated based on our Market Capitalization as of the end of each quarter. Because our Market Capitalization is a function of the trading price of our shares, it is set by buying and selling activity in the open market and may fluctuate significantly, rising above or falling below the underlying value of our assets, for reasons unrelated to our operating performance. Our shares are thinly traded, so relatively small transactions could have a disproportionate effect on our trading price and, in turn, on our Market Capitalization and the fee payable to our Manager. These same characteristics create a potential for manipulation: because a higher Market Capitalization produces a higher fee, our Manager or other parties could have an incentive to influence our trading price, particularly near a quarter-end measurement date. To reduce, but not eliminate, this risk, we measure our Market Capitalization using the volume-weighted average price of our shares over the final 10 trading days of each quarter, or, if there have been no trades, the most recent closing price as reported by OTC Markets rather than the price on a single day. There can be no assurance that our Market Capitalization in any period will reflect the underlying value of our assets, or that the fee paid to our Manager will correspond to the value of the services it provides.

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Risks Related to Real Estate and Our Investments

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect the Company’s current and projected business operations and its financial condition and results of operations.

Actual events involving reduced or limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank, was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation as receiver. Although we did not have any cash or cash equivalent balances on deposit with Silicon Valley Bank, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all. Any decline in available funding or access to our cash and liquidity resources could, among other risks, adversely impact our ability to meet our operating expenses, financial obligations or fulfill our other obligations, result in breaches of our financial and/or contractual obligations or result in violations of federal or state wage and hour laws. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors not described above, could have material adverse impacts on our liquidity and our current and/or projected business operations and financial condition and results of operations.

Our commercial real estate and real estate-related assets will be subject to the risks typically associated with real estate.

Our commercial real estate and real estate-related assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including but not limited to:

•	failure to obtain the requisite government approvals for the development or renovation of our investments for a particular use or improvements;

•	natural disasters such as hurricanes, earthquakes and floods;

•	pandemics;

•	inflation;

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•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001 or those that have been carried out or inspired by ISIS and other radical terrorist groups;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental, ADA and other physical conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

These factors may have a material adverse effect on the value that we can realize from our assets.

Inflation may adversely affect our real estate operations.

We continue to monitor inflation as it may cause a rise in our operating expenses, future interest rates, and it may cause construction and maintenance costs to increase. Inflation could also have an adverse effect on consumer spending which could impact the willingness and ability of tenants to enter into leases on our properties. This in turn could materially adversely affect our business, financial condition, results of operations, and cash flow.

Inflation generally leads to higher interest rates, which could adversely affect our overall business and financial condition, including by reducing the fair value of our assets and adversely affecting our ability to obtain financing on favorable terms or at all, and negatively impacting the value of properties and the ability of prospective buyers to obtain financing for properties we wish to sell. This may affect our earnings results, reduce our ability to sell our assets, or reduce our liquidity. Furthermore, our business and financial results may be harmed by our inability to accurately anticipate developments associated with changes in, or the outlook for, interest rates.

Our Manager’s due diligence may not reveal all factors or risks affecting a property.

There can be no assurance that our Manager’s due diligence processes will uncover all relevant facts that would be material to an investment decision. Before making an investment, our Manager will assess the strength of the underlying properties and any other factors that it believes are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our Manager will rely on the resources available to it and, in some cases, investigations by third parties.

The actual rents we receive for the properties in our portfolio may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of our properties compared to other properties in our markets, we may be unable to realize our estimated market rents across the properties in our portfolio. In addition, depending on market rental rates at any given time as compared to expiring leases on properties in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates across our portfolio, then our ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our stockholders. In addition, the resale value of the property could be diminished because the market value of our properties will depend principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our stockholders’ investment.

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Further, a decline in general economic conditions in the markets in which our investments are located or in the U.S. generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of our properties or include renewal options that specify a maximum rate increase. These leases often provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution could be lower than if we did not enter into long-term leases.

Certain properties that we acquire may not have efficient alternative uses and we may have difficulty leasing them to new tenants and/or have to make significant capital expenditures to get them to do so.

Certain of our properties may be difficult to lease to new tenants, should the current tenant terminate or choose not to renew its lease. These properties generally have received significant tenant-specific improvements and only very specific tenants may be able to use such improvements, making the properties very difficult to re-lease in their current condition. Additionally, an interested tenant may demand that, as a condition of executing a lease for the property, we finance and construct significant improvements so that the tenant could use the property. This expense may decrease cash available for distribution, as we likely would have to (i) pay for the improvements up-front or (ii) finance the improvements at potentially unattractive terms.

We depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to pay dividends to our stockholders.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of dividends paid out to you.

We expect to acquire primarily qualified opportunity zone investments, with a focus on markets with favorable risk-return characteristics. If our investments in these geographic areas experience adverse economic conditions, our investments may lose value and we may experience losses.

We expect to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of qualified opportunity zone investments with a focus on markets where we feel that the risk-return characteristics are favorable. These investments will carry the risks associated with certain markets where we end up acquiring properties. As a result, we may experience losses as a result of being overly concentrated in certain geographic areas. A worsening of economic conditions in U.S. markets and, in particular, the markets where we end up acquiring properties, could have an adverse effect on our business and could impair the value of our collateral.

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Prospective investment opportunities will be in low income areas.

Investment opportunities will primarily include projects and initiatives located in low-income areas, including, without limitation, low-income housing developments and businesses located in low income areas. There are significant risks associated with the ownership of these projects and initiatives. There may be federal, state and local governmental regulatory restrictions on the operation, rental and transfer of these investments, such as the requirement that the owners of the investments rent or sell certain residential units to persons or families of low or moderate income and that the amount of rent that may be charged for these units may be less than market rates. These restrictions may adversely affect economic performance relative to properties that are not subject to these restrictions. For example, selling property that is subject to affordable housing regulatory restrictions may limit its sale price, and accordingly adversely impact the Company’s investment performance. In addition, the long-term nature of investments in government-assisted housing limits the ability of the Company to vary its portfolio in response to changing economic, financial and investment conditions; these properties are also subject to changes in local economic circumstances and housing patterns, as well as rising operating costs, vacancies, rent collection difficulties, energy shortages and other factors which have an impact on real estate values. These properties also require greater management expertise and may have higher operating expenses than conventional housing projects. Properties in low-income areas may also (a) be in an early stage of development and not have a proven operating history, (b) be operating at a loss or have significant variations in operating results, (c) be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence, (d) require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, (e) rely on the services of a limited number of key individuals, the loss of any of whom could significantly adversely affect a project’s performance, (f) face intense competition, including competition from companies and projects with greater financial resources, more extensive development, marketing and other capabilities, and a larger number of qualified management and technical personnel, (g) utilize innovative and untested operational and business strategies, including new business partnerships and teams, and (h) otherwise have a weak financial condition or be experiencing financial difficulties that could result in insolvency, liquidation, dissolution, reorganization or bankruptcy of the project. Further, there is often less publicly available information concerning these properties than for larger, more established businesses. These risks may adversely affect the performance of the properties and result in substantial losses. Furthermore, many of the risks associated with investing in real estate may be exacerbated in connection with properties in low-income areas. A downturn in the economy may impact the success of businesses in low-income areas and the operations of tenants in low-income areas. Businesses in which the Company has invested may experience declining revenues or file for bankruptcy. In addition, tenants in properties held by the Company may experience declining revenues, vacate the premises early, or file for bankruptcy, which could reduce a tenant’s ability to pay base rent, percentage rent or other charges. Further, the Company’s ability to re-lease vacant spaces may be negatively impacted by the economic environment. As a result, a downturn in the economy could have a material adverse effect on the Company’s performance.

We may make investments in Distressed or Troubled Assets including Turnaround Situations.

The Company may make substantial investments in non-performing, underperforming, or other troubled assets, which involve a high degree of financial risk and are experiencing or are expected to experience severe financial difficulties, which may never be overcome and, as a result, may lead to a loss of some or all of the Company’s investment. These investments may have been originated by financial institutions that are insolvent, in serious financial difficulty, or no longer in existence; and, as a result, the standards by which these investments were originated, the recourse to the selling institution, or the standards by which these investments are being serviced or operated may be adversely affected. In addition, certain of the Company’s investments may become subject to compromise and/or discharge under the U.S. Bankruptcy Code (the “Bankruptcy Code”). Entities that later file for relief as debtors in proceedings under Chapter 11 of the Bankruptcy Code may, in certain circumstances, be subject to litigation which could further impair value. Under certain circumstances, payments to the Company and distributions by the Company to Stockholders may be reclaimed in these proceedings if any payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment or the equivalent under the laws of certain jurisdictions. Bankruptcy laws may delay the ability of the Company to realize on collateral for loan positions held by it or may adversely affect the priority of the loans through doctrines such as equitable subordination. Bankruptcy laws may also result in a restructuring of the debt without the Company’s consent under the “cramdown” provisions of the bankruptcy laws and may also result in a discharge of all or part of the debt without payment to the Company. In addition, a property or entity involved in a turnaround situation entails significant risks if the Company’s evaluation of the anticipated outcome of the situation should prove incorrect. Furthermore, an investment in a property or entity involved in a turnaround situation may be adversely impacted if the Company’s evaluation of the timing of the outcome should prove incorrect.

Any labor relations discord or work stoppage could negatively affect our investment returns.

Certain properties, companies or businesses which the Company may operate or in which the Company may invest may have unionized work forces or employees who are covered by a collective bargaining agreement, which could subject its activities and labor relations matters to complex laws and regulations relating unionized work forces. Moreover, a business’s operations and profitability could suffer if it experiences labor relations problems. Upon the expiration of any collective bargaining agreements, these properties, companies or businesses may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of a business’s facilities could have a material adverse effect on its business, results of operations and financial condition. Any problems may also adversely affect the Company’s ability to implement its investment objectives.

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If any of our significant tenants were adversely affected by a material business downturn or were to become bankrupt or insolvent, our results of operations could be adversely affected.

General and regional economic conditions may adversely affect our major tenants and potential tenants in our markets. Our major tenants may experience a material business downturn, which could potentially result in a failure to make timely rental payments and/or a default under their leases. In many cases, through tenant improvement allowances and other concessions, we will have made substantial up-front investments in the applicable leases that we may not be able to recover. In the event of a tenant default, we may experience delays in enforcing our rights and may also incur substantial costs to protect our investments.

The bankruptcy or insolvency of a major tenant or lease guarantor may adversely affect the income produced by our properties and may delay our efforts to collect past due balances under the relevant leases and could ultimately preclude collection of these sums altogether. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages that is limited in amount and which may only be paid to the extent that funds are available and in the same percentage as is paid to all other holders of unsecured claims.

If any of our significant tenants were to become bankrupt or insolvent, suffer a downturn in their business, default under their leases, fail to renew their leases or renew on terms less favorable to us than their current terms, our results of operations and cash flow could be adversely affected.

We intend to enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with affiliates of our Sponsor and Manager.

All of our assets are and will continue to be held by, and all of our operations are and will continue to be conducted through one or more operating companies (each an “Operating Company” and together the “Operating Companies”), either directly or indirectly through subsidiaries. To further diversify our investment portfolio, we also intend to enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with affiliates of our Sponsor and Manager, or its affiliates, (collectively referred to as the “Park View Group”), as well as independent developers and owners.

We anticipate acquiring an interest in properties where a member of the Park View Group will act as general partner or co-general partner, manager or co-manager, developer or co-developer, or any of the foregoing, substantially all of which will be structured in one of the following formats:

•	A member of the Park View Group will act as the general partner, manager or managing member of a joint venture in which our Operating Companies, directly or indirectly through subsidiaries, will participate as limited partners or non-managing members, and a member of the Park View Group will act as the developer of the projects owned by the joint venture.

•	A member of the Park View Group will act as the general partner, manager or managing member of joint ventures in which subsidiaries of our Operating Companies will participate as limited partners or non-managing members. A member of the Park View Group will partner with local developers to create satellite offices, which will act as the developer for multiple joint venture projects with our Operating Companies, directly or indirectly through subsidiaries, within specific regions of the United States and its territories.

•	Our Manager or a member of Park View Group will set up exclusive programmatic joint ventures with experienced regional developers to co-invest and co-develop in one or more projects within specific regions of the United States and its territories. A member of the Park View Group will act as the general partner, manager or managing member of the programmatic joint ventures with subsidiaries of our Operating Companies participating limited partners or non-managing members.

•	Our Manager or a member of the Park View Group will enter into joint ventures with experienced local developers to co-invest and co-develop projects on a deal-by-deal basis. A member of the Park View Group will act as the general partner, manager or managing member of the joint ventures with subsidiaries of our Operating Companies participating as limited partners or non-managing members. A member of the Park View Group will act as the co-developer of projects with the joint venture partners and developers.

•	Our Manager or a member of the Park View Group will enter into joint ventures with independent third-party experienced local developers to co-invest and co-develop on our behalf. Typically, the joint venture partners and developers will act as the general partner or managing member for the joint ventures with subsidiaries of our Operating Companies participating as limited partners or non-managing members.

We do not anticipate members of the Park View Group making any capital commitments to, or cash investments in, any of our joint venture investments. In addition, any membership interests that members of the Park View Group hold in our joint venture investments in their capacity as a general partner, manager or managing member will be exempt from paying any promotes.

Under these joint venture arrangements, members of the Park View Group, their development affiliates and co-development partners will be entitled to receive project level fees, reimbursement by the joint ventures for fees and expenses, on a deal-by-deal basis and other fees. For a detailed description of our anticipated joint venture, partnerships, co-tenancies and other co-ownership arrangements, see “Investment Objectives and Strategies—Opportunity and Market Overview—Joint Venture and Other Co-Ownership Arrangements” for additional details regarding our joint ventures, partnerships, co-tenancies and other co-ownership arrangements.

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We may make a substantial amount of joint venture investments, including with affiliates of our Manager and Sponsor, such as members of the Park View Group. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.

We may co-invest in joint ventures with affiliates of our Manager and Sponsor, including members of the Park View Group, or third parties in partnerships or other entities that own real estate properties. We may acquire non-controlling interests in joint ventures. Even if we have some control in a joint venture, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.

If we have a right of first refusal to buy out a joint venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a joint venture partner subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. In some joint ventures we may be obligated to buy all or a portion of our joint venture partner’s interest in connection with a crystallization event, and we may be unable to finance such a buy-out when such crystallization event occurs, which may result in interest or other penalties accruing on the purchase price. If we buy our joint venture partner’s interest, we will have increased exposure in the underlying investment. The price we use to buy our joint venture partner’s interest or sell our interest is typically determined by negotiations between us and our joint venture partner and there is no assurance that such price will be representative of the value of the underlying property or equal to our then-current market valuation of our interest in the joint venture. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our joint venture partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with affiliates of our Manager and Sponsor, including members of the Park View Group, may also entail further conflicts of interest. Some additional risks and conflicts related to our joint venture investments (including joint venture investments with our Manager, Sponsor and members of the Park View Group) include:

•	the joint venture partner may have economic or other interests that are inconsistent with our interests, including interests relating to the financing, management, operation, leasing or sale of the assets purchased by such joint venture;
•	tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner may cause it to want to take actions contrary to our interests;
•	the joint venture partner may have joint control of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours;
•	under the joint venture arrangement, neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of us;
•	under the joint venture arrangement, we and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we may be forced to sell our investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in our best interest to do so; and

•	our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such other vehicle not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time.

Furthermore, we may have conflicting fiduciary obligations if we acquire properties with our affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Actions of any co-investment partners that we may have in the future could reduce the returns on co-investment investments and decrease our stockholders’ overall return.

We may enter into co-investments to acquire properties and other assets. We may also purchase and develop properties in co-investments or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

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•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be delegated certain “day-to-day” property operating procedures;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for dividends to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to effectively manage, insure, bond over, or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to pay dividends and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

We expect that all of our properties will be subject to Phase I environmental assessments at the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment.

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Costs associated with complying with the Americans with Disabilities Act may decrease available cash.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce our net income and the amount of cash available for dividends to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our stockholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pandemics, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incur a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured or under insured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured or under insured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower dividends to you.

Natural disasters, severe weather and the physical and regulatory effects of climate change could adversely affect our properties, our costs and our returns.

Our properties may be located in areas that are subject to natural disasters and severe weather, such as hurricanes, storms, flooding, wildfires, drought and extreme temperatures, the frequency and severity of which may be exacerbated by climate change. Such events could damage our properties, disrupt operations at our properties, reduce tenant demand and require significant expenditures for repair or reconstruction, and any related losses may be uninsured or underinsured. In addition, insurance premiums for coverage against such events may increase significantly, or such coverage may become unavailable on commercially reasonable terms. Changes in federal, state and local legislation and regulation relating to climate change, including building codes and energy efficiency requirements, could require us to make costly improvements to our properties and could increase our operating costs. Any of the foregoing could reduce our cash flow and adversely affect the value of our investments and your investment in us.

Cybersecurity incidents and other disruptions of information technology systems could materially and adversely affect our business.

We rely on information technology systems and networks, including systems operated by our Manager, our Sponsor and third-party service providers, in connection with our operations, our financial reporting and the maintenance of our books and records, including the personal information of our investors. These systems may be vulnerable to damage or interruption from cybersecurity attacks, computer viruses, unauthorized access, human error, natural disasters, power outages and other events. A security breach or other significant disruption could result in the misappropriation of our assets, our proprietary information or the personal information of our investors, the corruption or loss of data, the interruption of our business operations, remediation costs, regulatory scrutiny, litigation, reputational harm and other adverse consequences. The measures that we and our service providers take to protect these systems may not be sufficient to prevent all incidents, and any insurance we maintain may not cover all resulting losses. The occurrence of any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type and expected duration of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

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Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate, (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests or (3) certain other offsetting positions, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties and other investments for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market capitalization rates, increases in market vacancy, or decreases in market rents.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the dividends available to our stockholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash dividends to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

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Risks Related to this Offering and Our Corporate Structure

Investors in this offering may purchase shares at a higher price than the price of shares at the time of closing and will not have the right to withdraw their subscription, even if the price decreases.

We set our offering price at $100.00 per share of common stock, which is the purchase price of our common stock as of the date this offering circular is qualified by the SEC. In the future we may amend the offering price of our shares to reflect material changes in the fund by amending this document with the SEC. We may pursue an adjusted offering price at the sole discretion of our Board of Directors. We also need to maintain our status as a qualified opportunity fund, and ensure that at least 90% of our assets consist of “qualified opportunity zone property” (the “90% Asset Test”), which may result in postponing the acceptance of some or all of the investor subscription payments until the following quarter. Because we base the purchase price for the shares of our common stock on the date on which the investor’s subscription is initially submitted, it is possible that the applicable purchase price is higher than the price of the shares at the Closing Date (defined further below).

Subscriptions in this offering will be accepted or rejected within 15 days of receiving the subscription. However, if a subscription is accepted, such funds will remain in escrow until the Closing Date, which will occur no less often than quarterly.

During the period of time between the initial submission of an investor’s subscription and determination of acceptance, such subscription funds will remain in escrow for 15 days. Additionally, once an investor’s subscription is accepted, such funds will remain in escrow until the Closing Date, which will occur no less often than quarterly. During such time periods, the investors will not have the right to withdraw their commitment or receive a return of their subscription payment from the Company prior to the acceptance of their subscription agreement or prior to the Closing Date, subject to the Company’s discretion. Additionally, the investors will have no rights as stockholders of the Company, including voting and dividend rights, until the next Closing Date after their subscription agreements have been accepted by the Company.

Our shares are quoted on the OTC Market under the symbol PVOZ; however, it may be difficult for you to sell your shares and, if you are able to sell your shares, you may have to sell them at a substantial discount to the offering price.

We are not required to effectuate a liquidity event by any specific date. In addition, our charter does not require us to list our shares for trading on a securities exchange by a specified date or at all. Any subsequent sale of shares of our common stock must comply with applicable state and federal securities laws. Our charter prohibits the ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock, unless exempted by our Board of Directors, which may inhibit large investors from desiring to purchase your shares. In addition, our charter contains certain restrictions on the beneficial ownership of shares in order to avoid being deemed “plan assets” under Title I of ERISA. See “Description of Capital Stock and Certain Provisions of Maryland Law, our Charter and Bylaws—Restrictions on Ownership of Shares.”  As a result of the foregoing, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may have to sell them at a discount to their offering price. It is also likely that your shares will not be accepted as the primary collateral for a loan. As a publicly traded company we do not offer a share repurchase or redemption program. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

Our common stock is thinly traded, and the market price of our shares may be volatile and may not reflect the value of our assets.

Only a small number of shares of our common stock are currently outstanding, and trading in our shares on the OTC Market has been limited and sporadic. A thinly traded stock can be more volatile than stock that trades in an active public market, and sales of even a small number of shares may significantly affect the market price of our common stock. As a result, the market price of our shares at any given time may not accurately reflect the value of our underlying assets, and you may be unable to sell your shares at or above the price you paid for them. In addition, because the quarterly management fee payable to our Manager is calculated based on our Market Capitalization, fluctuations in our share price will also affect the fees we pay to our Manager. See “Risk Factor—Our management fee could fluctuate significantly and may be susceptible to market manipulation.”

The ownership limits that apply to REITs, as prescribed by the Code and by our charter, limit the number of shares a person may own, which may inhibit market activity in shares of our common stock and restrict our business combination opportunities.

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Code, our charter prohibits a person from directly, beneficially or constructively owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock, unless exempted by our Board of Directors. These 9.8% ownership limitations will apply as of the first date of the second taxable year for which we elect to be treated as a REIT. However, our charter will also prohibit any actual, beneficial or constructive ownership of our shares that causes us to fail to qualify as a REIT (including any ownership that would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such) and such ownership limitation shall not be waived. In addition, our charter will prohibit a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such. Our Board of Directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the 9.8% ownership limits or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. These restrictions may have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock or otherwise be in the best interest of our stockholders.

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Our charter permits our Board of Directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our Board of Directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our Board of Directors could authorize the issuance of preferred stock with priority as to dividends and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. In connection with the foregoing, following completion of this offering, to the extent necessary to assist us in obtaining a sufficient number of stockholders to meet certain of the qualification requirements for taxation as a REIT under the Code, we may undertake to issue and sell up to approximately 125 shares of a new series of preferred stock in a private placement to up to approximately 125 investors who qualify as “accredited investors” (as that term is defined in Rule 501(a) of Regulation D under the Securities Act). The preferred stock is expected to be perpetual, pay an annual market dividend for securities of this type and be redeemable by us at a premium to the aggregate liquidation value.   For example, if we issue 125 shares of preferred stock with a liquidation price of $1,000 per share and an annual dividend of 12.5%, we would raise additional capital of $125,000 and be required to be pay or set aside for payment, in the aggregate, approximately $15,625 annually, before any distributions on shares of our common stock could be made.

Our stockholders’ interest will be diluted if we issue additional shares, which could reduce the overall value of their investment.

Potential investors in this offering will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 10,000,000 shares of capital stock, of which 9,000,000 shares are designated as common stock and 1,000,000 shares are designated as preferred stock. We may only issue up to $73,811,300 in shares of common stock pursuant to this offering in any 12-month period (although we may raise capital in other ways). Our Board of Directors may increase the number of authorized shares of capital stock without stockholder approval. From time to time, our Board of Directors may elect to (i) sell additional shares in this or future offerings; (ii) issue equity interests in private offerings; (iii) issue additional shares of our capital stock as compensation, to extinguish debt and for other purposes, all of which can be dilutive to our stockholders. To the extent we issue additional equity interests after your purchase in this offering your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the book value per share and fair value of your shares and in the earnings and dividends per share.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act of 1940.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Our stockholders will have limited voting rights and will not have control over changes in our policies and operations, which increases the uncertainty and risks our stockholders face.

Our Manager and/or our Board of Directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and dividends. Our Manager and/or our Board of Directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our Manager’s and/or our Board of Directors’ broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.

The Board is authorized to revoke the Company’s REIT election without stockholder approval.

Our charter authorizes the Board to elect not to be a REIT, or to revoke or otherwise terminate any future REIT election, without the approval of Stockholders, if it determines that it is no longer in the Company’s best interests to qualify as a REIT. The Board has duties to the Company and could only cause such changes in the Company’s tax treatment if it determines in good faith that the changes are in the best interest of the Company. In this event, the Company would become subject to U.S. federal, state and local income tax on the Company’s taxable income and the Company would no longer be required to distribute most of the Company’s net income to Stockholders, which may cause a reduction in the total return to Stockholders.

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If funding becomes unavailable, we may be unable to complete contractual obligations or planned property improvements.

The availability of both equity and debt financing can change rapidly. We may face situations where access to financing is less than we anticipated. Restricted access to capital markets could lead to additional costs if it causes us to have difficulty fulfilling contractual obligations or leaves us unable to complete the improvement of a property in a timely manner.

The offering price of our shares was not established in reliance on a valuation of our assets and liabilities; the actual value of your investment may be substantially less than what you pay.

We established the offering price of our shares at $100.00 per share on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. This price has been arbitrarily determined by the Manager and may be adjusted from time to time based on many subjective estimates including, market sentiment and trends for commercial real estate, future occupancy rates, economic outlook for the communities we invest in and more.

If we are required to file a post-qualification amendment after the date of the Offering Circular we may be delayed in our ability to sell shares pursuant to this Offering Circular.

Pursuant to the rules of Regulation A, we are required to file a post-qualification amendment to reflect any facts or events arising after the qualification date of this Offering Circular (or the most recent post-qualification amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein. We also may be required to suspend ongoing offerings and sales of shares of common stock under this Offering Circular until such post-qualification amendment is qualified by the Commission. If we are required to suspend our sales and offerings for an extended amount of time pending qualification by the Commission, our financial performance could be adversely affected.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our Board of Directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their shares in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation, or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our Board of Directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Capital Stock and Certain Provisions of Maryland Law, Our Charter and Bylaws —Business Combinations” and “Description of Capital Stock and Certain Provisions of Maryland Law, Our Charter and Bylaws —Control Share Acquisitions.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the noncomplying stockholder will be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

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The Company’s bylaws designate the Circuit Court for Baltimore City, Baltimore, Maryland (or in some cases, other federal courts in Maryland) as the sole and exclusive forum for certain disputes between the Company and its stockholders, which could limit its stockholders’ ability to choose the judicial forum for certain proceedings relating to the Company.

The Company’s bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Baltimore, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland in Baltimore, Maryland) will, to the fullest extent permitted by law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of the Company;

•	any action asserting a claim of breach of any duty owed by any director, officer or other employee of the Company, to the Company, or its stockholders;

•	any action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the MGCL or the charter or bylaws of the Company;

•	any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine; and

•	any other action asserting a claim of any nature brought by or on behalf of any stockholder, is such stockholder’s capacity as such, of the Company, which means any stockholder of record or any beneficial owners of stock of the Company either on his, her or its own behalf or on behalf of any series or class of shares of stock of the Company or any group of stockholders of the Company) against the Company or any director or officer or other employee of the Company.

The portion of our forum selection bylaw designating the Circuit Court for Baltimore City, Baltimore, Maryland as the exclusive forum for certain claims would not apply to claims brought to enforce a duty or liability created by the Exchange Act, as such claims fall under the exclusive jurisdiction of the federal courts, however the portion of our forum selection bylaw designating the United States District Court for the District of Maryland, in Baltimore, Maryland would apply to any such claims. Our forum selection bylaw would apply to claims brought to enforce a duty or liability created by the Securities Act. Our forum selection bylaw does not relieve us of our duties to comply with, and our stockholders cannot waive our compliance with, the federal securities laws and the rules and regulations thereunder. Moreover, there is uncertainty as to whether a court would enforce our forum selection bylaw, with respect to claims brought under the federal securities laws or otherwise. This forum selection bylaw may limit our stockholders’ ability to bring a claim in a judicial forum that it finds favorable or cost-efficient for disputes with the Company, or any of its directors, officers or other employees, which may discourage lawsuits with respect to such claims.

The Company may not achieve the intended benefits of having a forum selection bylaw if it is found to be unenforceable.

The Company’s bylaws include a forum selection bylaw as described above. However, the enforceability of similar forum selection bylaws in other companies’ bylaws or similar governing documents has been challenged in legal proceedings, and it is possible that in connection with any action a court could find the forum selection bylaw contained in the Company’s bylaws to be inapplicable or unenforceable in such action. If a court were to find the forum selection bylaw contained in the Company’s bylaws to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect the Company’s business, financial condition and results of operations.

Breaches of our data security could materially harm us, including our business, financial performance and reputation.

We collect and retain certain personal information provided by our actual and prospective investors during the subscription process, as well as our tenants and employees. Security measures we have implemented to protect the confidentiality of this information and periodically review and improve our security measures may not prevent unauthorized access to this information. Any breach of our data security measures and loss of this information may result in legal liability and costs (including damages and penalties), as well as damage to our reputation, that could materially and adversely affect us, including our business and financial performance.

Risks Related to Compliance and Regulation

We are offering shares of our common stock pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make shares of our common stock less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make an investment in shares of our common stock less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of shares of our common stock, we may be unable to raise the funds necessary to develop a diversified portfolio of real estate investments, which could severely affect the value of shares of our common stock.

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Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $73,811,300 in any 12-month period under the offering (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We have elected to use the extended transition period for complying with new or revised accounting standards under part F/S of Regulation A.

We intend to elect to use the extended transition period for complying with new or revised accounting standards under part F/S of Regulation A, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We will incur costs associated with our public company reporting requirements under Regulation A. We also anticipate that we will incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as rules and regulations implemented by the SEC. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Furthermore, these rules and regulations could make it more difficult or costlier for us to obtain certain types of insurance, including director and officer liability insurance, and we may be compelled to self-insure or forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Relaxed Ongoing Reporting Requirements

Currently, we are required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for reporting companies that qualify as “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

If we become subject to the reporting requirements pursuant to the Exchange Act in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act). For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Laws intended to prohibit money laundering may require our Sponsor to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require our Manager or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of shares of our common stock to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective stockholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective stockholder to produce any information required for verification purposes, an application for, or transfer of, shares of our common stock may be refused. We will not have the ability to reject a transfer of shares of our common stock where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our charter, are satisfied.

Non-United States investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity.”

Except with respect to a “qualified foreign pension plan” or a non-United States person that is a “qualified stockholder”, a non-United States person disposing of a United States real property interest, including shares of a United States corporation whose assets consist principally of United States real property interests, is generally subject to a tax under the Foreign Investment in Real Property Trust Act, or FIRPTA, on the gain recognized on the disposition of such interest. FIRPTA does not apply, however, to the disposition of shares in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five-year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-United States holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a non-United States investor that is not a “qualified foreign pension plan” or a “qualified stockholder” on a sale of our common stock would be subject to FIRPTA unless our common stock was regularly traded on an established securities market and the non-United States investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

Our executive officers, Michael Kelley and Elizabeth Kelley, are executive officers of our Manager. All of the agreements and arrangements between us and our Manager or its affiliates, including those relating to compensation, are not the result of arm’s length negotiations with an unaffiliated third party. Some of the conflicts inherent in our transactions with our Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. We, our Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on dividends to stockholders and the value of shares of our common stock. We have adopted a conflicts of interest policy and certain conflicts will be reviewed by the independent members of our Board of Directors (defined below); however, we do not currently have any independent directors. See “Conflicts of Interest and Related Party Transactions—Certain Conflict Resolution Measures” and “Our Policies Relating to Conflicts of Interest”.

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The interests of our Manager, the principals and its other affiliates may conflict with your interests.

The Management Agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of our Manager, the principals and its other affiliates. This risk is increased by our Manager being controlled by Michael Kelley and Elizabeth Kelley, who are expected to sponsor and participate, directly or indirectly, in other offerings by our Sponsor and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

•	the Manager, its principals and/or its other affiliates may offer other real estate investment opportunities, including additional offerings similar to this offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

•	Manager, the principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits, returns, fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

•	we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third party on an arm’s length basis; and

•	the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

Conflicts of interest exist or could arise in the future between the interests of our stockholders and the interests of holders of Operating Partnership units, which may impede business decisions that could benefit our stockholders.

Conflicts of interest exist or could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and the Operating Partnership or any partner thereof, on the other. Our directors and our Manager have duties to our company under applicable Maryland law in connection with their management of our company. At the same time, Park View Investments LLC, as the general partner in our Operating Partnership, has fiduciary duties and obligations to the Operating Partnership and its limited partners under Delaware law and the partnership agreement of the Operating Partnership in connection with the management of the Operating Partnership. Park View Investments LLC’s fiduciary duties and obligations as general partner to the Operating Partnership and its partners may come into conflict with the duties of our directors and our Manager to our company.

As our Sponsor establishes additional real estate funds and other investment vehicles in the future, there may be conflicts of interests among the various other investment vehicles, which may result in opportunities that would otherwise benefit us being allocated to the other offerings.

Our Sponsor in the future expects to establish and sponsor additional real estate funds, as well as other potential investment vehicles (including funds, REITs and separate accounts). Any future investment vehicles may, have investment criteria similar to ours. If a sale, financing, investment or other business opportunity would be suitable for more than one fund or other investment vehicle, our Manager’s investment committee will allocate it according to the policies and procedures adopted by our Manager. Any allocation of this type may involve the consideration of a number of factors that our Manager may determine to be relevant. Except under any policies that may be adopted by our Manager or our Sponsor in the future, no other investment vehicle sponsored by our Sponsor will have any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any other investment vehicle sponsored by our Sponsor;

•	doing business with any potential or actual tenant, investor, lender, purchaser, supplier, customer or competitor of any other investment vehicle sponsored by our Sponsor;

•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, investors, lenders, purchasers, suppliers or customers of any other investment vehicle sponsored by our Sponsor;

•	establishing material commercial relationships with any other investment vehicle sponsored by our Sponsor; or

•	making operational and financial decisions that could be considered to be detrimental to any other investment vehicle sponsored by our Sponsor.

In addition, any decisions by our Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one other investment vehicle more than another investment vehicle or limit or impair the ability of any other investment vehicle to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one other investment vehicle that such arrangements or agreements include or not include any other investment vehicle. Any of these decisions may benefit one other investment vehicle more than another investment vehicle.

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Risks Related to Sources of Financing and Hedging

We may incur significant debt, which may subject us to increased risk of loss and may reduce cash available for dividends to our stockholders.

Subject to market conditions and availability, we may incur significant debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. The percentage of leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders, debt restrictions contained in those financing arrangements and the lenders’ and rating agencies’ estimate of the stability of our investment portfolio’s cash flow. Our targeted aggregate property-level leverage, excluding any debt at the REIT level or on assets under development or renovation, after we have acquired a substantial portfolio of stabilized properties, is between 30-70% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring, constructing and/or renovating our investments, we may employ greater leverage on individual assets. Our Manager may from time to time modify our leverage policy in its discretion. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

•	our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in (a) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (b) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements or pay dividends of excess cash flow held in reserve by such financing sources, and/or (c) the loss of some or all of our assets to foreclosure or sale;

•	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;

•	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, stockholder dividends or other purposes; and

•	we are not able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all. There can be no assurance that a leveraging strategy will be successful.

Any lending facilities will likely impose restrictive covenants.

Any lending facilities which we enter would be expected to contain customary negative covenants and other financial and operating covenants that, among other things, may affect our ability to incur additional debt, make certain investments or acquisitions, reduce liquidity below certain levels, pay dividends to our stockholders, redeem debt or equity securities and impact our flexibility to determine our operating policies and investment strategies. For example, such loan documents may contain negative covenants that limit, among other things, our ability to repurchase our common stock, distribute more than a certain amount of our net income or funds from operations to our stockholders, employ leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens, and enter into transactions with affiliates (including amending the Management Agreement with our Manager in a material respect). If we fail to meet or satisfy any such covenants, we would likely be in default under these agreements, and the lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. We could also become subject to cross-default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral and foreclosure rights upon default. Further, such restrictions could also make it difficult for us to satisfy the qualification requirements necessary to maintain our status as a REIT.

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Interest rate fluctuations could increase our financing costs and reduce our ability to generate income on our investments, each of which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments.

Our primary interest rate exposures will relate to the yield on our investments and the financing cost of our debt, as well as our interest rate derivatives that we utilize for hedging purposes. Changes in interest rates will affect our net interest income, which is the difference between the income we earn on our investments and the interest expense we incur in financing these investments. Interest rate fluctuations resulting in our interest expense exceeding income would result in operating losses for us. Changes in the level of interest rates also may affect our ability to invest in investments, the value of our investments and our ability to realize gains from the disposition of assets.

To the extent that our financing costs will be determined by reference to floating rates, such as the Secured Overnight Financing Rate (SOFR) or a Treasury index, plus a margin, the amount of such costs will depend on a variety of factors, including, without limitation, (a) for collateralized debt, the value and liquidity of the collateral, and for non-collateralized debt, our credit, (b) the level and movement of interest rates, and (c) general market conditions and liquidity. In a period of rising interest rates, our interest expense on floating rate debt would increase, while any income we earn may not compensate for such increase in interest expense.

Our operating results will depend, in part, on differences between the income earned on our investments, net of credit losses, and our financing costs. For any period during which our investments are not match-funded, the income earned on such investments may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments.

Any bank credit facilities and repurchase agreements that we may use in the future to finance our assets may require us to provide additional collateral or pay down debt.

We may utilize bank credit facilities or repurchase agreements (including term loans and revolving facilities) and/or guarantee arrangements to finance our assets if they become available on acceptable terms. Such financing arrangements, including any guarantees, would involve the risk that the market value of any investments pledged by us to the provider of the bank credit facility or repurchase agreement counterparty may decline in value, in which case the lender may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, the lender could accelerate our indebtedness or enforce our guarantee, increase the interest rate on advanced funds and terminate our ability to borrow funds from it, which could materially and adversely affect our financial condition and ability to implement our investment strategy. In addition, if the lender files for bankruptcy or becomes insolvent, our loans and guarantees may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could restrict our access to bank credit facilities and increase our cost of capital. The providers of bank credit facilities and repurchase agreement financing may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. If we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

There can be no assurance that we will be able to obtain additional bank credit facilities or repurchase agreements on favorable terms, or at all.

We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties.

When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

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Our access to sources of financing may be limited and thus our ability to grow our business and to maximize our returns may be adversely affected.

Subject to market conditions and availability, we may incur significant debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. We may also issue additional debt or equity securities to fund our growth.

Our access to sources of financing will depend upon a number of factors, over which we have little or no control, including:

•	general economic or market conditions;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential; and

•	our current and potential future earnings and cash dividends.

We will need to periodically access the capital markets to raise cash to fund new investments. Unfavorable economic or capital market conditions may increase our funding costs, limit our access to the capital markets or could result in a decision by our potential lenders not to extend credit. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any. In addition, uncertainty in the capital and credit markets could adversely affect one or more private lenders and could cause one or more of our private lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, if regulatory capital requirements imposed on our private lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. No assurance can be given that we will be able to obtain any such financing on favorable terms or at all.

Hedging instruments often are not traded on regulated exchanges or guaranteed by an exchange or its clearing house, and involve risks and costs that could result in material losses.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates, we may increase our hedging activity and thus increase our hedging costs. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges or guaranteed by an exchange or its clearing house. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price.

Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in significant losses.

Taxation Risks

Your investment has various tax risks.

Although the provisions of the Code generally relevant to an investment in shares of our common stock are described in “U.S. Federal Income Tax Considerations,” we urge you to consult your tax advisor concerning the effects of United States federal, state, local and non-U.S. tax laws to you with regard to an investment in shares of our common stock.

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REIT Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution and would adversely affect the timing, amount, and character of dividends to stockholders.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, dividends of our income, the nature and diversification of our income and assets, and other tests imposed by the Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, dividends to stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to pay dividends. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable taxes. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as a REIT, see “U.S. Federal Income Tax Considerations.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to pay dividends to our stockholders.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will generally be subject to federal corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which dividends we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income, and 100% of our undistributed income from prior years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•	If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries (TRSs) or we qualified for a “safe harbor” under the Code.

We intend to pay dividends to our stockholders to comply with the REIT requirements of the Code.

REIT distribution requirements could adversely affect our ability to execute our business plan or our liquidity and may force us to borrow funds during unfavorable market conditions.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our taxable income including any net capital gain. We intend to make distributions to our stockholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments (including, for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our common stock. In such cases our stockholders may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply.

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Dividends payable by REITs generally do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our common stock.

The maximum regular U.S. federal income tax rate for certain qualified dividends payable to U.S. holders of U.S. corporate stock that are individuals, is currently 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore are subject to regular U.S. federal income tax rates on ordinary income of a noncorporate U.S. holder (currently at a maximum rate of 37.0%). Such dividends are also not eligible for the dividends received deduction generally available to corporations with respect to dividends from U.S. corporations. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets, and the amounts we distribute to our stockholders. We may be required to pay dividends to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our stockholders’ investment.

If we fail to invest a sufficient amount of the net proceeds from selling our common stock in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our common stock in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common stock in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations.”

Our ability to provide certain services to our tenants may be limited by the REIT rules, or may have to be provided through a taxable REIT subsidiary.

As a REIT, we generally cannot hold interests in rental property where tenants receive services other than services that are customarily provided by landlords, nor can we derive income from a third party that provides such services. If services to tenants at properties in which we hold an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions. However, we can provide such non-customary services to tenants or share in the revenue from such services if we do so through a taxable REIT subsidiary (“TRS”), though income earned through the TRS will be subject to corporate income taxes.

If we form a TRS, our overall tax liability could increase.

Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that we could not participate in, that operating income will be fully subject to income tax. The after-tax net income of any TRS would be available for distribution to us, however any dividends received by us from our domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test.

Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with such limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the TRS ownership limitation or to avoid application of the 100% excise tax.

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You may be restricted from acquiring or transferring certain amounts of our common stock.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our charter contains an aggregate share ownership limit and a common stock ownership limit. Generally, any of our shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit, and any common stock owned by affiliated owners will be added together for purposes of the common stock ownership limit. In addition, our charter prohibits a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as rents from real property for purposes of the REIT rules to fail to qualify as such.

Any person who acquires or owns shares in violation of these ownership limits or other restrictions in our charter (unless waived by our Board of Directors) will generally be entitled to receive only the lesser of (i) the price paid for the shares (or the market price on the date of acquisition if the shares were received other than for value) or (ii) the price per share received from the sale or other disposition of the shares. As a result, such a person may realize a loss on their investment if the market price of our shares has declined since the date of the prohibited acquisition or transfer.

In addition, our charter provides that, prior to the first date on which any class or series of shares of our capital stock constitutes “publicly-offered securities” (as defined in the Plan Assets Regulation), “benefit plan investors” may not hold, in the aggregate, 25% or more of the value of any class or series of shares of our capital stock. If benefit plan investors exceed this 25% limit, we may redeem their interests at a price equal to the NAV per Share price, or transfer their interests to a trust for the benefit of a charitable beneficiary. See “ERISA Considerations—The 25% Limit” for more information.

Furthermore, our charter provides that, in the event we determine in our discretion that there is a material likelihood that we would be a fiduciary under applicable law with respect to an investor that is subject to ERISA and/or Section 4975 of the Code (e.g., an IRA), we have the authority to redeem such investor’s interests at the NAV per Share price.

The tax on prohibited transactions will limit our ability to engage in transactions that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business (subject to a safe harbor under the Code for certain sales). It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through TRSs. However, to the extent that we engage in such activities through TRSs, the income associated with such activities may be subject to full corporate income tax.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate, (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests or (iii) certain other offsetting positions, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

The treatment of an investment in preferred equity could adversely affect our ability to qualify as a REIT.

We may make investments in preferred equity in an entity that directly or indirectly owns real property. Although economically comparable to investments in mezzanine loans in many cases, investments in preferred equity will be treated differently for tax purposes. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), we will generally be treated as owing an interest in the underlying real estate and other assets of the partnership for tax purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT income and asset tests. In addition, the treatment of interest-like preferred returns in a partnership or disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. The IRS could challenge our treatment of such preferred equity investment for purposes of applying the REIT income and asset tests and, if such a challenge were sustained, we could fail to continue to qualify as REIT. In addition to the risk of loss of REIT status due to nonqualifying income, if the underlying property is dealer property, our gains from the sale of the property would be subject to a 100% tax. In addition, if the issuer of the preferred equity is taxed as a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, qualified REIT subsidiary or TRS.

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If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. In order for dividends to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the dividends must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Sales of our assets may constitute “prohibited transactions,” which are subject to a 100% tax.

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years (which period, for property being developed, does not begin to run until the property is placed in service) and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. However, we may have to sell assets from time to time to satisfy our REIT distribution requirements, to satisfy other REIT requirements, or for other purposes. In addition, part of our investment strategy is to purchase assets that provide an opportunity for gain through capital appreciation, and we may sell such assets if beneficial opportunities arise. Therefore, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

The tax laws or regulations governing REITs or the administrative interpretations thereof may be amended at any time. We cannot predict if or when any new or amended law, regulation, or administrative interpretation will be adopted, promulgated, or become effective, and any such change may apply retroactively. We and our security holders may be adversely affected by any new or amended law, regulation, or administrative interpretation.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted. The Tax Act makes significant changes to the U.S. federal income tax rules related to the taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and non-corporate tax rates, the Tax Act eliminates and restricts various deductions and limits the ability to utilize net operating losses. The Tax Act makes numerous large and small changes to the tax rules that do not affect REITs directly but may affect our security holders and may indirectly affect us.

On July 4, 2025, the One Big Beautiful Bill Act (the “OBBBA”) was enacted. Among other changes, the OBBBA increased the limit on securities of TRSs that a REIT may hold from 20% to 25% of the REIT’s total assets, effective for taxable years beginning after December 31, 2025. This change affords REITs, including us, greater flexibility to conduct certain activities through TRSs — such as property management, development services, and other activities that generate non-qualifying REIT income — without jeopardizing REIT status. However, no assurance can be given that we will be able to take full advantage of this expanded limit, and assets held in a TRS will generally be subject to corporate income tax. The OBBBA makes additional changes to the U.S. federal income tax rules that may affect our security holders and may indirectly affect us.

Prospective investors are urged to consult with their tax advisors with respect to the status of the Tax Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our securities.

Qualified Opportunity Fund Risks

Complying with QOF Regulations Could Have a Material Adverse Effect on the Company’s Performance

Complying with Subchapter Z and any legislation or administrative guidance issued in connection with Subchapter Z could have a material adverse effect on the performance of the Company and/or some or all of the Stockholders. For example, in order for Stockholders to be able to take advantage of certain of the tax benefits afforded to them under Subchapter Z, the Company may hold an asset for a longer period of time than the Adviser or the Sub-Adviser would otherwise determine to be optimal absent legislation.

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The permitted acquisitions that a QOF may make under Subchapter Z are highly limited, which may result in the Adviser and the Sub-Adviser being unable to source attractive opportunities, the Company’s property portfolio being highly concentrated and/or the Company not taking advantage of opportunities the Adviser or the Sub-Adviser may find attractive, but that do not comply with the permitted acquisitions under the legislation. In addition, as further described in “U.S. Federal Income Tax Considerations —Qualified Opportunity Fund Tax Benefits—Opportunity Zones and Qualifying as a QOF,” a QOF, as defined in Section 1400Z-2(d) of the Code, is any investment vehicle that (i) is organized as either a corporation or a partnership for the purpose of investing in “qualified opportunity zone property” (within the meaning of Section 1400Z-2(d)(2) of the Code) (“QOZP”) and (ii) holds at least 90% of its assets in QOZP (the “90-Percent Test”). The 90-Percent Test is applied by measuring the average of the percentage of QOZP held by the QOF (i) on the last day of the first six-month period of each taxable year of the QOF and (ii) on the last day of each taxable year of the QOF. For purposes of the 90-Percent Test, the Regulations do not treat cash held directly by a QOF as QOZP. QOZP includes certain interests in “qualified opportunity zone businesses” (or “QOZBs”) and the Regulations establish, in the context of defining a “qualified opportunity zone business”, a 31-month working capital safe harbor for businesses that acquire, construct, or rehabilitate tangible business property in a QOZ. The safe harbor allows a QOF, in determining whether a business in which the QOF has invested is a QOZB, to treat the business’s cash, cash equivalents, and debt instruments with a term of 18 months or less as working capital that does not disqualify the business from being a QOZB provided that certain requirements have been satisfied, including: (i) the business has a written plan that identifies the working capital as (A) property held for the acquisition, construction, or substantial improvement of tangible property in the opportunity zone or (B) to develop a trade or business in the QOZ, (ii) the business has a written schedule showing that the working capital will be used within 31 months, and (iii) the business substantially complies with the schedule.

The Regulations clarify that a QOZB that ultimately needs more than 31 months to comply with the written plan does not lose the benefit of the safe harbor if the delay is attributable to waiting for government action the application for which is completed during the 31-month period. The QOZB may not be treated as violating the safe harbor, so long as its expenditure of working capital “substantially complies” with such plan. The Regulations do not define “substantially complies.” As a result of the above, the Company may, directly or indirectly, be unable to fulfill ongoing expenses related to its operations and investments, including property development or improvement costs, which could have a material adverse effect on the Company and its portfolio. Further, because the Company may be unable to directly hold the cash necessary to fund development costs or other ongoing expenses associated with investments, and may be unable to indirectly hold such cash for longer than 31 months, the Company may be limited in the types of investments in which the Company can participate. In the event that the Company is unable to deploy the necessary capital to meet these obligations, the value of the Company’s investments may be significantly diminished. In addition, under these circumstances, the Adviser will be incentivized to invest the Company’s cash into qualifying investments on an expedited basis in order to meet the 90% Asset Test, which may limit the Company’s ability to perform thorough due diligence on any potential acquisitions, result in the Company making acquisitions that the Adviser would not otherwise have made absent this restriction, or result in the Company’s portfolio being highly concentrated.

Changes to Opportunity Zone Laws and Regulations May Increase Compliance Burdens and Create Uncertainty

The One Big Beautiful Bill Act, has modified and expanded Opportunity Zone (“OZ”) tax incentives and made the program permanent. While these changes may enhance the overall attractiveness of OZ investments, they also introduce uncertainty and additional regulatory complexity. The revised rules include expanded community impact reporting requirements, which may increase our administrative burden and compliance costs. Failure to satisfy these requirements could result in penalties, reputational harm, or loss of certain tax benefits. In addition, further guidance is expected regarding the transition from the original OZ program (“OZ 1.0”) to the updated framework (“OZ 2.0”). What the guidance will be remains uncertain and could affect the structuring, timing, and tax treatment of our investments.

Opportunity zone properties may trade at a premium.

We intend to participate in transactions that are attractive economically regardless of tax incentives. However, it is possible that at times opportunity zone properties may trade at a premium. If a stockholder’s holding period is less than 10 years, they may be exposed to paying an opportunity zone property premium without receiving the full opportunity zone benefit.

Failure to Qualify as a QOF or Attain QOF Benefits.

The Company was formed for the purpose of benefiting from the QOF program, and presently intends to conduct its operations so that it is treated as a QOF within the meaning of Subchapter Z of the Code (“Subchapter Z”). However, no assurances can be provided that the Company will qualify as a QOF or that, even if it does qualify, the tax benefits enumerated in “Summary of Principal Terms—Potential Opportunity Zone Tax Benefits” will be available to any particular investor in the Company.

There are numerous aspects of Subchapter Z and the TCJA that are subject to interpretation and that will require clarification by the Treasury. The Regulations do not address every important issue and issues remain with respect to the topics addressed by such regulations. It is unclear in what manner the Treasury will resolve the many areas of uncertainty in the QOF program. Technical corrections legislation also may be needed from Congress to clarify certain provisions of the TCJA and to give proper effect to congressional intent. No assurance can be provided that additional legislation will be enacted, and even if enacted, additional legislation may not clearly address all items that require or would benefit from clarification.

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The Company may change its acquisition program, its strategies, and the investments or types of investments it may make at any time and from time to time in order to comply with any additional legislation or administrative guidance from Congress or the Treasury. Changes may cause the Company to incur significant costs and/or avoid (or execute on) transactions it otherwise would not have, which could have a material adverse effect on the performance of the Company. However, the Company may determine not to, or may be unable to, comply with the additional legislation or administrative guidance in a manner that will allow investors in the Company to derive any or all of the tax benefits associated with the QOF program. Although the Company currently expects to manage its acquisition program in order to qualify as a QOF, no assurance can be provided in this regard. Further, even if the Company qualifies as a QOF, the Company may determine to manage its acquisition program in a manner that prevents any or all of its investors from continuing to receive any or all of the tax benefits of the QOF program described in “Summary of Principal Terms—Potential Opportunity Zone Tax Benefits.”

In the event that under additional legislation or administrative guidance, the Company will be unable to qualify as a QOF or provide investors with the anticipated tax benefits due to the Company’s current or anticipated structure, strategies and/or practices (or otherwise), the Board, in consultation with the Manager, generally will have a duty to consider whether any changes to the Company or its investment program may be made in order for the Company to qualify as a QOF, but will have no obligation to make any such change. In addition, in the event that additional legislation is not enacted or administrative guidance is not provided in respect of a particular matter relating to Subchapter Z, the Company may take certain actions based on its assumptions regarding the interpretation of certain provisions in Subchapter Z and the IRS may assert positions contrary to these assumptions, which could have an adverse impact on the Company, its status as a QOF, and the tax benefits otherwise afforded to the investors in the Company under Subchapter Z.

AS A RESULT OF THE FOREGOING, THERE CAN BE NO GUARANTEE THAT INVESTORS WILL BE ABLE TO TAKE ADVANTAGE OF ANY OF THE POTENTIAL TAX BENEFITS DESCRIBED HEREIN.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a stockholder’s investment in our common stock and may trigger taxable gain.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. See “U.S. Federal Income Tax Considerations.”

Legislative, regulatory, or administrative changes could adversely affect us or our security holders.

It is possible that future legislation will be enacted that would repeal Subchapter Z, prematurely end the deferral of gain that has been reinvested in Qualified Opportunity Funds (QOF), take away or curtail the ability of qualified stockholders to eliminate gain from the sale or exchange of QOF shares, or severely limit the types of investments that will qualify as QOZP. No assurances can be provided that the legislation will not be enacted.

Gains From Property Held Indirectly by Stockholders.

A qualified stockholder is eligible to receive the potential tax benefits of Subchapter Z to the extent it invests eligible capital gain realized from the sale to, or exchange with, an unrelated person of any property held by such stockholder within 180 days of the date of such sale or exchange, or later in some cases. Eligible capital gain does not include certain gains from “section 1256 contracts.” With respect to property held indirectly by a qualified stockholder through interests in partnerships or other pass-through entities for U.S. federal income tax purposes, the Regulations provide that a qualified stockholder is eligible to receive the potential benefits of Subchapter Z to the extent it invests eligible capital gain realized from an indirect sale through such an entity, but only if such pass-through entity does not elect to defer the gain at the entity level and the gain is from a sale to, or exchange with, a person unrelated to the qualified stockholder and such passthrough entity.

To the extent a qualified stockholder invests capital gain realized from the sale to, or exchange with, an unrelated person of property held indirectly (through, for example, such entities listed above), the 180-day window may begin later than the date of the sale or exchange.

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Realization of beneficial tax elimination requires a ten-year holding period.

One of the potential benefits of investing in a QOF is the exclusion from income of any appreciation in the value of Shares held by an investor for at least 10 years upon disposition of his or her Shares. This exclusion of investor-level gain is effectuated through a basis adjustment and provides that, in the case of any investment in Qualified Shares (as defined below) held by an investor for at least 10 years, the basis of the investor’s Shares will be equal to the fair market value of the Shares on the date that they are sold or exchanged. The Company expects that investors can take advantage of the basis adjustment in the event that the investor’s Qualified Shares are redeemed or repurchased or the Company is dissolved or liquidated, in each case if the Qualified Shares have been held by the investor for at least 10 years; provided, however, that the Treasury and the IRS may provide otherwise in published guidance and the IRS may interpret the law differently, even in the absence of published guidance on this point. The Regulations provide that the ability to make such an election is not impaired solely because the QOZs in which the Company invested have ceased to be designated as QOZs, as long as the Qualified Shares are sold or exchanged on or prior to December 31, 2047. The Regulations also provide that a stockholder in a QOF REIT may elect to apply a 0% rate of federal income tax to capital gain dividends of the REIT attributable to a sale or exchange of QOZP by the REIT after the 10-year holding period for the stockholder has been achieved. The election to exclude amounts from gross income applies only to capital gains (including capital gains typically subject to a higher rate of tax, including unrecaptured section 1250 gains) distributed to the QOF stockholder, and not to amounts properly characterized as ordinary income. It is important to note that this election appears to apply only to gain from certain dispositions of QOZP by the QOF itself, and does not technically apply to gain recognized by a QOZB held by the QOF.

Investment in the Company may lead to the recognition of phantom income by stockholders.

Under Subchapter Z, qualified stockholders may elect to defer certain capital gains until the Deferral Recognition Event (as defined below), at which point the taxpayer will recognize an amount equal to the Deferral Recognition Amount (defined below). At the time of the Deferral Recognition Event an investor may have a zero or very low basis in its Shares in the Company, and thus realize a substantial amount of taxable income without a corresponding distribution from the Company to pay any taxes due. No assurance can be provided that any Stockholder will receive corresponding distributions from the Company in order to assist the Stockholder in satisfying any such tax obligation payments, and each Stockholder should expect to be required to pay such tax obligations from the Stockholder’s own assets, rather than from amounts paid to the Stockholder by the Company.

Timing of Subscription and Potential Tax Benefits

To be eligible for the QOF benefits, a prospective stockholder must invest in the Company within the appropriate 180-day window determined under the Regulations. There can be no guarantee, however, that the Company will accept any requested subscription or that subscriptions will be available on any given subscription date. A prospective stockholder may intend to subscribe for Shares within the requisite 180-day period but ultimately may be unable to do so for a variety of reasons, including that the Company or its agents may have rejected or delayed the subscription with or without notice or explanation. The Company and its agents accept no liability for any lost benefits or other losses associated with a failure of any Stockholder or prospective stockholder to satisfy the QOF 180-day requirement, which is solely the responsibility of such Stockholder or prospective stockholder.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as profit sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or Section 4975 of the Code as a result of an investment in our common stock, the fiduciary could be subject to penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our shares. Fiduciaries investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary and other obligations under ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	the investment in our shares, which are quoted on the OTC Market with the symbol PVOZ, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

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•	the fiduciary will be able to comply with the requirements under ERISA and the Code to value our common stock annually; and

•	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of penalties and could subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified, and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common stock.

We may become subject to Title I of ERISA, which may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

If for any reason our assets are deemed to be “plan assets” because we do not qualify as either a “real estate operating company” or a “venture capital operating company” and there is no other exemption available to prevent our assets from being deemed “plan assets,” certain transactions, including acquisitions, sales and exchanges of properties, might constitute non-exempt prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and might have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability. In addition, if our assets are deemed to be “plan assets,” our management may be considered to be fiduciaries under ERISA. In this regard, while we intend to be structured to qualify as either a “real estate operating company” or a “venture capital operating company,” fiduciaries of employee benefit plans subject to Title I of ERISA and/or Section 4975 of the Code should make an independent determination whether such status can be achieved.

Important Information about this Offering Circular

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the website, www.parkviewozreit.com. The contents of the website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our Sponsor and those selling shares of common stock on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the stockholder regarding the stockholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.”

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INVESTOR SUITABILITY STANDARDS

Shares of our common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the shares of our common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when the shares of our common stock are listed on a national securities exchange.

“Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the shares of our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has an individual net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person;

2.	has earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year; or

3.	holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Questions and Answers About This Offering

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” and the information incorporated by reference set forth in the section entitled “Incorporation of Certain Information by Reference” before deciding to purchase shares of our common stock.

Q: What is Park View OZ REIT, Inc?

A:	Park View OZ REIT, Inc is a Maryland corporation formed on June 19, 2020 to originate, invest in and manage a diversified portfolio of commercial real estate properties. We are focused on identifying, acquiring, developing or redeveloping and managing commercial real estate located within "qualified opportunity zones." It is our intent to comply with qualified opportunity fund regulations, which will result in at least 90% of our assets being comprised of qualified opportunity zone business property (QOZBP). As such, Investors making a qualifying investment in our company will be eligible for favorable capital gains tax treatment on their investments. Our investments are expected to consist of leases and properties that meet the investment criteria required of qualified opportunity funds. These investments and acquisitions may be made in a wide variety of property types, including but not limited to multifamily, mixed use, student housing, senior living, healthcare, office, industrial, self-storage, hospitality, data centers and renewable energy projects located throughout the United States and its territories.

Though we will not fall under real estate investment trust (“REIT”) regulations until we claim REIT taxation, we intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Being a REIT allows stockholders to potentially deduct 20% of their qualified REIT dividend income via the qualified business income deduction. Most of our assets are held by, and our operations will be conducted through, our Operating Partnership, currently Park View QOZB OP, LP, a Delaware limited partnership. We are the sole limited partner of our Operating Partnership and Park View Investments, LLC is the sole general partner.

Q: Why should I invest in Park View OZ REIT, Inc?

A:	Our Company combines a strong management team, a highly tax efficient structure and low fees. In addition to our management team’s decades of financial markets experience, we plan to frequently co-invest and partner with developers who bring geographic and project specific expertise. We believe these partnerships can enhance investment returns for our stockholders while also helping us diversify the investment portfolio. See “Opportunity and Market Overview” on page 66 for a brief description of some of the potential benefits Park View OZ REIT offers.

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Q: What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management;

•	is able to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes and is therefore generally entitled to a deduction for the dividends it pays and not subject to U.S. federal corporate income taxes on its net income that is distributed to its stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•	generally, pays distributions to investors of at least 90% of its annual ordinary taxable income.

In this offering circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We do not currently qualify as a REIT and intend to qualify as a REIT for U.S. federal income tax purposes commencing on such date as determined by our Board of Directors, taking into consideration factors such as the timing of our ability to generate cash flows, our ability to satisfy the various requirements applicable to REITs and our ability to maintain our status as a qualified opportunity fund. See “U.S. Federal Income Tax Considerations” for additional details regarding the various requirements that we must satisfy in order to qualify as a REIT and maintain our status as a qualified opportunity fund.

Q: What is a “qualified opportunity fund” (QOF)?

A:	The IRS requires the investment be made through a QOF in order to claim opportunity zone tax benefits. QOFs act as a reporting entity for the opportunity zone program.

A “qualified opportunity fund” can be a corporation, a limited liability company or a partnership. QOFs must invest at least 90% of its assets in qualified opportunity zone property, which is defined as (1) qualified opportunity zone stock, (2) qualified opportunity zone partnership interest or (3) qualified opportunity zone business property.

Park View OZ REIT will be investing in qualified opportunity zone business property, indirectly through its interest in subsidiary entities such as Park View QOZB OP, LP. Qualified opportunity zone business property is commercial real estate located in opportunity zones that qualifies as a “good asset” by passing one of two criteria:

1)	Original Use: This is newly built commercial real estate which has never been placed into service. A property can also qualify as original use if it is acquired and put back into use after being vacant for a sufficient period.

2)	Substantially Improved: A property must be improved by a dollar value of a least 100% the value of the acquisition not including the land value. These improvements need to be made during a 30-month interval starting after the acquisition.

Q: What tax advantages arise from investing in a qualified opportunity fund?

A:	There are several tax advantages:

First, the tax due on your initial capital gain will be deferred until you sell your QOF investment or until December of 2026. This will allow you to keep your money earning for you longer.

The second, and potentially the most significant benefit, is once the investment has been held for 10 years all capital gains on the opportunity zone investment can be eliminated via a 100% cost basis step-up election.

Additionally, once an investment is held for 10 years the 100% basis step-up eliminates any tax arising from depreciation recapture on the investment.

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Q: Who is eligible for opportunity zone benefits?

A:	Individuals as well as entities such as C corporations, regulated investment companies, REITs, trusts, partnerships and other pass-through entities such as S corporations, be they foreign or domestic that recognize a capital gain for federal income tax purposes are eligible for Opportunity zone benefits. The taxpayer must invest in the QOF within 180 days after realizing the gain, or in some cases later.

Q: How do taxpayers claim opportunity zone tax benefits?

A:	Taxpayers will make deferral elections on Form 8949 (Sales and Other Dispositions of Capital Assets), which will need to be attached to their U.S. federal income tax returns for the taxable year in which the capital gain would have been recognized had it not been deferred. In addition, the U.S. Internal Revenue Service (the “IRS”) released new Form 8997 (Initial and Annual Statement of Qualified Opportunity Fund QOF Investments) which requires eligible taxpayers holding a qualified opportunity fund investment at any point during the tax year to report: (i) qualified opportunity fund investments holdings at the beginning and end of the tax year; (ii) current tax year capital gains deferred by investing in a qualified opportunity fund; and (iii) qualified opportunity fund investments disposed of during the tax year. Form 8949 should also be used when exiting the investment.

Q: What gains are eligible for qualified opportunity zone tax benefits?

A:	Almost any gains treated as capital gains (short-term or long-term) for U.S. federal income tax purposes that results from the sale or exchange of capital assets are eligible for deferral by reinvestment in a qualified opportunity fund. Additionally, the gain must be invested into a QOF within 180 days of its realization date, or later in certain cases.

Non-qualifying cash can be invested in a qualified opportunity fund, either independently or in conjunction with capital gains. However, the non-qualifying cash will not be eligible for opportunity zone benefits. Our intent is to achieve attractive returns regardless of tax incentives.

Q: Are there other tax considerations related to qualified opportunity funds?

A:	QOF investors need to be aware that subsequent changes in the tax laws or the adoption of new regulations, as well as early dispositions of shares of our common stock, could cause the loss of the anticipated tax benefits. Investors need to consider: (1) the procedures you need to follow to defer capital gain through investing in a qualified opportunity fund, and (2) the tax consequences of purchasing, owning or disposing of our common stock, including the federal, state and local tax.

There are many factors to consider when investing in qualified opportunity zone funds. We highly recommend you consult with your tax advisor.

Q: Who will choose which investments you make?

A:	We are externally managed by Park View OZ REIT Manager, LLC (our “Manager”), which will make all of our investment decisions through its investment committee, subject to the oversight and direction of our Board of Directors.

Q: What competitive advantages do we achieve through our relationship with our Sponsor?

A:	Park View Investments, LLC, our Sponsor, has a seasoned team of executives, directors and advisors to guide our investment process and other benefits including the following:

•	Management Team — Our Sponsor has a team of senior executives with prior financial markets experience and directors and advisors of our Sponsor have decades of real estate investment experience. These professionals provide stability in the management of our business and allow us to benefit from the knowledge and industry contacts they have gained. However, our Sponsor and our management have no public track record with any programs with similar investment objectives to the Company. The Company’s board of directors and advisors are those with the relevant real estate experience, but such persons are not considered “promoters” of the Company as defined in Rule 405 of the Securities Act of 1933, as amended, and therefore, we have not included any discussion of their prior performance in this offering circular. The CEO and CFO are considered promoters as they are the founders of the Company but because their experience in real estate or with real estate assets does not meet industry Guide 5 disclosure requirements, we have not included any disclosure of prior performance.

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Pursuant to a support agreement between our Manager and our Sponsor, our Sponsor will provide our Manager with the personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the Management Agreement. Please see “Management—Executive Officers of our Manager”, “Executive Officers and Directors” and “Advisory Board” for biographical information regarding these individuals. Additionally, pursuant to the support agreement, our Manager will be provided with access to, among other things, our Sponsor’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties.

•	Tax Efficient Investing – The Tax Cut and Jobs Act (TCJA) significantly changed US tax code. Our Sponsor has provided a leading voice for best practices in tax efficient investing in the wake of these changes. We believe our executives knowledge of new opportunities presented by the TCJA will benefit our investors.

•	Market Knowledge and Industry Relationships — Through its active and broad participation in capital markets, our Sponsor benefits from market information that enables it to identify attractive commercial real estate investment opportunities and to make informed decisions with regard to the relative valuation of financial assets and capital allocation. We believe that our Sponsor’s industry relationships with a wide variety of commercial real estate owners and operators, brokers and other intermediaries and third party commercial real estate debt originators will provide us with a competitive advantage in sourcing attractive investment opportunities to meet our investment objectives.

Q: Why should I invest in commercial real estate investments?

A:	Our goal is to provide a professionally managed portfolio consisting primarily of commercial real estate properties and, to a limited extent, real estate-related assets, to investors who generally have had very limited access to such investments in the past. Allocating some portion of your portfolio to a direct investment in commercial real estate properties may provide you with:

•	a reasonably predictable and stable level of current income from the investment;

•	diversification of your portfolio, by investing in an asset class that historically has low correlation with the stock market generally; and

•	the opportunity for capital appreciation.

Q: What is a “qualified opportunity zone”?

A:	The opportunity zone is a new community development program established by Congress in the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) to encourage long-term investments in low-income urban and rural communities nationwide. The opportunity zone program provides a tax incentive for investors to re-invest their unrealized capital gains into qualified opportunity funds that are dedicated to investing in opportunity zones designated by the chief executives of every state and territory of the United States.

To be certified as a qualified opportunity zone, the designated census tract must have a poverty rate of at least 20% and be an area for which the median family income does not exceed 80% of the statewide family income or, if located in a metropolitan area, does not exceed 80% of the metropolitan area median family income. Certain census tracts contiguous with low income communities may also be designated as qualified opportunity zone if the median family income of the census tract does not exceed 125% of the median family income of the low-income community with which the census tract is contiguous. As of the date of this offering circular, there were more than 8,700 qualified opportunity zones throughout the United States.

Q: What kind of offering is this?

A:	We are offering a maximum of $73,811,300 in shares of our common stock to the public on a “best efforts” basis at $100.00 per share. This offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering.

We will commence operations and draw down on investors’ funds once we have received and accepted subscriptions from investors unaffiliated with the Company, our Manager, our Sponsor, or any other affiliated party.

Q: How does a “best efforts” offering work?

A:	A “best efforts” offering means we are only required to use our best efforts to sell shares of our common stock to the public. Neither our Manager nor any other party has a firm commitment or obligation to purchase any shares of our common stock.

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Q: What is the purchase price for shares of common stock?

A:

We set our initial offering price at $100.00 per share of common stock, which is the purchase price of our common stock as of the date this offering circular is qualified by the SEC. In the future, we may amend the offering price of our shares to reflect material changes in the fund by amending this document with the SEC. We may pursue an adjusted offering price at the sole discretion of our Board of Directors.

Q: When will the closing of the purchase of common stock occur?

A:	Closings of the sales of our shares of common stock will occur at a minimum of once each calendar quarter (each, a “Closing Date”), with each subscription payment made during the quarter prior to that Closing Date being held in a non-interest bearing escrow account until the applicable Closing Date. We will attempt to accept or reject subscriptions within 15 days of receipt by us. If we accept your subscription, we will email you a confirmation of acceptance.

Regardless of when the subscription payments are released from escrow, the purchase price for the shares will be the price in effect when the investor’s subscription is initially submitted. If the subscription is accepted, the Company will provide the investor with written notice of the subscription acceptance and purchase price applicable to the shares within 15 days of the subscription submission.

The investors will not have the right to withdraw or reconfirm their commitment or the return of their subscription payment by the Company prior to the acceptance of their subscription agreement or prior to the Closing Date, subject to the Company’s discretion. The investors will have no rights as stockholders of the Company, including voting and dividend rights, until their subscription agreements have been accepted by the Company.

Please review our Risk Factors beginning on page 9 for more details.

Q: Does the fund calculate Net Asset Value (NAV)?

A:	We previously calculated NAV quarterly for management fee purposes. Now that our shares are publicly traded, we will calculate management fees based on the Company’s Market Capitalization. NAV will continue to be determined from time to time as required by the Charter and Bylaws (for ERISA compliance and certain redemption scenarios).

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Q: Will I be charged upfront selling commissions?

A:	No. Investors will not pay upfront selling commissions as part of the price per share of common stock purchased in this offering. We intend to offer our shares directly to investors and not through any underwriters, dealer-managers or other agents who would be paid commissions by us or any of our affiliates. In the future, however, we may engage the services of one or more underwriters, dealer-managers or other agents to participate in this offering. The amount of selling commissions or dealer-manager fees that we or our investors would pay to such underwriters, dealer-managers or other agents will depend on the terms of their engagement.

Q: Who will pay our organization and offering costs?

A:	Our Manager or its affiliates have paid and will continue to pay on our behalf all costs incurred in connection with our organization and the offering of shares of our common stock. See “Estimated Use of Proceeds” for more information about the types of costs that may be incurred, including those expenses described in the next paragraph. We reimburse our Manager, without interest, for these organization and offering costs in monthly installments.

Q: What fees and expenses will you pay to our Manager or any of its affiliates?

A:	We pay our Manager a quarterly asset management fee at an annualized rate of 0.75 which, will be based on our Market Capitalization using the volume-weighted average price of our shares over the final 10 trading days of each quarter at the end of each prior quarter, or, if there have been no trades, the most recent closing price as reported by OTC Markets. Additionally, our Manager is entitled to receive acquisition fees.

We have and will continue to reimburse our Manager for the organizational and offering expenses that the Manager has paid or will pay on our behalf. We will also reimburse our Manager for out-of-pocket expenses in connection with the origination of our investments. Additionally, we will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us.

We will also reimburse our Manager for our allocable portion of the salaries, benefits and overhead of personnel providing services to us. In addition, the Board of Directors may, in its discretion, issue equity awards, including but not limited to Restricted Stock Units (RSUs), to our Manager. Such awards may be granted for purposes of compensation, retention, and aligning the interests of recipients with those of the Company’s stockholders, subject to applicable laws, regulations, and the terms of the Company’s equity incentive plan. No equity participation awards have been issued to date. Actual amounts are dependent upon the results of our operations and, therefore, cannot be determined at this time.See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

Q: Will you use leverage?

A:	Yes, we intend to use leverage. The amount of leverage we intend to use is highly dependent on market conditions. Our targeted aggregate property-level leverage, excluding any debt at the REIT level or on assets under development or renovation, after we have acquired a substantial portfolio of stabilized properties, is between 30-70% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring, constructing and/or renovating our investments, we may employ greater leverage on individual assets. Please see “Investment Objectives and Strategy—Borrowing Policy” for more details.

Q: What is your dividend policy?

A:

We do not expect to declare any dividends until we achieve positive annual earnings. Once we begin to pay dividends, we may declare and pay them on a quarterly basis, or more or less frequently as determined by us following consultation with our Manager, in arrears. Any dividends we pay will be based on, among other factors, our present and projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time. Neither we nor our Manager has pre-established a percentage range of return for dividends to stockholders. We have not established a minimum distribution level, and our charter does not require that we pay dividends to our stockholders.

The REIT distribution requirements generally require that we make aggregate annual dividend payments to our stockholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum dividends under the REIT rules, we will be subject to U.S. federal income and excise taxes on our undistributed taxable income and gains. As a result, we may make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes. See “Description Capital Stock and Certain Provisions of Maryland, our Charter and Bylaws — Dividends” and “U.S. Federal Income Tax Considerations.”

Any dividends that we pay will directly impact our balance sheet, by reducing the amount of our assets. Over the course of your investment, your dividends plus the change in the value of our share price (either positive or negative) will produce your total return.

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Q: What will be the source of your dividends?

A:	While our goal is to pay dividends from our cash flow from operations, we may use other sources to fund dividends. Until the proceeds from our public offering are invested and generating operating cash flow, some or all of our dividends may be paid from other sources, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. Use of some or all of these sources may reduce the amount of capital we invest in assets and negatively impact the return on your investment and the value of your investment. We have not established a limit on the amount of proceeds we may use to fund distributions. We can provide no assurances that future cash flow will support payment of distributions or maintaining distributions at any particular level or at all.

Q: Will the dividends I receive be taxable as ordinary income?

A:	Unless your investment is held in a qualified tax-exempt account or we designate certain dividends as capital gain dividends, dividends that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. Return of capital distributions made to you in excess of your tax basis in our shares of our common stock will be treated as sales proceeds from the sale of shares of our common stock for U.S. federal income tax purposes. Distributions we designate as capital gain dividends will generally be taxable at long-term capital gains rates for U.S. federal income tax purposes.

However, because each investor’s tax considerations are different, particularly those investors investing capital gains, we recommend that you consult with your tax advisor. You also should review the section of this offering circular entitled “U.S. Federal Income Tax Considerations,” including for a discussion of the special rules applicable to distributions in redemption of shares and liquidating distributions.

 Under the Tax Act, individuals, trusts, and estates generally may deduct 20% of “qualified business income” (generally, domestic trade or business income other than certain investment items) of a partnership, S corporation, or sole proprietorship. In addition, “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates) and certain other income items are eligible for the deduction. The deduction, however, is subject to complex limitations to its availability. As with the other individual income tax changes, the provisions related to the deduction are effective beginning in 2018, and were made permanent by the One Big Beautiful Bill Act enacted in 2025.

Q: Are there any risks involved in buying shares of our common stock?

A:	Investing in shares of our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this offering and an investment in our common stock.

Q: Who can buy shares of our common stock?

A:	Generally, you may purchase shares of our common stock if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

•	“accredited investors” under Rule 501(a) of Regulation D; and

•	all other investors so long as their investment in shares of our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

•	Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Q: How do I buy shares?

A:	You may purchase shares of our common stock in this offering by completing a subscription agreement like the one attached to this offering circular as Appendix A for a certain investment amount and pay for the shares at the time you subscribe. You can also use the electronic subscription agreement on our website or purchase our shares (stock symbol PVOZ through your brokerage account).

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Q: Is there any minimum investment required?

A:	Yes. There is a minimum investment of at least 100 shares through our subscription agreement, provided that our Manager has the discretion to accept smaller investments. There is no minimum investment requirement on additional purchases or any purchases made through a brokerage account.

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A:	Yes. Although the QOF’s tax incentives could be mitigated, duplicated or even eliminated when they are purchased in a tax advantaged account. We recommend consulting with a tax professional.

Q: What will you do with the proceeds from your offering?

A:	We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in, develop or redevelop and manage a portfolio of assets consisting of commercial real estate properties in accordance with our investment strategy. We may also invest, to a limited extent, in other real estate-related assets. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow they will reduce the cash available for investment. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate and other select real estate related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Q: How long will this offering last?

A:	This Offering will commence upon qualification of the offering statement, and will terminate on the earliest to occur of: (a) the date upon which the Company raises $73,811,300 in the offering; (b) three years from the original date of qualification of this offering or July 11, 2027 (the “Termination Date”); or (c) the date the Manager elects to terminate the offering; provided, however, that if a new offering statement has been filed pursuant to Rule 251(d)(3)(i)(F), securities covered by this offering statement may continue to be offered and sold until the earlier of the qualification date of the new offering statement or 180 calendar days after the third anniversary of the initial qualification date of this offering statement.

Q: Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;

•	current event reports for specified material events within four business days of their occurrence;

•	supplements to the offering circular, if we have material information to disclose to you; and

•	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, at www.parkviewozreit.com, via email, or, upon your consent, via U.S. mail.

Q: When will I get my detailed tax information?

A:	Your IRS Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year.

Q: Who can help answer my questions about the offering?

A:	If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by phone at 617-971-8807, by email at investorrelations@parkviewozreit.com or by mail at:

Park View OZ REIT, Inc

One Beacon Street

32nd Floor

Boston, MA 02108

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Estimated Use of Proceeds

The table below sets forth our estimated use of proceeds from this offering, assuming we sell $73,811,300 in shares of our common stock in this offering. Shares of our common stock will be offered at $100.00 per share. In the future we may amend the offering price of our shares to reflect material changes in the fund by amending this document with the SEC. We may pursue an adjusted offering price at the sole discretion of our Board of Directors.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in, develop or redevelop and manage a diverse portfolio of assets consisting of commercial real estate properties and other real estate-related assets in accordance with our investment strategy. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and may affect the value of your investment. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

In the event the entire offering amount is not sold, we may choose to engage in small development projects. We could also undertake fewer projects, which might restrict our ability to diversify our holdings.

We may not be able to promptly invest the net proceeds of this offering in our qualified opportunity zone investments. In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT and as a qualified opportunity fund. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

	25% of Maximum Offering Amount	50% of Maximum Offering Amount	75% of Maximum Offering Amount	100% of Maximum Offering Amount
Gross Offering Proceeds	$18,452,825.00	$36,905,650.00	$55,358,475.00	$73,811,300.00
Less:
Offering Expenses (1)(2)(3)	$950,000.00	$1,100,000.00	$1,250,000.00	$1,400,000.00
Working Capital	$922,250.00	1,481,600.00	1,671,150.00	1,858,000.00
Net Proceeds from this Offering	$16,580,575.00	$34,324,050.00	$52,437,325.00	$70,553,300.00

___________________________

(1)	This is a “best efforts” offering, which means we are only required to use our best efforts to sell our common shares offered in this Offering.

(2)

Our Manager has paid and will continue to pay offering expenses on our behalf. We have and will continue to reimburse our Manager for offering costs and expenses incurred on our behalf. Includes personnel expenses.

(3)	The amount given is an estimate. Includes all expenses to be paid by us in connection with our formation and the qualification of the offering, and the marketing and distribution of shares of our common stock, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under the federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

Description of Business and Properties

Overview

Park View OZ REIT, Inc is a Maryland corporation formed on June 19, 2020 to originate, invest in and manage a diversified portfolio of commercial real estate properties. We are focused on identifying, acquiring, developing or redeveloping and managing commercial real estate located within qualified opportunity zones. It is our intent to comply with qualified opportunity fund regulations, which will result in at least 90% of our assets being comprised of qualified opportunity zone business property (QOZBP).

Our mailing address is located at One Beacon Street, 32nd Floor, Boston, MA 02108. Our telephone number is 617-971-8807. Information regarding the Company is also available on our web site at www.parkviewozreit.com.

We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure a diversified portfolio of commercial real estate properties in accordance with our investment strategy described below. We may also invest, to a limited extent, in commercial real estate loans, as well as commercial real estate debt and equity securities and other real estate-related assets.

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Though we will not fall under real estate investment trust (“REIT”) regulations until we claim REIT taxation, we intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to stockholders at least 90% of their annual taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). In addition, in seeking to satisfy the Qualified Opportunity Fund (QOF) requirements, the Company intends to hold at least 90% of its assets in properties that qualify as qualified opportunity zone property. We intend to qualify as a REIT for federal income tax purposes on such date as determined by our Board of Directors, taking into consideration factors such as the timing of our ability to generate cash flows, our ability to satisfy the various requirements applicable to REITs and our ability to maintain our status as a qualified opportunity fund. See “U.S. Federal Income Tax Considerations” for additional details regarding the various requirements that we must satisfy in order to qualify as a REIT and maintain our status as a qualified opportunity fund.

Through this “REIT QOF” structure our stockholders can potentially enjoy two recent changes in federal tax law - the Qualified Business Income (QBI) deduction and the QOF legislation. Both tax incentives were enacted as part of the Tax Cuts and Jobs Act of 2017 (TCJA) and were subsequently modified by the One Big Beautiful Bill Act of 2025. The QBI deduction eliminates federal tax on 20% of income of certain pass through entities including REITs. Opportunity Zone legislation offers potentially substantial tax benefits for reinvesting eligible capital gains into designated communities (opportunity zones) that need capital investment. To qualify for both of these tax incentive programs we intend to invest at least 90% of our assets in qualified opportunity zone business properties. To qualify as a “good asset” for QOF benefits these investments will need to either be in properties that are new construction or in existing properties that need substantial improvement.

There are more than 8,700 designated opportunity zones across the United States and its territories. They offer a wide variety of investment profiles and we believe some of them have very attractive growth potential. We expect our future operations to encompass a wide variety of commercial development and redevelopment projects across many property types including but not limited to: Multi-family, Mixed Use, Senior and Student housing, Industrial, Healthcare or any other project that we believe will fall under the scope of the Fund’s mandate. We plan to frequently partner with developers who can provide us geographic and project specific expertise. Because many of the opportunity zone benefits reward long term capital investments we intend to invest accordingly. We believe our connections and reputation along with our long-term investment horizon make us an attractive co-investment partner. As of the date of this offering circular, we have not identified any particular asset to acquire.

We will be externally managed and advised by our Manager. We expect to benefit from the personnel, relationships and experience of our Manager’s management team and other personnel of our Manager. Pursuant to the terms of the Management Agreement between our Manager, us and our Operating Partnership, our Manager will provide us with our management team and appropriate personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the Management Agreement.

We have entered into the Amended Management Agreement with our Operating Partnership and our Manager effective as of July 15, 2025, and as amended on August 14, 2026. Pursuant to the Management Agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our Board of Directors. Our Manager will be responsible for, among other duties, (1) performing all of our day-to-day functions, (2) determining our investment strategy and guidelines in conjunction with our Board of Directors, (3) sourcing, analyzing and executing investments, asset sales and financing, (4) performing portfolio management duties, and (5) performing financial and accounting functions.

The initial term of the Management Agreement will be for five years commencing, with automatic one-year renewal terms starting on completion of the initial five-year term. For a detailed description of the Management Agreement’s termination provisions, see “Our Manager and the Management Agreement—Management Agreement.”

Most of our assets will be held by, and all of our operations will be conducted through, our Operating Partnership. On June 29, 2022, we formed Park View QOZB OP, LP, a Delaware limited partnership and are the sole limited partner of this Operating Partnership. The sole general partner is Park View Investments, LLC.

Shares of our common stock will be subject to the ownership and transfer limitations in our charter which are intended to assist us in qualifying and maintaining our qualification as a REIT, including, subject to certain exceptions, a 9.8% ownership limit. See “Description of our Capital Stock and Certain Provisions of Maryland Law, our Charter and Bylaws—Restrictions on Ownership of Shares.”

Properties

On June 21, 2023, Park View OZ REIT, Inc (OTC: PVOZ) (the “Company”), through one of its limited partnerships, entered into two Purchase Agreements with 420 W Park LLC (“Seller”) for the acquisition of one half of the four-unit new construction townhouse development located at 2209 North Boulevard in Tampa Heights (the “Properties”). The Purchase Agreements provided for cash consideration of $1,920,000 for the Properties and initial earnest money of $20,000. On August 16, 2023, the parties closed on the Properties and the Company was required to deposit 20% of the purchase price into escrow (the “Construction Escrow”). Upon substantial completion of construction, 75% of the Construction Escrow was required to be submitted to Seller, with the remaining 25% to be remitted to Seller upon completion of punch list items. The Properties received their certificates of occupancy in October of 2023. Construction on the Properties was completed in November 2023.

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The 12-month lease for Unit 2 began on November 15, 2023 for a monthly rental rate of $5,200. The 12-month lease for Unit 1 began on January 1, 2024 for a monthly rental rate of $5,000.

Unit 1 is currently under a 12-month lease that began on March 2, 2026 for a monthly rental rate of $5,200. Unit 2 is currently under 12-month lease that began on July 18, 2026 for a monthly rental fee of $5,200. The leases may be renewed or extended for additional 1-year terms upon written agreement of the parties. The Company hired Spartan Property Management LLC (“Spartan”) to manage the Properties and entered into 12-month property management agreements on October 1, 2023, with automatic 1-year renewal terms unless earlier terminated by either party. The agreements provide for Spartan’s exclusive right to lease the Properties, and a fee of 6% of all rents on the Properties, with an additional 8% fee of any construction fees.

We believe the investment was attractively priced, has strong appreciation potential, and possesses the characteristics that we continue to look for in future investments. First, we were able to limit our risk by partnering with a developer who has a successful track record of delivering townhouse developments in the Tampa area. Second, we made the investment while the townhouses were already under construction, eliminating permitting risk. We also limited risk by not using any debt for this project. We will use debt at times but in the summer of 2023 lending rates were peaking and lenders were also using increasingly restrictive contract terms. Under these conditions we were happy to minimize our risk by skipping the high interest rates and tough contract terms.

The reasons we believe 2209 North Boulevard is positioned for strong long term capital appreciation are many. It starts with its close proximity to downtown Tampa. Tampa has seen an impressive revitalization in recent years. Billions of dollars have been invested in new downtown projects, led by the $4 billion dollar Water Street project, and many more are currently in progress or in planning. Tampa Heights also benefits from the Riverwalk which is beautiful and connects it to downtown. Additionally, Tampa Heights has become a magnet for new restaurants and micro-breweries. This includes the highly popular Armature Works, which is a converted factory on the Hillsborough River which is home to twenty bars and restaurants. Both Armature Works and the Riverwalk are a short walk from 2209 North Boulevard. Tampa Heights has seen a strong positive trend in real estate valuation in recent years and we believe these trends are long term in nature. The property also fits into our overall belief that the warm weather, low tax states will continue to see elevated job and population growth for decades to come.

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Regulation

General

Our properties will be subject to various covenants, laws, ordinances, and regulations, including regulations relating to common areas and fire safety requirements. We expect that our properties, at the time they are fully stabilized, will have the necessary permits and approvals to operate their business.

Americans with Disabilities Act

Our properties will need to comply with Title III of the ADA to the extent that it is a “public accommodation” as defined by the ADA. The ADA may require removal of structural barriers to access for persons with disabilities in certain public areas of our properties where such removal is readily achievable. Although we believe that our properties will be substantially in compliance, some of our properties may currently be in noncompliance with the ADA. Such noncompliance could result in the incurrence of additional costs to attain compliance, the imposition of fines or an award of damages to private litigants. The obligation to make readily achievable accommodations is an ongoing one and we will continue to assess our properties and to make alterations as appropriate in this respect.

Insurance

We will carry commercial insurance with the policy specifications and insured limits that management believes are appropriate and adequate for all our properties given the relative risk of loss, the cost of the coverage and industry practice. However, our insurance coverage may not be sufficient to fully cover our losses. There are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, wind damage, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to significant limitations, such as large deductibles or co-payments. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, our title insurance policies may not insure for the current aggregate market value of any of our properties, and we do not intend to increase our title insurance coverage as the market values of our properties increase.

Competition

In acquiring our properties, we compete with public commercial property sector REITs, income oriented non-traded REITs, private real estate fund managers, Qualified Opportunity Funds and local real estate investors and developers. Many of these entities have greater resources than us or other competitive advantages. We also face significant competition in leasing available properties to prospective tenants and in re-leasing space to existing tenants.

Employees

We do not currently have any employees and do not expect to have any employees in the foreseeable future. Services necessary for our business are provided by our Manager pursuant to the terms of the Management Agreement. Pursuant to a support agreement between our Manager and our Sponsor, our Sponsor provides our Manager with the personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the Management Agreement. Each of our executive officers is an employee or officer of our Sponsor. To the extent that we acquire more investments, we anticipate that the number of our Sponsor’s employees who devote time to our matters will increase.

Expenses

Our Operating Partnership will pay all of our administrative costs and expenses, including:

•	all expenses relating to our formation and continuity of existence and operation;

•	all expenses relating to our organizational costs and the costs of this offering;

•	all expenses relating to registrations and repurchases of securities;

•	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under U.S. federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body;

•	all expenses for compensation of our directors, director nominees and officers; and

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•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of our Operating Partnership.

Legal Proceedings

From time to time, we may be party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition, cash flows or results of operation if determined adversely to us.

Our Company Information

Our corporate address is One Beacon Street, 32nd Floor, Boston, MA 02108. Our telephone number is 617-971-8807. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this offering circular or any other report or documents we file with or furnish to the SEC.

Our Manager and the Management Agreement

General

We will be externally managed and advised by our Manager. The executive offices of our Manager can be contacted at One Beacon Street, Boston, MA 02108, and our telephone number is 617-971-8807.

Officers of Our Manager

The following table sets forth certain information with respect to the executive officers of our Manager.

Officer	Age	Position Held with Our Manager
Michael Kelley	61	Chief Executive Officer

Elizabeth Kelley	62	Chief Financial Officer

Management—Executive Officers of our Manager

Set forth below is biographical information for the executive officers of our Manager.

Michael Kelley

Mr. Kelley has been our Chief Executive Officer and Chairman of the Board, since our founding in 2020. Mr. Kelley also founded Park View Investments LLC, in June of 2019, which works with opportunity zone stake holders to encourage capital formation utilizing the advantages of the Qualified Opportunity Fund legislation. As part of this effort Park View Investments sponsored Park View OZ REIT with the intent of broadening access and participation of qualified opportunity fund investments. As CEO of Park View OZ REIT, Mr. Kelley oversees all facets of the business including strategy, investment acquisitions, and investor communications. Through his writings and presentations Mr. Kelley has become a leading voice on Opportunity Zones and how investors and community leaders can benefit from them. Mr. Kelley has over 30 years of experience in business and financial markets. Beginning in 1989, he worked at several investment banks including First Albany and Pacific Growth. His responsibilities included providing investment research to, and working closely with, many of Boston’s largest institutional investors. Mr. Kelley has a B.A. in Economics from the University of Massachusetts. Mr. Kelley was selected as a director because of his extensive financial markets experience and his ability to lead our company through the opportunities and challenges inherent in our business.

Elizabeth Kelley (fka Tyminski)

Ms. Kelley has served as the Chief Financial Officer and Secretary of the Board since Park View OZ REIT was founded in 2020. As such she is accountable for overseeing the Company’s financial operations including internal and external financial reporting, managing the accounting procedures, and assisting the CEO to develop financial plans and strategy. Since 2014 Ms. Kelley has been the Executive Director of The Engineering Center Education Trust, a non-profit organization headquartered in Boston, MA. There she is responsible for all strategic, financial, accounting, and operational functions for the organization. Ms. Kelley brings 25+ years of experience in management, human resources, and leadership. Prior to receiving her MBA from Boston College, Ms. Kelley was the Budget Manager for New World Bank. After graduate school she joined Liberty Mutual’s Financial Development Program as a Director of Financial Analysis. She then transitioned into managing the CEO’s Corporate Development Program as part of her role as Director of Employment. She is adept at identifying challenges, defining solutions and implementing new processes and procedures to drive results.  In a volunteer capacity Ms. Kelley has served on several boards including the Association of Junior Leagues International, The College Club of Boston, and Respond, Inc. Ms. Kelley is a highly active volunteer for her alma mater, Smith College. Ms. Kelley was selected as a director because of her operational and financial background.

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Management Agreement

We entered into the Amended Management Agreement (the “Management Agreement”) with our Operating Partnership and our Manager effective as of July 15, 2025 and as amended on August 14, 2026. The initial term of the Management Agreement is for five years commencing on the effective date of the Management Agreement, with automatic one-year renewal terms starting on completion of the initial five-year term.

Management Services

Pursuant to the Management Agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our Board of Directors. Our Manager will be responsible for, among other duties, (1) performing all of our day-to-day functions, (2) determining our investment strategy and guidelines in conjunction with our Board of Directors, (3) sourcing, analyzing and executing investments, asset sales and financing, (4) performing portfolio management duties, and (5) performing financial and accounting functions. The services and activities provided by the Manager may include, without limitation, the following:

Investment Advisory and Acquisition Services

•	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	serve as our investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in and managing a diversified portfolio of commercial properties and other real estate-related assets;

•	adopt and periodically review our investment guidelines;

•	structure the terms and conditions of our acquisitions, sales and co-investments;

•	enter into leases and service contracts for the properties and other investments;

•	approve and oversee our debt financing strategies;

•	approve co-investments, limited partnerships and other such relationships with third parties;

•	approve any potential liquidity transaction;

•	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

•	oversee and conduct the due diligence process related to prospective investments;

•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our Manager’s investment committee to evaluate the proposed investments; and

•	negotiate and execute approved investments and other transactions.

Offering Services

•	the development of this offering, including the determination of its specific terms;

•	preparation and approval of all marketing materials to be used by us relating to this offering;

•	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

•	creation and implementation of various technology and electronic communications related to this offering; and

•	all other services related to this offering.

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Asset Management Services

•	investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our Management Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, property managers, leasing and investment sale brokers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our Management Agreement;

•	monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;

•	monitor and evaluate the performance of our investments, provide management services to us and perform and supervise the various management and operational functions related to our investments;

•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

•	coordinate and manage relationships between us and any co-investment partners.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

•	provide financial and operational planning services and portfolio management functions;

•	maintain or arrange for the maintenance of accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain or arrange for the maintenance of all appropriate company books and records;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•	provide us with all necessary cash management services;

•	manage and coordinate with the transfer agent, if any, the process of making dividends and payments to stockholders;

•	evaluate and obtain adequate insurance coverage based upon risk management determinations;

•	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

•	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Stockholder Services

•	determine our distribution policy; and

•	manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications.

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Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

•	negotiate terms of, arrange and execute financing agreements;

•	manage relationships between us and our lenders, if any; and

•	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

•	evaluate and approve potential asset dispositions, sales or liquidity transactions; and

•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Pursuant to the terms of the Management Agreement, our Manager may retain, for and on our behalf, such additional services, including property management, leasing and construction services, as our Manager deems necessary or advisable in connection with our management and operations, which may include obtaining such services from our Manager or its affiliates, the costs of which will be in addition to the asset management fee; provided, that any such services may only be provided by our Manager or its affiliates to the extent such services are on arm’s-length terms and competitive market rates in relation to terms that are then customary for agreements regarding the provision of such services to companies that have assets similar in type, quality and value to our assets and our subsidiaries’ assets.

Liability and Indemnification

Pursuant to the Management Agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith. It will not be responsible for any action of our Board of Directors in following or declining to follow its advice or recommendations, including as set forth in the investment guidelines. Our Manager will maintain a contractual as opposed to a fiduciary relationship with us. However, to the extent that employees of our Manager also serve as our officers or directors, such officers and directors will owe us duties under Maryland law in their capacity as officers and directors, which may include the duty to exercise reasonable care in the performance of such officers’ or directors’ responsibilities, as well as the duties of loyalty, good faith and candid disclosure. Under the terms of the Management Agreement, our Manager and its affiliates, and any of their members, principals, stockholders, managers, partners, personnel, officers, directors, employees, consultants, agents and any person providing sub-advisory services to our Manager, will not be liable to us, our directors, stockholders, partners or members for any acts or omissions (including errors that may result from ordinary negligence, such as errors in the investment decision-making process) performed in accordance with and pursuant to the Management Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Management Agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, its affiliates and any of their officers, stockholders, members, partners, managers, directors, personnel, employees, consultants and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, arising from acts or omissions performed in good faith in accordance with and pursuant to the Management Agreement. Our Manager has agreed to indemnify us, our directors, officers, stockholders, partners or members and any persons controlling us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement or any claims by our Sponsor’s employees relating to the terms and conditions of their employment by Sponsor. Notwithstanding the foregoing, our Sponsor may carry errors and omissions and other customary insurance coverage upon the completion of this offering.

Management Team

Pursuant to the terms of the Management Agreement, our Manager will be required to provide us with a portion of our management team, including a Chief Executive Officer and such other positions as requested by our Board of Directors, along with appropriate support personnel, to provide the management services to be provided by our Manager to us. None of the officers or employees of our Sponsor will be dedicated exclusively to us. Members of our management team will be required to devote such time as is necessary and appropriate commensurate with the level of our activity.

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Our Manager will be required to refrain from any action that, in its sole judgment made in good faith, (a) is not in compliance with the investment guidelines, (b) would adversely and materially affect our qualification as a REIT under the Code or our status as an entity intended to be excluded or exempted from investment company status under the Investment Company Act, or (c) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or that would otherwise not be permitted by our charter or bylaws. If our Manager is ordered to take any action by our Board of Directors, our Manager will promptly notify our Board of Directors if it is our Manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or our charter or bylaws. Our Manager, its affiliates and any of their members, principals, stockholders, managers, partners, personnel, officers, directors, employees, consultants, agents and any person providing sub-advisory services to our Manager will not be liable to us, our Board of Directors, our stockholders, partners or members, for any act or omission by our Manager or any of its affiliates, except as provided in the Management Agreement.

Term and Termination

The Management Agreement may be amended or modified by agreement between us and our Manager. The initial term of the Management Agreement expires on the fifth anniversary of the effective date of the agreement and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. The independent members of our Board of Directors will review our Manager’s performance and, following the initial term, the Management Agreement may be terminated annually upon the affirmative vote of the majority of our independent members of the Board of Directors, based upon unsatisfactory performance that is materially detrimental to us taken as a whole. We must provide 180 days’ prior notice of any such termination. During the initial five-year term of the Management Agreement, we may not terminate the Management Agreement except for cause. Currently, we have no independent members of the Board of Directors. For more details, see “Conflicts of Interest and Related Party Transactions.”

We may also terminate the Management Agreement at any time, including during the initial term, with 30 days’ prior written notice from our Board of Directors for cause, which is defined as:

•	our Manager’s continued breach of any material provision of the Management Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	any change of control of our Manager which the independent members of our Board of Directors determine is materially detrimental to us taken as a whole;

•	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the Management Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, the Management Agreement shall not be terminable; in addition, if our Manager (or such affiliate) diligently takes necessary and appropriate action to cure the damage caused by such actions in the first 30 days of our Manager’s actual knowledge of its commission or omission, our Manager (or such affiliate) will have a total of 180 days in which to cure such damage before the Management Agreement shall become terminable; or

•	the dissolution of our Manager.

Our Manager may assign the agreement in its entirety or delegate certain of its duties under the Management Agreement to any of its affiliates without the approval of our Board of Directors so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the Investment Advisers Act.

Our Manager may terminate the Management Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event. Our Manager may decline to renew the Management Agreement by providing us with 180 days’ written notice prior to the expiration of the initial term or the then current automatic renewal term. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us specifying such default and requesting the same be remedied in 30 days (or 45 days after the written notice of such breach if we, under certain circumstances, have taken steps to cure such breach within 30 days of the written notice), our Manager may terminate the Management Agreement.

We may not assign our rights or responsibilities under the Management Agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the Management Agreement and by the terms of such assignment in the same manner as we are bound under the Management Agreement.

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Management Compensation and Expense Reimbursements

We do not maintain an office or directly employ personnel. Instead, we rely on the facilities and resources of our Manager to manage our day-to-day operations.

 Our Manager and its affiliates are entitled to receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets, including a quarterly asset management fee. See “Management Compensation” for a detailed explanation of the fees and expenses payable to our Manager and its affiliates. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of shares of our common stock.

Support Agreement

Our Manager has entered into the Support Agreement with our Sponsor. Pursuant to this agreement, our Manager will be provided with access to, among other things, our Sponsor’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties in exchange for a fee representing our Manager’s allocable cost for these services. The fee paid by our Manager pursuant to the support agreement will not constitute a reimbursable expense under the Management Agreement. However, under the Support Agreement, our Sponsor will be entitled to receive reimbursement of expenses incurred on behalf of us or our Manager that we are required to pay our Manager under the Management Agreement.

Management

Board of Directors

We operate under the direction of our Board of Directors, the members of which are accountable to us and our stockholders as fiduciaries. Our Board of Directors has retained our Manager to direct the management of our business and affairs, manage our day-to-day affairs, and implement our investment strategy, subject to our Board of Directors’ supervision. The current Board members are Michael Kelley and Elizabeth Kelley. Our Chief Executive Officer is Michael Kelley and our Chief Financial Officer is Elizabeth Kelley, both of whom are also officers of our Manager.

Our Board of Directors will be classified into three classes. Michael Kelley is a Class III director, and Elizabeth Kelley is a Class II director. The Class I directors will be elected for an initial term ending at the annual meeting of the stockholders the year after election and until his or her successor is elected and qualified. Subsequent Class I directors will be elected for successive terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. The Class II directors will be elected for an initial term ending at the annual meeting of the stockholders the second year after election and until his or her successor is elected and qualified. Subsequent Class II directors will be elected for successive terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. The Class III directors will be elected for an initial term ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. Subsequent Class III directors will be elected for successive terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified.

None of our directors are deemed independent at this time. An independent director is a person who is not an officer or employee of our Manager or its affiliates and meets the requirements as set forth in Nasdaq Rule 5605(a)(2). We plan to add independent directors in the future as we grow, which is a requirement for our common stock to be quoted on the OTCQX. At such time that we have independent members of the Board of Directors, a majority will act upon conflicts of interest matters, including transactions between us and our Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

Although the number of Board members may be increased or decreased, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed for fraud, gross negligence or willful misconduct as determined by non-appealable decision of a court of competent jurisdiction, or by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

Our charter and bylaws provide that any and all vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Our charter and bylaws provide that any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting with the unanimous consent, in writing or by electronic transmissions, of each stockholder entitled to vote on the matter.

Under Maryland law, our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties. For more details, see “Conflicts of Interest and Related Party Transactions.”

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Our general investment and borrowing policies are set forth in this offering circular. Our directors may establish written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and Manager follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this offering circular.

Committees of our Board of Directors

Our Board of Directors may delegate many of its powers to one or more committees. As of the date of this offering circular, our Board of Directors has established an audit committee.

Audit Committee

We have established an audit committee consisting of Elizabeth Kelley and Michael Kelley. Elizabeth Kelley is the chairman of the audit committee. The audit committee’s duties include, without limitation:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor; and

•	determining the compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work.

Executive Officers and Directors

We have provided below certain information about our Company’s directors and executive officers.

Name	Age	Position Held	Term of Office
Michael Kelley	61	Chairman of the Board, Chief Executive Officer and President	June 2020 – Present
Elizabeth Kelley	62	Vice Chairman of the Board, Chief Financial Officer	June 2020 – Present

The address of each director listed is One Beacon Street, 32nd Floor, Boston, MA 02108. Set forth below is biographical information with respect to our directors. Biographical information for each of our management directors may be found above in “Our Manager and the Management Agreement—Management Biographical Information.”

Michael Kelley

Mr. Kelley has been our Chief Executive Officer and Chairman of the Board, since our founding in 2020. Mr. Kelley also founded Park View Investments LLC, in June of 2019, which works with opportunity zone stake holders to encourage capital formation utilizing the advantages of the Qualified Opportunity Fund legislation. As part of this effort Park View Investment sponsored Park View OZ REIT with the intent of broadening access and participation of qualified opportunity fund investments. As CEO of Park View OZ REIT, Mr. Kelley oversees all facets of the business including strategy, investment acquisitions, and investor communications. Through his writings and presentations Mr. Kelley has become a leading voice on Opportunity Zones and how investors and community leaders can benefit from them. Mr. Kelley has over 30 years of experience in business and financial markets. Beginning in 1989, he worked at several investment banks including, First Albany and Pacific Growth. His responsibilities included providing investment research to, and working closely with, many of Boston’s largest institutional investors. Mr. Kelley has a B.A. in Economics from the University of Massachusetts. Mr. Kelley was selected as a director because of his extensive financial markets experience and his ability to lead our company through the opportunities and challenges inherent in our business.

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Elizabeth Kelley

Ms. Kelley has served as the Chief Financial Officer and Secretary of the Board since Park View OZ REIT was founded in 2020. As such she is accountable for overseeing the Company’s financial operations including internal and external financial reporting, managing the accounting procedures, and assisting the CEO to develop financial plans and strategy. Since 2014 Ms. Kelley has been the Executive Director of The Engineering Center Education Trust, a non-profit organization headquartered in Boston, MA. There she is responsible for all strategic, financial, accounting, and operational functions for the organization. Ms. Kelley brings 25+ years of experience in management, human resources, and leadership. Prior to receiving her MBA from Boston College, Ms. Kelley was the Budget Manager for New World Bank. After graduate school she joined Liberty Mutual’s Financial Development Program as a Director of Financial Analysis. She then transitioned into managing the CEO’s Corporate Development Program as part of her role as Director of Employment. She is adept at identifying challenges, defining solutions and implementing new processes and procedures to drive results.  In a volunteer capacity Ms. Kelley has served on several boards including the Association of Junior Leagues International, The College Club of Boston, and Respond, Inc. Ms. Kelley is a highly active volunteer for her alma mater, Smith College. Ms. Kelley was selected as a director because of her operational and financial background.

Advisory Board

Our Board of Directors has created an Advisory Board to provide it and the Manager advice regarding, among other things, potential investments, general market conditions and debt and equity financing opportunities. The members of the Advisory Board will not be managers or officers of our company and will not have any fiduciary or other duties to stockholders. The Advisory Board will initially consist of: Warren Isabelle and Ken Mabbs. The Advisory Board will not participate in meetings of our Board of Directors unless specifically invited to attend. The Advisory Board will meet at such times as requested by our Board of Directors or our Manager. The members of the Advisory Board can be appointed and removed and the number of members of the Advisory Board may be increased or decreased by the Manager at any time and for any reason. The appointment and removal of members of the Advisory Board do not require approval of the Company’s stockholders. Set forth below is biographical information with respect to the initial members of the Advisory Board.

Warren Isabelle, CFA

Mr. Isabelle is a founder and former Managing Member of Ironwood Investment Management. He began his career at The Hartford Insurance Group in 1983 and joined The Pioneer Group in 1984 as a chemical analyst. In July 1990, Mr. Isabelle opened the Pioneer Capital Growth mutual fund and opened the Pioneer Small Company Fund in 1994. He managed both funds until January 1997 in addition to taking on duties as Director of Research and Head of Domestic Equities. He was then hired by the Evergreen Funds as chief investment officer for equities before establishing Ironwood. Since January 2004, Mr. Isabelle has served as a member of the Public Board and Vice-Chairman of the Investment Committee of the University of Massachusetts Foundation. Mr. Isabelle is a Chartered Financial Analyst and a member of the CFA Institute. Mr. Isabelle received a Bachelor of Science degree in chemistry from Lowell Technological Institute, a Master of Science degree in Polymer Science and Engineering from the University of Massachusetts, and a Masters in Business Administration from the Wharton School, University of Pennsylvania. Mr. Isabelle was selected to serve on our Advisory Board because of his extensive investment and finance experience.

Kenneth Mabbs

Mr. Mabbs started his career as an investment banker with Bear Stearns focused primarily on technology-oriented companies.  He left to become the Director of Investment Banking of First Albany Corporation/Gleacher Company.  With their initial sponsorship, he raised a fund called FA Technology Ventures where he was Managing Partner for twenty years.  FA Technology Ventures was typically the lead investor in early stage technology companies and took an active role in helping guide their investment's management through a Board of Directors position. FA Technology Ventures' performance was in the top quartile of its peer group nationally.  FA Technology Ventures was a lead investor in a number of iconoclastic companies such as iRobot, eInk, Softricity, BinOptics, CreditSights and A123 Systems. Ken currently is a Managing Partner of QKA Ventures, the successor partnership of FA Technology Ventures. Mr. Mabbs was selected to serve on our Advisory Board because of his senior executive officer and board service experience.

Compensation of Officers, Directors, and Advisory Board Members

Our Board of Directors has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity. A member of our Board of Directors who is also an employee of our Manager or our Sponsor is referred to as an employee director. Employee directors will not receive compensation for serving on our Board of Directors. Our Board of Directors has approved a compensation program for our non-employee directors, as well as our Advisory Board members, which will take effect upon their appointment and makes them eligible to be paid fees and equity awards at the discretion of the Board of Directors.

We will also reimburse each of our directors and members of the Advisory Board for their travel expenses incurred in connection with their attendance at meetings, if any. We have not made any payments to any of our Directors or Advisory Board members to date.

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Compensation of Directors and Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our Manager also serves as an executive officer and director of the Company. Each of these individuals receives compensation for his services, including services performed for us on behalf of our Manager, from the Manager. As executive officers of our Manager, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

For information concerning limitations of liability and indemnification and advancement rights applicable to our directors and officers, see “Description of Capital Stock and Certain Provisions of Maryland Law, Our Charter and Bylaws—Indemnification and Limitation of Directors’ and Officers’ Liability.”

Management Compensation

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of shares of our common stock.

During 2025, we paid $154,000 and accrued $110,000 in cash reimbursement for offering related compensation to our Manager. No other management fees were paid or accrued in 2025.

Form of Compensation	Determination of Amount	Estimated Amount
Organization and Offering Expenses — Manager	Our Manager has paid and will continue to pay organization and offering expenses on our behalf. We have and will continue to reimburse our Manager for organizational and offering costs and expenses incurred on our behalf. We expect organization and offering expenses, including personnel costs, to be approximately $1,400,000. The organization and offering expenses will also include all marketing expenses incurred by our Manager in connection with this offering, including, without limitation, fees and travel expenses to attend retail seminars and customary lodging, meals and reasonable entertainment expenses associated therewith. These expense reimbursements to the Manager will be paid monthly in an amount not to exceed 2% of current fund assets at such time.	We expect to incur approximately $1,400,000 in aggregate offering expenses if we raise the maximum offering amount under this offering.
Asset Management Fee — Manager

We pay our Manager a quarterly asset management fee equal to an annualized rate of 0.75%, which will be based on our Market Capitalization. For purposes of calculating the Manager’s quarterly management fee, “Market Capitalization” means the product of (i) the total number of shares we have outstanding as of the last business day of the applicable quarter and (ii) the volume-weighted average price of our shares over the final 10 trading days of each quarter as reported by OTC Markets, or, if there have been no trades, the most recent closing price as reported by OTC Markets.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.
Other Operating Expenses — Manager	We reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. In addition, we reimburse our Manager for our allocable portion of the salaries, benefits and overhead of personnel providing service to us. The Manager and/or one or more of its affiliates will also be reimbursed for customary acquisition expenses (including expenses related to potential transactions that are not closed), such as legal fees and expenses, costs of due diligence (including, without limitation, appraisals, surveys, engineering reports and environmental site assessments), travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses related to the acquisition of real estate.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time
Equity Participation by Manager

The Board of Directors may, in its discretion, issue equity awards, including but not limited to Restricted Stock Units (RSUs), to our Manager. Such awards may be granted for purposes of compensation, retention, and aligning the interests of recipients with those of the Company’s stockholders, subject to applicable laws, regulations, and the terms of the Company’s equity incentive plan. No equity participation awards have been issued to date. Actual amounts are dependent upon the results of our operations and, therefore, cannot be determined at this time. We feel this helps to align management’s interests with that of our stockholders.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time

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Acquisition Fee – Manager or its Affiliates

We will pay our Manager, Sponsor, or an affiliate of our Manager or Sponsor, an acquisition fee equal to 1.5% of the total value of any acquisition transaction, including any acquisition through merger with another entity (but excluding any transactions in which our Sponsor, or an affiliate of our Manager or Sponsor, would otherwise receive a development fee).

Actual amounts are dependent upon the results of our operations and, therefore, cannot be determined at this time.

Construction Management Oversight Fee – Manager or its Affiliates

Our Manager, Sponsor or an affiliate of our Manager or Sponsor, will be paid a construction management oversight fee, to be paid by our individual Operating Partnership, equal to 1.5% of the costs of any construction, renovation or repair projects.

Actual amounts are dependent upon the results of our operations and, therefore, cannot be determined at this time.

Principal Stockholders

The following table sets forth the beneficial ownership of shares of our common stock for (i) each person who is expected to be the beneficial owner of more than 10% of our outstanding common stock as of the date of this offering circular, (ii) each director and executive officer of the Company, and (iii) the directors and executive officers of the Company as a group. To our knowledge, each person that beneficially owns shares of our common stock has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at One Beacon Street, 32nd Floor, Boston, MA 02108.

	Common Stock
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of All Shares(3)

10 or more% Stockholders:
Trevor J. Burton		11,500	27.7%
Jeane H. Crisman		7,000	16.9%
Thomas Kelley		4,300	10.4%
		22,800	55.0%
Executive Officers and Directors:
Michael F. Kelley (1)(2)		800	1.9%
Elizabeth Kelley		-	-

All directors and executive officers as a group (2 persons)		800	1.9%

*	Less than 1%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person, directly or indirectly, has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, and/or “investment power,” which includes the power to dispose, or to direct the disposition of, such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Michael Kelley has indirect control over the voting and disposition of the shares of our common stock owned by Park View Investments, LLC and Park View OZ REIT Manager, LLC.

(3)	Based on 41,470 shares of our common stock issued and outstanding as of the date of this offering circular.

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Conflicts of Interest and Related Party Transactions

We are subject to various conflicts of interest arising out of our relationship with our Manager, our Sponsor and their affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Park View Entities

General

The officers, directors and the key real estate professionals of our Manager who perform services for us on behalf of our Manager are also officers, directors, managers, and/or key professionals of our Sponsor. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our Sponsor may organize other real estate-related programs, including other REITs, and acquire for their own account real estate-related investments that may be suitable for us.

The Company currently has not entered into any undisclosed transactions nor has any proposed transactions during the last two completed fiscal years and the current fiscal year to which the Company or any of its subsidiaries and an officer, director, securityholder or promoter was or is to be a participant.

Allocation of Investment Opportunities

We rely on our Sponsor’s executive officers and key real estate professionals who act on behalf of our Manager to identify suitable investments. Our Sponsor in the future expects to establish and sponsor additional real estate funds, as well as other potential investment vehicles. Any future investment vehicles may have investment criteria similar to ours. If a sale, investment or other business opportunity would be suitable for more than one investment vehicle sponsored by our Sponsor, our Manager will allocate it according to the policies and procedures adopted by our Manager. Any allocation of this type may involve the consideration of a number of factors that our Manager’s investment committee may determine to be relevant. The factors that our Manager’s real estate professionals could consider when determining the particular investment vehicle for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of our Sponsor’s various investment vehicles;

•	the cash requirements of our Sponsor’s various investment vehicles;

•	the effect of the investment on the diversification of the portfolios of our Sponsor’s various investment vehicles by type of investment, and risk of investment;

•	the policy of our Sponsor’s various investment vehicles relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase on our Sponsor’s various investment vehicles;

•	the size of the investment; and

•	the amount of funds available to our Sponsor’s various investment vehicles.

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If a subsequent event or development causes any investment, in the opinion of our Manager’s real estate professionals, to be more appropriate for another investment vehicle sponsored by our Sponsor, they may offer the investment to such investment vehicle.

Except under any policies that may be adopted by our Manager, which policies will be designed to minimize conflicts among the affiliates of our Sponsor, no investment vehicle sponsored by our Sponsor will have any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any other investment vehicle sponsored by our Sponsor;

•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any other investment vehicle sponsored by our Sponsor;

•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any other investment vehicle sponsored by our Sponsor;

•	establishing material commercial relationships with another investment vehicle sponsored by our Sponsor; or

•	making operational and financial decisions that could be considered to be detrimental to another investment vehicle sponsored by our Sponsor.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one entity of our Sponsor more than another entity of our Sponsor or limit or impair the ability of any entity of our Sponsor to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular entity of our Sponsor that such arrangements or agreements include or not include another entity of our Sponsor, as the case may be. Any of these decisions may benefit one entity of our Sponsor more than another entity of our Sponsor.

Allocation of Our Affiliates’ Time

We rely on our Sponsor’s key professionals who act on behalf of our Manager, Michael Kelley and Elizabeth Kelley, for the day-to-day operation of our business. Michael Kelley and Elizabeth Kelley are also executive officers and/or members of our Sponsor and its affiliates. As a result of their interests in other affiliates of our Sponsor, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Michael Kelley and Elizabeth Kelley will face conflicts of interest in allocating their time among us, our Manager and other affiliates of our Sponsor and other business activities in which they are involved. However, we believe that our Manager and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the affiliates of our Sponsor for which they work.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive an asset management fee from us, which fee has not been negotiated at arm’s length with an unaffiliated third party. This fee could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and directors and the key executives of our Sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of provisions in our Management Agreement involving our Manager and its affiliates, or the support agreement between our Manager and our Sponsor;

•	public offerings of equity by us, which will likely entitle our Manager to an increase in the asset management fee;

•	acquisitions of investments from other Sponsor entities, which might entitle our Manager, affiliates or Sponsor to profit participations or to fees in connection with services for the seller;

•	whether and when we seek to list shares of our common stock on a stock exchange or other trading market;

•	whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate professionals of our Sponsor who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these real estate professionals receiving more compensation from us than they currently receive from our Sponsor;

•	whether and when we seek to sell the company or its assets; and

•	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

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No Independent Underwriter

As we are currently conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Measures

If our Sponsor, our Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted, our Board of Directors will review and approve such affiliate transactions. Affiliate transactions are defined as transactions between our Sponsor, our Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute affiliate transactions with the prior approval of the Board of Directors and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. At such time that we have independent members of the Board of Directors, a majority will act upon conflicts of interest matters, including transactions between us and our Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

Our Policies Relating to Conflicts of Interest

In addition to our Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with respect to future investments with our Manager, our Sponsor, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to these conflicts of interest policies, we may not engage in the following types of transactions unless such transaction is approved by the Board of Directors:

•	sell or lease any investments to our Manager, our Sponsor, their officers or any of their affiliates; or

•	acquire or lease any investments from our Manager, our Sponsor, their officers or any of their affiliates.

In addition, pursuant to these conflicts of interest policies, we will neither make any loans to our Manager, our Sponsor, their officers or any of their affiliates nor borrow money from our Manager, our Sponsor, their officers or any of their affiliates, except as otherwise provided in the offering circular or unless approved by the Board of Directors. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Manager. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by our Manager, our Sponsor, their officers or any of their affiliates. Notwithstanding the above, from time to time we may borrow from our Sponsor at a market rate approved by the Board of Directors. At such time that we have independent members of the Board of Directors, a majority will act upon conflicts of interest matters, including transactions between us and our Manager. We do not currently have any independent directors; until we appoint them, these matters are reviewed and approved by our current directors, who are not independent and who also serve as officers of our Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

These conflicts of interest policies may be amended at any time in our Manager’s discretion, with the approval of our Board of Directors.

Liability and Indemnification of our Sponsor

We will enter into an indemnification agreement with our Sponsor pursuant to which our Sponsor will not assume any responsibility for any action of our Board of Directors in following or declining to follow the advice or recommendations of our Manager. However, to the extent that employees of our Sponsor also serve as our officers or directors, such officers and directors will owe us duties under Maryland law in their capacity as officers and directors, which may include the duty to exercise reasonable care in the performance of such officers’ or directors’ responsibilities, as well as the duties of loyalty, good faith and candid disclosure. Under the terms of the indemnification agreement, our Sponsor and its affiliates, and any of their members, stockholders, managers, partners, personnel, officers, directors, employees, consultants and any person providing sub-advisory services to our Sponsor, will not be liable to us, our directors, stockholders, partners or members for any acts or omissions (including errors that may result from ordinary negligence, such as errors in the investment decision-making process or in the trade process) performed in accordance with and pursuant to the Management Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Management Agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Sponsor, its affiliates and any of their officers, stockholders, members, partners, managers, directors, personnel, employees, consultants and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, arising from acts or omissions performed in good faith in accordance with and pursuant to the Management Agreement.

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Related Party Loans and Warehousing of Assets

If we have sufficient funds to acquire only a portion of a real estate investment then, in order to cover the shortfall, we may obtain a related party loan from our Sponsor or its affiliates. Each related party loan will be an obligation of ours, that is payable solely to the extent that such related party loan remains outstanding. As we sell additional shares of common stock in this offering, we will use the proceeds of such sales to pay down the principal and interest of the related party loan, reducing the payment obligation of the related party loan, and our obligation to the holder of the related party loan. We may also utilize related party loans, from time to time, as a form of leverage to acquire real estate assets. From time to time we may borrow from our Sponsor at a market rate approved by the Board of Directors. At such time that we have independent members of the Board of Directors, a majority will act upon conflicts of interest matters, including transactions between us and our Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

As an alternative means of acquiring investments for which we do not yet have sufficient funds, our Sponsor or its affiliates may close and fund a real estate investment prior to it being acquired by us. This ability to warehouse investments allows us the flexibility to deploy our offering proceeds as funds are raised. We may then acquire such investment at a price equal to the fair market value of such investment, provided that its fair market value is materially equal to its cost (i.e., the aggregate equity capital invested by our Sponsor or its affiliates in connection with the acquisition and during the warehousing of such investments, plus assumption of debt and any costs, such as accrued property management fees and transfer taxes, incurred during or as a result of the warehousing or, with respect to debt, the principal balance plus accrued interest net of any applicable servicing fees).

Investment Objectives and Strategy

Investment Objectives

Our primary investment objectives are:

•	to preserve, protect and return your capital contribution;

•	to invest in qualifying opportunity zone properties so our stockholders can take advantage of the tax efficient benefits of a qualified opportunity fund;

•	to pay attractive and consistent cash distributions;

•	to grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term; and

•	to realize growth in the value of our investments in a tax efficient manner.

To qualify for Qualified Opportunity Fund and REIT tax treatment.

Investment Strategy

As a qualified opportunity zone fund (QOF) we intend to invest at least 90% of our assets in qualified opportunity zone properties that we feel have significant growth potential, which will help enable us to be classified as a “qualified opportunity fund.”

Our strategy favors properties in regions experiencing growth drivers such as expanding urban centers, universities, medical facilities etc. Our investments are expected to consist of properties for the construction and/or renovation of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, mixed-use, data centers and solar projects located throughout the United States and its territories. We also expect to execute on opportunities to lease, develop, renovate or reposition properties, in keeping with the spirit of the opportunity zone legislation. Our Manager will combine rigorous due diligence with value discipline in identifying potential investments. We may acquire a wide variety of commercial properties, including but not limited to, multifamily, office, industrial, retail, hospitality, throughout the United States and its territories. We may also enter into multiple co-investment and sub advisory agreements to add geographic and project specific expertise. We anticipate our future operations will also include the acquisition of real estate-related assets, including debt and equity securities issued by other real estate companies, with the goal of increasing distributions and/or capital appreciation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s investment committee will periodically review our investment guidelines to determine whether our investment guidelines continue to be in the best interests of our stockholders. There is no prohibition in our charter on the amount or percentage of our assets that may be invested in a single property. Initially, we expect to have a limited number of properties and up to 100% of our assets may be invested in a single property.

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In executing on our business strategy, we believe that we will benefit from our Manager’s affiliation with our Sponsor given the extensive investment experience brought by our Sponsor’s executives and advisors. These competitive advantages include:

•	Our Sponsor’s relationships with financial institutions, lenders and other real estate-related products and that finance the types of assets we intend to acquire;

•	Our Sponsor’s acquisition experience, which includes seeking, underwriting and evaluating real estate deals in multifamily and mixed-use properties in various locations throughout the United States and in a variety of market conditions; and

•	Our Sponsor’s asset management experience, which includes actively monitoring each investment through critical property management, leasing and renovation activities.

Investment Decisions and Asset Management

Within our investment policies and objectives, our Manager’s investment committee will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

We believe that active management is critical to creating value. We will continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell or refinance the asset.

To execute our disciplined investment approach, a team of our real estate professionals take responsibility for the business plan of each investment. The following practices summarize our investment approach:

•	Market Research – The investment team completes exhaustive market diligence on demographics, employment drivers, competing properties, and capital market activity.

•	Physical Research – The investment team engages third party property condition, environmental, zoning and code compliance, and building systems assessments to identify prospective investment deferred maintenance items and to validate capital requirement assumptions.

•	Underwriting Discipline – We follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income- producing capacity, prospects for appreciation, potential for principal loss, tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other internal professionals responsible for the asset.

•	Asset Management – Prior to the purchase of an individual asset or portfolio, the Manager’s acquisition team works in tandem with the asset management team to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to implement the contemplated business plan in an attempt to achieve the anticipated returns. We review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. We have designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

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Opportunity and Market Overview

Our Company’s investment structure, the “Opportunity Zone REIT,” offers what we believe is a highly tax efficient vehicle for investors with a long term investment horizon and capital gain eligible for “qualified opportunity fund” (QOF) benefits.

We believe that we will be able to provide our stockholders with compelling investment performance on a risk-adjusted basis through (1) the application of our rigorous investment and underwriting standards, (2) the eventual geographic and asset class diversification of our investments and (3) the expected tax benefits from an investment in the Company. We will focus on the development and renovation of our qualified opportunity zone investments in opportunity zones that have completed, or are engaged in, the revitalization process or have other growth drivers.

Park View expects that it will be able to manage the risk associated with developing or renovating and managing its investments better than many other real estate companies due to the financial markets experience of its sponsor and the real estate and investment management experience of its directors and advisors.

It is important to note that real estate markets are often unpredictable and subject to change over time. As a result, changes may occur that will require us to modify our investment strategy to identify and acquire assets providing attractive risk-adjusted returns.

Targeted Investments

Prior to acquiring an asset, our Manager’s investment committee will perform an individual analysis of the asset to determine whether it meets our investment guidelines. Our Manager’s investment committee will use the information derived from the analysis in determining whether the asset is an appropriate investment for us.

We intend to concentrate our early operations on the identification, acquisition and development or redevelopment of properties located within “qualified opportunity zones.” At least 90% of our assets will initially consist of qualified opportunity zone investments, which will enable us to be classified as a “qualified opportunity fund.” Because we will be a qualified opportunity fund, certain investors in our company will be eligible for favorable capital gains tax treatment on their investments. Our initial investments are expected to consist of properties for the construction and/or renovation of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, mixed-use, data centers and solar projects located throughout the United States and its territories.

We anticipate our future operations will include the acquisition and development or redevelopment of a wide range of commercial properties located throughout the United States, as well as the acquisition of real estate-related assets, including debt and equity securities issued by other real estate companies, with the goal of increasing distributions and/or capital appreciation. As of the date of this offering circular, we have not identified any particular asset to acquire.

Each of our assets will have either affiliates of our Sponsor or Manager, or their respective affiliates, or an independent third party, or any combination of the foregoing, as the sponsor or co-sponsor, general partner or co-general partner, manager or co-manager of the investment, and our role, in general, will be as a passive investor.

The divestiture of our assets will be based on our assessment of future market conditions and the properties’ performance. Although we have no minimum holding period, in general, we believe that holding our assets for the long term will enable us to capitalize on the potential for increased income and capital appreciation. Tax rules applicable to REITs may also influence our hold periods for each investment.

Qualified Opportunity Zone

The opportunity zone is a new community development program established by Congress in the Tax Cuts and Jobs Act of 2017 to encourage long-term investments in low-income urban and rural communities nationwide. The opportunity zone program provides a tax incentive for investors to re-invest their unrealized capital gains into qualified opportunity funds that are dedicated to investing in opportunity zones designated by the chief executives of every state and territory of the United States.

To be certified as a qualified opportunity zone, the designated census tract must have a poverty rate of at least 20% and be an area for which the median family income does not exceed 80% of the statewide family income or, if located in a metropolitan area, does not exceed 80% of the metropolitan area median family income. Certain census tracts contiguous with low income communities may also be designated as qualified opportunity zone if the median family income of the census tract does not exceed 125% of the median family income of the low income community with which the census tract is contiguous. As of the date of this offering circular, there were more than 8,700 qualified opportunity zones throughout the United States.

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In order to be a “qualified opportunity fund,” at least 90% of the fund’s assets need to consist of “qualified opportunity zone property” (the “90% Asset Test”). A qualified opportunity fund must determine whether it meets the 90% Asset Test on each of: (i) the last day of the first six-month period of its taxable year, and (ii) the last day of its taxable year (each a “Semiannual Test Date”). Subject to a one time six-month cure period, for each month following a Semiannual Test Date in which a qualified opportunity fund fails to meet the 90% Asset Test, it will be required to pay a penalty equal to: (1) the excess of (a) the excess of 90% of the fund’s aggregate assets over the aggregate amount of qualified opportunity zone property held by the fund, multiplied by (b) the short-term federal interest rate plus 3%. However, notwithstanding a qualified opportunity fund’s failure to meet the 90% Asset Test, no penalty will be imposed if the fund demonstrates that its failure is due to reasonable cause. Taxpayers must make deferral elections on Form 8949 (Sales and Other Dispositions of Capital Assets), which will need to be attached to their U.S. federal income tax returns for the taxable year in which the capital gain would have been recognized had it not been deferred. In addition, the U.S. Internal Revenue Service (the “IRS”) updated Form 8997 (Initial and Annual Statement of Qualified Opportunity Fund QOF Investments) which requires eligible taxpayers holding a qualified opportunity fund investment at any point during the tax year to report: (i) qualified opportunity fund investments holdings at the beginning and end of the tax year; (ii) current tax year capital gains deferred by investing in a qualified opportunity fund; and (iii) qualified opportunity fund investments disposed of during the tax year.

Subsequent changes in the tax laws or the adoption of new regulations, as well as early dispositions of shares of our common stock, could cause the loss of the anticipated tax benefits. As a result, you are urged to consult with your tax advisors regarding the tax consequences of (1) purchasing, owning or disposing of our common stock, including the federal, state and local tax consequences of investing capital gains in our shares, (2) our election to be taxed as a REIT and our election to be organized as a qualified opportunity fund and (3) potential changes in the interpretation of the existing tax laws or the adoption of new laws or regulations.

Investments in Real Property

In executing our investment strategy with respect to investments in real property, we will seek to invest in assets that we believe will provide positive cash flow characteristics and/or asset appreciation. To the extent feasible, we will seek to satisfy our investment objectives of achieving attractive cash yields with the potential for capital appreciation. In making investment decisions for us, our Manager’s investment committee will consider relevant real estate property and financial factors, including the location of the property, its income-producing capacity, the prospects for long-term appreciation and its liquidity and income and REIT tax considerations.

We are not limited in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.

Our investment in real estate generally will take the form of holding fee title. We may selectively acquire properties with co-investment partners. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the IRS could challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See “U.S. Federal Income Tax Considerations—Requirements for Qualification—Sale-Leaseback Transactions.”

We intend to invest in markets with favorable risk-return characteristics. As a result, our actual investments may result in concentrations in a limited number of geographic regions. We will make our investments in or in respect of real estate assets located throughout the United States and its territories.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents:

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our Manager; and

•	title, property, liability, and other insurance policies.

We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment consists primarily of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, surveying of the ownership history, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

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Generally, sellers engage and pay third party brokers or finders in connection with the sale of an asset. Although we do not expect to do so on a regular basis, we may from time to time compensate third party brokers or finders in connection with our acquisitions.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In purchasing properties, we will be subject to risks generally incident to the ownership of real estate.

Multifamily and Mixed-Use Rental Properties. We expect that a majority of our initial qualified opportunity zone investments will be multifamily and mixed-use property developments. We define development projects to include a range of activities from major renovation and lease-up of existing buildings to ground up construction. In each case, these multifamily and development communities will meet our investment objectives and may include conventional multifamily rental properties, such as mid-rise, high-rise, and garden-style properties, as well as student housing and age-restricted properties (typically requiring at least one resident of each unit to be 55 or older). Specifically, we may acquire multifamily assets that may benefit from enhancement or repositioning and development assets. We may purchase any type of residential property, including properties that require capital improvement or lease-up to enhance stockholder returns. Location, condition, design and amenities are key characteristics for apartment communities. We will initially focus on investments in qualified opportunity zones throughout the United States and its territories, and may invest in other markets and submarkets that are deemed likely to benefit from ongoing population shifts and/or that are poised for high growth potential.

The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for the specific type and use of the property in the geographic area where the property is located. In the case of apartment communities, such standardized leases generally have terms of one year.

Co-investment Investments. Our Operating Partnership will acquire properties on our behalf. We will frequently acquire the entire equity ownership interest in properties and exercise control over those properties. However, we may also enter into co-investments, partnerships, or other co-ownership arrangements with parties related to Park View or third parties, for the acquisition, development or improvement of properties for the purpose of further diversifying our portfolio of assets. We may also enter into co-investments, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties.

A co-investment creates an alignment of interest of capital provided by the Company, for the benefit of our stockholders, by leveraging our Sponsor’s relationship with third-parties having significant acquisition, development and management expertise in order to achieve the following four primary objectives: (1) increase the return on our invested capital; (2) diversify our access to investment opportunities; (3) “leverage” our invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions. In determining whether to invest in a particular co-investment, our Manager’s investment committee will evaluate the real property that such co-investment owns or is being formed to own under the same criteria described elsewhere in this offering circular for our selection of real property investments.

The Company anticipates that substantially all of its co-investment investments will be structured in one of the following formats:

(1) The Operating Partnership will partner with local developers who will act as the developer for multiple co-investment projects with our Operating Partnership, within specific regions of the United States. These Park View co-investment partnerships will enable the Company to increase its presence and expertise in multiple regions throughout the United States without having to incur the costs associated with opening offices in each region where new investment properties are located.

(2) The Operating Partnership will enter into co-investments with experienced local developers to co-invest and co-develop projects on a deal-by-deal basis, where the Operating Partnership will act as a general partner or managing member for the co-investment.

Joint Venture and Other Co-Ownership Arrangements – All of our assets are and will continue to be held by, and all of our operations are and will continue to be conducted through one or more operating companies (each an “Operating Company” and together the “Operating Companies”), either directly or indirectly through subsidiaries. To further diversify our investment portfolio, we also intend to enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with related parties as well as independent developers and owners.

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We anticipate acquiring an interest in properties where an affiliate of our Sponsor or Manager or its affiliates (collectively the “Park View Group”) will act as general partner or co-general partner, manager or co-manager, developer or co-developer, or any of the foregoing, however, we do not anticipate members of the Park View Group making cash investments in all or any of our joint venture investments. Entering into joint ventures with a member of the Park View Group, or any other affiliate of our Sponsor or Manager, would align our interests with the interests of our co-general partner, co-manager or co-developer for the benefit of our stockholders by leveraging of our capital resources and our co-general partner’s, co-manager’s or co-developer’s extensive industry relationships and significant acquisition, development and management expertise to: (i) achieve potentially greater returns on our invested capital; (ii) diversify our access to investment opportunities; and (iii) promote our brand and potentially increase our market share. In determining whether to participate in a particular joint venture, our Manager’s investment committee will evaluate the property that such joint venture holds or is being formed to acquire using the same investment criteria described elsewhere in this offering circular.

We currently anticipate that substantially all of our joint venture investments will be structured in one of the following formats:

•	A member of the Park View Group will act as the general partner, co-general partner, manager, co-manager or as managing member of a joint venture in which our Operating Companies, directly or indirectly through subsidiaries, will participate as limited partners or non-managing members, to acquire stabilized, cash flow generating real estate assets that do not require renovation or development, real estate-related assets, including commercial real estate loans and mortgages, and debt and equity securities issued by other real estate companies, select private equity investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses.

•	A member of the Park View Group will act as the general partner, manager or managing member of a joint venture in which our Operating Companies, directly or indirectly through subsidiaries, will participate as limited partners or non-managing members, and a member of the Park View Group will act as the developer of the projects owned by the joint venture.

•	A member of the Park View Group will act as the general partner, manager or managing member of joint ventures in which subsidiaries of our Operating Companies will participate as limited partners or non-managing members. A member of the Park View Group will partner with local developers to create satellite offices, which will act as the developer for multiple joint venture projects with our Operating Companies, directly or indirectly through subsidiaries, within specific regions of the United States and its territories. These satellite offices will enable us to increase our presence and expertise in multiple regions without having to incur the costs and expenses associated with opening offices in each region where new investment properties are located.

•	Our Manager or a member of the Park View Group will set up exclusive programmatic joint ventures with experienced regional developers to co-invest and co-develop in one or more projects within specific regions of the United States and its territories. A member of the Park View Group will act as the general partner, manager or managing member of the programmatic joint ventures with subsidiaries of our Operating Companies participating as limited partners or non-managing members. These programmatic joint ventures will enable us to increase our presence and expertise in multiple regions without having to incur the costs and expenses associated with opening offices in each region where new investment properties are located.

•	Our Manager or a member of the Park View Group will enter into joint ventures with experienced local developers to co-invest and co-develop projects on a deal-by-deal basis. A member of the Park View Group will act as the general partner, manager or managing member of the joint ventures with subsidiaries of our Operating Companies participating as limited partners or non-managing members. A member of the Park View Group will act as the co-developer of projects with the joint venture partners and developers.

•	Our Manager or a member of the Park View Group will enter into joint ventures with independent third-party experienced local developers to co-invest and co-develop on our behalf. The joint venture partners and developers will typically act as the general partner or managing member for the joint ventures with subsidiaries of our Operating Companies participating as the limited partners or non-managing members.

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Any material terms not otherwise disclosed in this offering circular, including any increase in the fees, will require approval of the board of directors.

Insurance

We plan to purchase insurance policies covering our joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations, as well as their general partners, co-general partners, managers, co-managers, developers, co-developers, construction managers, property managers, our Sponsor, our Manager or any of the foregoing or their respective affiliates. We plan to purchase deal level insurance policies for individual investments or blanket policies covering multiple investments and participants and their respective affiliates. We plan to directly pay for any such policies or allocate premiums to or among our investments and their participants and respective affiliates on an estimated basis.

Lack of Allocation Requirements

Nothing in our charter, organizational documents or otherwise provides for restrictions or limitations on the percentage of our investments that must be (i) in a given geographic area, (ii) of a particular type of real estate, or (iii) acquired utilizing a particular method of financing. Our Board of Directors may change our targeted investments and investment guidelines without specific restrictions or limitations related to geographic location, diversification, or otherwise. See “Risk Factors—Risks Related to an Investment in our Company.”

Investment Process

Our Manager has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our Manager’s investment committee and subject to the direction and oversight of our Manager’s investment committee. Our Manager’s investment committee must approve all investments. We will not, however, purchase or lease assets in which our Manager, any of our officers or any of their affiliates has an interest without a determination by the Board of Directors that the terms of such transaction, including price, are fair and reasonable to us. In the event that two or more members of the investment committee are interested parties in a transaction, the Board of Directors will consider and vote upon the approval of the transaction. Our Manager’s investment committee will periodically review our investment guidelines and our investment portfolio. Changes to our investment guidelines must be approved by our Manager’s investment committee. At such time that we have independent members of the Board of Directors, a majority will act upon conflicts of interest matters, including transactions between us and our Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

Our Manager will focus on the sourcing, acquisition and management of commercial real estate. In selecting investments for us, our Manager will utilize our Sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

•	real estate market factors that may influence real estate valuations;

•	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•	real estate and leasing market conditions affecting the real estate;

•	the cash flow in place and projected to be in place over the expected hold period of the real estate;

•	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

•	review of third-party reports, including property condition, title, zoning and environmental reports;

•	downside risk;

•	physical inspections of the real estate and analysis of markets; and

•	the overall structure of the investment and rights in the transaction documentation.

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If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure, including, with respect to co-investments, governance and control rights, buy-sell provisions and recourse provisions. Our Manager will evaluate our position and our rights in relation to potential co-investment partners. Our Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Borrowing Policy

We believe that our Sponsor’s ability to obtain both competitive financings and its relationships with top tier financial institutions should allow our Manager to successfully employ competitively-priced, moderate levels of borrowing in order to enhance our returns.

We intend to employ leverage in order to provide more funds available for investment. We believe that prudent use of conservatively structured leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that, once we have fully invested the proceeds of this offering and acquired a substantial portfolio of stabilized properties, our aggregate debt financing, for market rate assets on a property-level basis, excluding any debt at the REIT level or on assets under development or renovation, will be between 30-70% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. Additionally, certain affordable housing programs provide government (or private) funding and assistance which can reduce the equity investment required and increase our leverage ratio. During the period when we are acquiring, constructing and/or renovating our investments, we may employ greater leverage on individual assets. Our Manager may from time to time modify our leverage policy in its discretion.

Operating Policies

Interest Rate Risk Management / Hedging Activities. We may engage in hedging transactions to protect our investment portfolio and variable rate leverage from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when our Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies. Our charter authorizes us to issue 10,000,000 shares of capital stock, of which 9,000,000 shares are designated as common stock and 1,000,000 shares are designated as preferred stock. As of the date of this offering circular, we have issued 100 shares of common stock to our Sponsor. We will issue up to 738,113 additional shares of our common stock in this offering. Our Board of Directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our Board of Directors may elect to (i) sell additional shares in this or future offerings; (ii) issue equity interests in private offerings; or (iii) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after your purchase in this offering your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the book value per share and fair value of your shares and in the earnings and dividends per share.

Disposition Policies

Ideally we want to buy and hold our property acquisitions for the long-term. However, if an investment reaches what we believe to be its optimum value we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our stockholders.

The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Code or would impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, a REIT that sells a property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” with respect to any such property and is subject to a 100% penalty tax on the net income from any such transaction unless the sale qualifies for a statutory safe harbor from application of the 100% tax.

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As a result, our Manager will attempt to structure any disposition of our properties with respect to which our Manager believes we could be viewed as a dealer in a manner to avoid this penalty tax through reliance on the safe harbor available under the Code or through the use of a TRS. See “U.S. Federal Income Tax Considerations—Taxation of Our Company.” Alternatively, the risk of incurring the 100% tax may require the Manager to forgo an otherwise attractive selling opportunity. When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a property will be determined in large part by the amount of rent payable by the tenants. The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions.

Market conditions, our status as a REIT, QOF and other factors could cause us to delay the commencement of our liquidation or other liquidity event. Even after we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all properties are sold and our other assets are liquidated. In general, the federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” with potentially unfavorable tax consequences for our stockholders, or terminate our status as a REIT.

Plan of Operation

General

We were formed as a Maryland corporation to invest in and manage a portfolio of commercial real estate properties. We expect to use substantially all of the net proceeds from this offering to acquire a portfolio of qualified opportunity zone investments with a focus on markets where we feel that the risk-return characteristics are favorable. We may also invest, to a limited extent, in other real estate-related assets. We plan to diversify our portfolio by investment risk with the goal of attaining a portfolio of real estate assets that provide current income and/or the potential for appreciation in value.

Our Manager will manage our day-to-day operations and our portfolio of investments. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the direction and oversight of our Manager’s investment committee. Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf.

The Company intends to conduct its operations such that it is treated as a Qualified Opportunity Fund (QOF) within the meaning of Subchapter Z of the Code, although no assurances can be provided in this regard. As a QOF we will concentrate on the identification, acquisition and development or redevelopment of properties located within “qualified opportunity zones.” At least 90% of our assets will consist of qualified opportunity zone property, which is required of us to be a “qualified opportunity fund.”

We also intend to make an election to be taxed as a REIT under the Code on such date as determined by our Board of Directors, taking into consideration factors such as the timing of our ability to generate cash flows, our ability to satisfy the various requirements applicable to REITs and our ability to maintain our status as a qualified opportunity fund. If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax to the extent we distribute dividends to our stockholders. We will own most of our assets and conduct all of our business through our Operating Partnership, which was formed in June 2022, either directly or through its subsidiaries. Park View Investments LLC serves as the sole general partner of our Operating Partnership and our percentage of ownership interest will increase or decrease in connection with the number of shares of our common stock that we sell. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for U.S. federal income tax purposes on such date as determined by our Board of Directors, taking into consideration factors such as the timing of our ability to generate cash flows, our ability to satisfy the various requirements applicable to REITs and our ability to maintain our status as a qualified opportunity fund, and we intend to continue to operate so as to remain qualified as a REIT for U.S. federal income tax purposes thereafter. See “U.S. Federal Income Tax Considerations” for additional details regarding the various requirements that we must satisfy in order to qualify as a REIT and maintain our status as a qualified opportunity fund.

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Competition

In acquiring our properties, we compete with public commercial property sector REITs, income oriented non-traded REITs, private real estate fund managers, Qualified Opportunity Funds and local real estate investors and developers. Many of these entities have greater resources than us or other competitive advantages. We also face significant competition in leasing available properties to prospective tenants and in re-leasing space to existing tenants.

Additionally, our net income depends, in large part, on our ability to source, acquire and manage investments with attractive risk-adjusted yields. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, insurance company investment accounts, other REITs, other QOFs, private real estate funds, and other entities engaged in real estate investment activities, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, amount of capital to be invested per investment and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our operations. We have obtained and will continue to obtain the capital required to purchase new investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. If we are unable to raise substantial gross offering proceeds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Our aggregate targeted property-level leverage, excluding any debt at the REIT level, affordable housing developments, or on assets under development or renovation, after we have acquired a substantial portfolio of stabilized properties is between 30-70% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring, constructing and/or renovating our investments, we may employ greater leverage on individual assets. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to pay dividends.

In addition to making investments in accordance with our investment objectives, we use our capital resources to make certain payments to our Manager. During our organization and offering stage, these payments will include payments for reimbursement of certain organization and offering expenses. During our acquisition and development stage, we expect to make payments to our Manager in connection with the management of our assets and costs incurred by our Manager and its affiliates in providing services to us. In addition, we will be required to pay certain fees and expenses to our third party administrative and processing agent for administrative and processing services in connection with this offering, as discussed under “Plan of Distribution—Administrative and Processing Agent.” For a discussion of the compensation to be paid to our Manager, see “Management Compensation”.

We intend to elect to be taxed as a REIT and to operate as a REIT commencing on such date as determined by our Board of Directors, taking into consideration factors such as the timing of our ability to generate cash flows, our ability to satisfy the various requirements applicable to REITs and our ability to maintain our status as a qualified opportunity fund. To maintain our qualification as a REIT, we will be required to make aggregate annual dividends to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our Board of Directors may authorize dividends in excess of those required for us to maintain REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our Board of Directors deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare dividends based on daily record dates and pay dividends on a quarterly or other periodic basis. We have not established a minimum distribution level. See “U.S. Federal Income Tax Considerations” for additional details regarding the various requirements that we must satisfy in order to qualify as a REIT and maintain our status as a qualified opportunity fund.

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Market Outlook — Real Estate Finance Markets

The commercial real estate market is highly sensitive to interest rates so we are closely monitoring rate fluctuations. We have been pleasantly surprised at the resilience of both credit markets and the stock market in the face of recently volatile oil prices. We feel this reflects the strong underlying fundamental of the U.S. economy.

As we look ahead, we believe the economy will continue to improve. We believe fundamentals, transactions, and commercial real estate lending activities will continue to strengthen in the United States core and surrounding metropolitan markets.

We believe our Sponsor’s flexibility provides us with a competitive edge in searching for value and attractive opportunities across wider markets and our target property types in this rapidly changing economic environment.

However, risks related to interest rate hikes and regulatory uncertainty can still adversely affect growth and the values of our investments. Inflation could increase substantially if the war with Iran and blockade in the Strait of Hormuz flares up again a resulting in increases in energy costs, which in turn could drive inflation and interest rates higher. We do see the economy and the real estate markets specifically and being very resilient. The increase in vacancies we saw in many markets, created by significant new housing supply, appears to have been absorbed fairly quickly with occupancy and rental rates now trending higher.

Over the short term, we remain cautiously optimistic about the opportunity to acquire investments offering attractive risk-adjusted returns in our targeted investment markets. However, we recognize disruptions in financial markets can occur at any time. By targeting qualified opportunity zone investments, we believe we will remain well positioned, as compared to our competitors, in the event current market dynamics deteriorate.

Contractual Obligations and Other Long-Term Liabilities

As of December 31, 2025, we did not have any contractual obligations or other long-term liabilities.

Off-Balance Sheet Arrangements

As of December 31, 2025 we did not have any off-balance sheet arrangements.

Inflation

Our residential leases are expected to typically be for one-year terms, which should minimize any negative impact from inflation. We expect that substantially all of our non-residential leases will provide for separate real estate tax and operating expense escalations. In addition, substantially all of those leases will provide for fixed rent increases. We believe that inflationary increases may be at least partially offset by the contractual rent increases and expense escalations described above.

Results of Operations

We were formed on June 19, 2020 and began operating on July 12, 2021. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of real estate and real estate related investments.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes are critical. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

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Real Estate Investments

We will record acquired real estate at cost and make assessments as to the useful lives of depreciable assets. We will have to make subjective assessments as to the useful lives of our depreciable assets. We will consider the period of future benefit of an asset to determine its appropriate useful life. We anticipate the estimated useful lives of our assets by class to be as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Lease intangibles	Remaining term of related lease

Impairment of Long-Lived Assets

For operations related to properties that have been sold or properties that are intended to be sold, we will present them as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold to be designated as “held for sale” on the balance sheet. We will deem the intent to sell to exist and utilize the “held for sale” designation when a non-refundable deposit or option payment has been made by a prospective buyer.

When circumstances indicate the carrying value of a property may not be recoverable, we will review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition.

These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors.

If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which we expect will range from one month to ten years.

We will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Our estimates of value are expected to be made using methods similar to those used by independent appraisers. Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

We will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, we will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. We will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics to be considered by us in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

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The determination of the fair value of the assets and liabilities acquired requires the use of significant assumptions with regard to current market rental rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the fair value of these assets and liabilities, which could impact the amount of our reported net income. These estimates are subject to change until all information is finalized, which is generally within one year of the acquisition date.

Valuation of Financial Instruments

Proper valuation of financial instruments is a critical component of our financial statement preparation. ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants at the measurement date (i.e., the exit price).

We will categorize our financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the consolidated balance sheets will be categorized based on the inputs to the valuation techniques as follows:

•	Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market (examples include active exchange-traded equity securities, listed derivatives, most U.S. Government and agency securities, and certain other sovereign government obligations).

•	Financial assets and liabilities whose values are based on the following:

•	quoted prices for similar assets or liabilities in active markets (for example, restricted stock);

•	quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds, which trade infrequently);

•	pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives, including interest rate and currency swaps); and

•	pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability (for example, certain mortgage loans).

Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability (examples include private equity investments, commercial mortgage backed securities, and long-dated or complex derivatives including certain foreign exchange options and long dated options on gas and power).

The fair values of our financial instruments will be based on observable market prices when available. Such prices will be based on the last sales price on the date of determination, or, if no sales occurred on such day, at the “bid” price at the close of business on such day and if sold short at the “ask” price at the close of business on such day. Interest rate swap contracts will be valued based on market rates or prices obtained from recognized financial data service providers. Generally, these prices will be provided by a recognized financial data service provider.

Fair Value Option

ASC 825 “Fair Value Option for Financial Assets and Financial Liabilities” (“ASC 825”) provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. Changes in fair value for assets and liabilities for which the election is made will be recognized in earnings as they occur. ASC 825 permits the fair value option election on an instrument by instrument basis at initial recognition. We will determine the fair value of financial assets and financial liabilities for which the ASC 825 election is made pursuant to the guidance in ASC 820.

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Revenue Recognition

Real Estate

We recognize minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectability is reasonably assured and record amounts expected to be received in later years as deferred rent receivable. If the lease provides for tenant improvements, we determine whether the tenant improvements, for accounting purposes, are owned by the tenant or by us. When we are the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance (including amounts that a tenant can take in the form of cash or a credit against its rent) that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:

•	whether the lease stipulates how a tenant improvement allowance may be spent;

•	whether the amount of a tenant improvement allowance is in excess of market rates;

•	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;

•	whether the tenant improvements are unique to the tenant or general-purpose in nature; and

•	whether the tenant improvements are expected to have any residual value at the end of the lease.

We record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

We make estimates of the collectability of our tenant receivables related to base rents, including deferred rent receivable, expense reimbursements and other revenue or income. We specifically analyze accounts receivable, deferred rent receivable, historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. When a tenant is in bankruptcy, we will record a bad debt reserve for the tenant’s receivable balance and generally will not recognize subsequent rental revenue until cash is received or until the tenant is no longer in bankruptcy and has the ability to make rental payments.

Real Estate Loans Receivable

We will recognize interest income from our real estate debt investments on an accrual basis over the life of the investment using the effective interest method. We will recognize fees, discounts, premiums, anticipated exit fees and direct cost over the term of the loan as an adjustment to the yield. We will recognize fees on commitments that expire unused at expiration.

Related Party Loans and Warehousing of Assets

If we have sufficient funds to acquire only a portion of a real estate investment then, in order to cover the shortfall, we may obtain a related party loan from our Sponsor or its affiliates. Each related party loan will be an obligation of ours, that is payable solely to the extent that such related party loan remains outstanding. As we sell additional shares of common stock in this offering, we will use the proceeds of such sales to pay down the principal and interest of the related party loan, reducing the payment obligation of the related party loan, and our obligation to the holder of the related party loan. We may also utilize related party loans, from time to time, as a form of leverage to acquire real estate assets. From time to time we may borrow from our Sponsor at a market rate approved by the Board of Directors. At such time that we have independent members of the Board of Directors, a majority will act upon conflicts of interest matters, including transactions between us and our Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

As an alternative means of acquiring investments for which we do not yet have sufficient funds, our Sponsor or its affiliates may close and fund a real estate investment prior to it being acquired by us. This ability to warehouse investments allows us the flexibility to deploy our offering proceeds as funds are raised. We may then acquire such investment at a price equal to the fair market value of such investment, provided that its fair market value is materially equal to its cost (i.e., the aggregate equity capital invested by our Sponsor or its affiliates in connection with the acquisition and during the warehousing of such investments, plus assumption of debt and any costs, such as accrued property management fees and transfer taxes, incurred during or as a result of the warehousing or, with respect to debt, the principal balance plus accrued interest net of any applicable servicing fees).

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New Accounting Pronouncements

Management has determined that all recently issued accounting pronouncements will not have a material impact on the Company’s financial statements or do not apply to the Company’s operations.

Extended Accounting Transition Period

We have elected to use the extended transition period for complying with new or revised accounting standards under part F/S of Regulation A, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Quantitative and Qualitative Disclosures about Market Risk

Our future income, cash flows and fair values relating to financial instruments are dependent upon prevailing market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. We may use derivative financial instruments to manage or hedge interest rate risks related to borrowing.

Overview of Our Sponsor

Our Sponsor was recently formed to create tax efficient investment vehicles customized for the significant changes to federal tax law brought about by the Tax Cuts and Jobs Act. Our Sponsor has put in place a team of executives with decades of experience in financial markets and advisors and directors who bring decades of experience in real estate acquisition. Additionally, our Sponsor originally funded this equity offering and is entitled to be reimbursed for offering expenses. We have no prior operating history. See “Management” for further details.

Description of Capital Stock and Certain Provisions of Maryland Law, our Charter and Bylaws

The following description of our capital stock, certain provisions of Maryland law and certain provisions of our charter and bylaws are summaries and are qualified by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the offering statement of which this offering circular is a part. See “Additional Information.” References in this section to “we,” “our,” “us” and “our company” refer to Park View OZ REIT, Inc

General

We were incorporated in Maryland as a corporation on June 19, 2020. Our charter authorizes us to issue: (i) 9,000,000 shares of common stock, $0.01 par value per share and (ii) 1,000,000 shares of preferred stock. We may increase the number of shares of common or preferred stock without stockholder consent. At this time, we have not issued any preferred stock. As of the date of this offering circular, we have issued a total of 41,470 shares of common stock .

We have a December 31st fiscal year end. In addition, we intend to qualify as a REIT and to be taxed as a REIT under the Code on such date as determined by our Board of Directors, taking into consideration factors such as the timing of our ability to generate cash flows, our ability to satisfy the various requirements applicable to REITs and our ability to maintain our status as a qualified opportunity fund. See “U.S. Federal Income Tax Considerations” for additional details regarding the various requirements that we must satisfy in order to qualify as a REIT and maintain our status as a qualified opportunity fund.

Common Stock

Holders of our common stock will be entitled to receive such dividends as declared from time to time by our Board of Directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential dividends owed to preferred stockholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund, redemption, or appraisal rights. Our common stock will be non-assessable by us upon our receipt of the consideration for which our Board of Directors authorized its issuance.

Our Board of Directors has authorized the issuance of shares of our common stock without certificates. We will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our stock certificates will instead be furnished to stockholders upon request and without charge.

Through our transfer agent, Securities Transfer Corporation (the “Transfer Agent”), we maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

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Voting of Common Stock

Subject to the restrictions in our charter on transfer and ownership of shares and except as may otherwise be specified in the charter, the holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect the entire Board of Directors. Except as set forth in our charter, including any articles supplementary with respect to any series of preferred stock we may issue in the future, the holders of our common stock will possess exclusive voting power. Our charter does not provide for cumulative voting in the election of its directors.

Preferred Stock

Our charter authorizes our Board of Directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our Board of Directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences, and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our Board of Directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Preferred Stock to Meet 100 Investor REIT Requirement.

Following completion of this offering, to the extent necessary to assist us in obtaining a sufficient number of stockholders to meet certain of the qualification requirements for taxation as a REIT under the Code, we may undertake to issue and sell up to approximately 125 shares of a new series of preferred stock in a private placement to up to approximately 125 investors who qualify as “accredited investors” (as that term is defined in Rule 501(a) of Regulation D under the Securities Act). The preferred stock is expected to be perpetual, pay an annual market dividend for securities of this type and be redeemable by us at a premium to the aggregate liquidation value. For example, if we issue 125 shares of preferred stock with a liquidation price of $1,000 per share and an annual dividend of 12.5%, we would raise additional capital of $125,000 and be required to pay or set aside for payment, in the aggregate, approximately $15,625 annually, before any dividends on shares of our common stock could be made.

Meetings and Special Voting Requirements

An annual meeting of our stockholders may be held each year, on a date and at the time and place set by our Board of Directors.

Special meetings of stockholders may be called by the chairman of our Board of Directors, chief executive officer, president or our Board of Directors. In addition, a special meeting of the stockholders must be called to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting and the satisfaction by such stockholders of certain procedural requirements set forth in the bylaws.

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. The affirmative vote of a plurality of all votes cast is sufficient to elect a director. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is sufficient to approve any other matter which properly comes before the meeting.

Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for amendments of our charter relating to the restrictions on transfer and ownership of shares and the vote required to amend certain provisions of our charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the charter, any amendment to our charter will be valid only if it is declared advisable by our Board of Directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all votes entitled to be cast on the matter.

Restrictions on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences will not apply to any period prior to the second year for which we elect to be taxable as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

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To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock unless exempted by our Board of Directors. Our Board of Directors may waive 9.8% ownership limitations with respect to a particular person if our Board of Directors receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

These 9.8% ownership limitations will apply as of the first date of the second taxable year for which we elect to be treated as a REIT. However, our charter will also prohibit any actual, beneficial or constructive ownership of our shares that causes us to fail to qualify as a REIT (including any ownership that would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such) and such ownership limitation shall not be waived. In addition, our charter prohibits a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would otherwise cause us to fail to qualify as a REIT (including by virtue of us being “closely held” or through our receipt of related party tenant income) will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. Any attempted transfer of our shares that, if effective, would result in our shares being owned by fewer than 100 persons will be null and void. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions, and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons will provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our Board of Directors determines it is no longer in our best interest to continue to qualify as a REIT. The 9.8% ownership limitations described above do not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our Board of Directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

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Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner will also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

In addition, our charter provides that, prior to the first date on which any class or series of shares of our capital stock constitutes “publicly-offered securities” (as defined in the Plan Assets Regulation), “benefit plan investors” may not hold, in the aggregate, 25 percent or more of the value of any class or series of shares of our capital stock. If benefit plan investors exceed this 25% limit, we may redeem their interests at a price equal to the then NAV per Share price or transfer their interests to a trust for the benefit of a charitable beneficiary. See “ERISA Considerations—The 25% Limit” for more information.

Furthermore, our charter provides that, in the event we determine in our discretion that there is a material likelihood that we would be a fiduciary under applicable law with respect to an investor that is subject to ERISA and/or Section 4975 of the Code (e.g., an IRA), we have the authority to redeem such investor’s interests at a price equal to the then current NAV per Share price.

These restrictions could delay, defer or prevent a transaction or change in control of us that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Investment Criteria, Minimum Investment and Transfer Restrictions

Pursuant to the requirements of Section 18(b)(4)(D)(ii) of the Securities Act and Rule 251(d)(2)(i)(C) of Regulation A, purchasers of our common stock must be “qualified purchasers,” which means that they are required to satisfy certain investment criteria regarding their net worth or income. A purchaser must either: (i) be an accredited investor; or (ii) if not an accredited investor, invest not more than 10% of the greater of: (a) if the purchaser is a natural person: (1) his or her individual net worth, or joint net worth with his or her spouse, excluding the value of the purchaser’s primary residence; or (2) his or her individual income, or joint income with his or her spouse, received in each of the two most recent years, provided that the purchaser has a reasonable expectation that an investment in the shares will not exceed 10% of his or her individual or joint income in the current year; or (b) if the purchaser is not a natural person, (1) his or her revenue, as of the most recently completed fiscal year end; or (2) his or her net assets, as of the most recently completed fiscal year end. See “State Law Exemption and Purchase Restrictions” of this offering circular for more information.

No stockholder shall, without the prior written approval of our Board of Directors, transfer any shares of Capital Stock if, in the opinion of counsel, such transfer would result in our being required to become a reporting company under the Exchange Act. Any such transfer shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock. This restriction shall not apply at any time (i) that we have a class of securities registered under the Exchange Act or are filing reports pursuant to Section 13 or 15(d) under the Exchange Act or (ii) after our Board of Directors adopts a resolution to such effect.

All subsequent sales must comply with applicable state and federal securities laws.

The minimum investment required in this offering is 100 shares of common stock, or $10,000 based on the initial offering price of $100.00 per share, provided that our Manager has the discretion to accept smaller investments. Pursuant to a board policy, you may not transfer your shares of common stock in a manner that causes you or your transferee to own fewer than the number of shares of common stock required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law. These minimum investment requirements are applicable unless and until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares of common stock. We cannot assure you that our shares of common stock will ever be listed on a national securities exchange.

Dividends

We expect that we will declare and pay dividends on a quarterly basis, or more or less frequently as advised by our Manager, in arrears, based on daily record dates. Any dividends we pay will be declared following consultation with our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time. Neither we nor our Manager has pre-established a percentage range of return for dividends to stockholders. We have not established a minimum distribution level, and our charter does not require that we pay dividends to our stockholders.

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Generally, our policy will be to pay dividends from cash flow from operations. During our offering stage, when we may raise capital in this offering more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to pay dividends solely from our cash flow from operations. Further, because we may receive property income or other revenue at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare dividends in anticipation of cash flow that we expect to receive during a later period and we will pay these dividends in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings or lines of credit to fund our dividends. We may also fund such dividends from the sale of assets or other investments. Our charter permits us to pay dividends from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such dividends. If we pay dividends from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

To maintain our qualification as a REIT, we must make aggregate annual dividends to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “U.S. Federal Income Tax Considerations – Requirements for Qualification – Annual Distribution Requirements.” Our Board of Directors may authorize dividends in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our Board of Directors deems relevant.

Dividends that you receive, and which are not designated by us as capital gain dividends, will generally be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Dividends that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. See “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Holders of Our Stock —Distributions Generally” for an additional discussion of these rules. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Business Combinations

Under the Maryland General Corporation Law, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years following the most recent date on which the interested stockholder became an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. In addition, a person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

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These provisions of the Maryland General Corporation Law do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution exempting any business combinations between us and any other person or entity from the business combination provisions of the Maryland General Corporation Law and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person as described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our Board of Directors. However, our Board of Directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved at a special meeting of stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (a) a person who makes or proposes to make a control share acquisition; (b) an officer of the corporation; or (c) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the Maryland General Corporation Law), may compel our Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares acquired or to be acquired in the control share acquisition. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless these specific appraisal rights are eliminated under the charter or bylaws.

The control share acquisition statute does not apply to: (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated by the board at any time in the future.

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Exclusive Forum

Our bylaws contain a forum selection provision designating the Circuit Court for Baltimore City, Baltimore, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland in Baltimore, Maryland) as the sole and exclusive forum for derivative claims brought on our behalf, claims against any of our directors, officers or other employees alleging a breach of duty owed to us or our stockholders, claims against us or any of our directors, officers or other employees arising pursuant to any provision of the Maryland General Corporation Law or our charter or bylaws, claims against us or any of our directors, officers or other employees governed by the internal affairs doctrine, and any other claims brought by or on behalf of any stockholder of record or any beneficial owner of our common stock (either on his, her or its own behalf or on behalf of any series or class of shares of our stock or any group of our stockholders) against us or any of our directors, officers or other employees, unless we consent to an alternative forum. The portion of our forum selection provision designating the Circuit Court for Baltimore City, Baltimore, Maryland as the exclusive forum for certain claims would not apply to claims brought to enforce a duty or liability created by the Exchange Act, as such claims fall under the exclusive jurisdiction of the federal courts, however the portion of our forum selection provision designating the United States District Court for the District of Maryland, in Baltimore, Maryland would apply to any such claims. Our forum selection provision would apply to claims brought to enforce a duty or liability created by the Securities Act. Our forum selection provision does not relieve us of our duties to comply with, and our stockholders cannot waive our compliance with, the federal securities laws and the rules and regulations thereunder. Moreover, there is uncertainty as to whether a court would enforce our forum selection provision, with respect to claims brought under the federal securities laws or otherwise.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, co-investment, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, co-investment, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We intend to purchase and maintain a directors’ and officers’ liability insurance policy covering our directors and officers, including with respect to certain liabilities for which indemnification may not otherwise be available, if and to the extent such coverage is available on commercially reasonable terms. However, we are not required to purchase or maintain any such insurance, and there can be no assurance that we will obtain such coverage or that, if obtained, such coverage will be maintained or will be adequate to cover all liabilities to which our directors and officers may be exposed. The premiums for any such insurance will be an operating expense borne by us.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

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However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

At this time, we are not selling the shares through commissioned sales agents or underwriters, though we may elect to do so in the future. We will use our existing website, www.parkviewozreit.com, to provide notification of the offering. This offering circular will be furnished to prospective investors at investorrelations@parkviewozreit.com via download 24 hours per day, 7 days per week on our website.

Payments for subscriptions must be transmitted directly by wire or electronic funds transfer via ACH to the specified bank account maintained by our Manager pursuant to the instructions in the subscription agreement.

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, or distribution mailing address.

Description of The Partnership Agreement of Park View QOZB OP, LP

The following summary of the terms of the Amended and Restated Limited Partnership Agreement of our Operating Partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Limited Partnership Agreement of Park View QOZB OP, LP, a copy of which is an exhibit to the offering statement of which this offering circular is a part. See “Additional Information.” References in this section to “we,” “our,” “us” and “our company” refer to Park View OZ REIT, Inc.

Management

We are the sole limited partner of our Operating Partnership, which is organized as a Delaware limited partnership. Park View Investments, LLC (“Park View Investments”) is the sole general partner of our Operating Partnership. We will conduct most of our operations and make most of our investments through our Operating Partnership. Pursuant to the Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”), Park View Investments, as the sole general partner, has full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership, including the ability to cause our Operating Partnership to enter into certain major transactions including acquisitions, dispositions and refinancings, and to pay distributions to partners. The Partnership Agreement will require that our Operating Partnership be operated in a manner that permits us to qualify as a REIT.

Transferability of General Partner Interests

Park View Investments may not, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate, or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, its interest in the Operating Partnership without first obtaining the written approval of one or more limited partners holding at least a majority of the total percentage interests of the limited partners. Park View Investments may not withdraw or resign as general partner prior to the transfer of its entire interests in accordance with the foregoing without the consent of each of the other partners.

Limited Partners

Limited partners generally have no voting or consent rights, except as set forth above and with respect to dissolution and certain amendments to the Partnership Agreement. Amendments to reflect the transfer or issuance of additional partnership interests may be made by the general partner without the consent of the limited partners. All other amendments to the Partnership Agreement require the prior approval of one or more limited partners holding at least a majority of the total percentage interests of the limited partners.

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Capital Contributions

We will contribute directly to our Operating Partnership substantially all of the net proceeds from this offering and the private placement to our Sponsor as additional capital contributions. As we contribute additional capital to our Operating Partnership, our capital account will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Partnership Agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. No partner shall be required to make any additional capital contributions to the Operating Partnership. However, if our Operating Partnership requires additional funds at any time in excess of funds available to our Operating Partnership from borrowing or capital contributions, we may lend funds to the Operating Partnership. Any such loans will not be considered capital contributions and will not affect the maintenance of our capital account.

Reimbursement of Expenses

Under the Partnership Agreement, the Operating Partnership shall reimburse the Sponsor on a monthly basis for all ordinary and necessary out-of-pocket expenses incurred by the Sponsor in the performance of services under the Partnership Agreement, including for the portion of our administrative and overhead expenses (including the portion of any salaries of our officers or employees) reasonably utilized in the performance of such services. Any such reimbursed expenses, including for any administrative or overhead expenses, shall be reasonable in amount in the aggregate for any fiscal year. Any amounts payable to the Sponsor as reimbursements shall be treated as expenses of the Operating Partnership and shall not be deemed to constitute distributions of profit, loss, or capital of the Operating Partnership.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage our company in a manner consistent with the best interests of our stockholders. At the same time, we, as the general partner of our Operating Partnership, will have fiduciary duties under applicable Delaware law to manage our Operating Partnership in a manner beneficial to our Operating Partnership and its partners. Our duties to our Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. Pursuant to the Partnership Agreement, whenever we are permitted or required to make a decision (including a decision that is in our “discretion” or under a grant of similar authority or latitude), we are entitled to consider only such interests and factors as we desire, including our own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Operating Partnership or any other person.

Distributions

The Partnership Agreement provides that Park View Investments, as the general partner, shall cause the Operating Partnership to distribute any available cash of the Operating Partnership, after allowance for payment of all debts, liabilities, and obligations of the Operating Partnership then due and payable and such reasonable reserves as we may determine, to the partners, at such times as we may determine; provided, that any such distribution shall be made to all partners pro rata in accordance with their percentage interests.

Upon liquidation of our Operating Partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

After giving effect to any regulatory and special allocations, profits and losses of the partnership (including depreciation and amortization deductions) for each taxable year generally will be allocated to us and the other partners in accordance with the respective percentage interests in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Section 704 of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, Park View Investments, as the general partner, shall have the authority to elect the method to be used by our Operating Partnership for allocating taxable items with respect to any contributed property acquired in connection with this offering or thereafter for which fair market value differs from the adjusted tax basis at the time of contribution, or with respect to properties that are revalued and carried for purposes of maintaining capital accounts at a value different from adjusted tax basis at the time of revaluation, and such election shall be binding on all partners.

Term

Our Operating Partnership will continue indefinitely, or until sooner dissolved upon:

•	an election to dissolve made by us and one or more limited partners holding at least a majority of the total percentage interests of the limited partners;

•	the sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all the assets of the partnership;

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•	an event of withdrawal occurs regarding the general partner; provided that the partnership shall not be dissolved if (i) within ninety (90) days after the date on which the event of withdrawal occurs, one or more limited partners holding at least a majority of the total percentage interests of the limited partners shall have elected to continue the business of the partnership and agreed to the appointment, effective as of the date of such event, of a successor general partner; or (ii) at such time there is at least one remaining general partner (who is authorized to and does carry on the business of the partnership) and at least one limited partner;

•	The entry of a decree of judicial dissolution under § 17-802 of the Delaware Revised Uniform Limited Partnership Act; or

•	At any time there are no limited partners, unless the partnership is continued in accordance with the Delaware Revised Uniform Limited Partnership Act.

Tax Matters

Our Partnership Agreement will provide that Park View Investments, as the general partner of our Operating Partnership, will be the partnership representative of our Operating Partnership and will have authority to represent the partnership in connection with all examinations of the affairs of the partnership by any taxing authority.

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U.S. Federal Income Tax Considerations

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification as a qualified opportunity fund and our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our shares of common stock. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•	special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, a person holding their interest through a partnership or similar pass-through entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person who marks-to market our common stock or preferred stock, a U.S. expatriate, a U.S. stockholder (as defined below) whose functional currency is not the U.S. dollar or are otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary does not address other federal tax considerations aside from U.S. federal income taxes, such as alternative minimum taxes or estate taxes;

•	this summary assumes that stockholders hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code;

•	this summary does not address U.S. federal income tax considerations applicable to tax-exempt organizations and non-U.S. persons, except to the limited extent described below; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common stock on your particular tax situation, including any state, local or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our” and any similar terms, refer solely to Park View OZ REIT Inc and not our Operating Partnership or any other subsidiary.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts, and that a court could agree with the IRS. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that we will operate Park View OZ REIT Inc and its subsidiaries and affiliated entities in accordance with their applicable organizational documents.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

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Qualification as a Qualified Opportunity Fund

On December 19, 2019, the U.S. Department of the Treasury and IRS issued final regulations (the “Opportunity Zone Regulations”) to provide guidance with respect to qualified opportunity zones program requirements. The following discussion is based on the Opportunity Zone Regulations which may be modified or revised subsequent to the date of this offering circular. You are urged to consult with your tax advisors regarding the procedures you need to follow to defer capital gain through investing in a qualified opportunity fund and the tax consequences of purchasing, owning or disposing of our common stock, including the federal, state and local tax consequences of investing capital gains in our shares.

The discussion in this section describes the qualified opportunity zone rules as in effect under the Opportunity Zone Regulations described above. The One Big Beautiful Bill Act, enacted on July 4, 2025, made significant changes to the qualified opportunity zone program, including changes that apply to investments made on or after January 1, 2027 and to the designation of qualified opportunity zones. The Treasury Department and the IRS have not yet issued full implementing guidance with respect to a number of these changes. As a result, certain of the rules described below, including the dates and holding period mechanics, may not apply, or may apply differently, to investments made on or after January 1, 2027. You are urged to consult your tax advisor regarding the rules applicable to your investment.

General

Under the Opportunity Zone Regulations, an entity is able to “self-certify” as a qualified opportunity fund by filing a self-certification form and attaching it to its federal income tax return. The Regulations permit entities to identify the initial taxable year in which the entity elects to be a qualified opportunity fund and the first month within that year in which the entity elects to be treated as a qualified opportunity fund. Entities do not need to go through any special IRS approval process in order to become a qualified opportunity fund.

Asset Test

At least 90% of a qualified opportunity fund’s assets must be qualified opportunity zone property (the “90% Asset Test”), determined as described below. Qualified opportunity zone property includes (1) qualified opportunity zone stock, (2) qualified opportunity zone partnership interests and (3) qualified opportunity zone business property.

Qualified Opportunity Zone Business Property. Qualified opportunity zone business property is defined as tangible property used in a trade or business of a qualified opportunity fund, if:

•	the property was acquired by the qualified opportunity fund by purchase (defined in the Code as not acquired from a related party) after December 31, 2017,

•	either the original use of the property in the qualified opportunity zone commences with the qualified opportunity fund or the fund substantially improves the property and

•	during substantially all of the qualified opportunity fund’s holding period of the property, substantially all of the use of the property was in a qualified opportunity zone.

A property will be considered to have been “substantially improved,” only if, during a 30-month period after acquisition of the property, additions to the basis with respect to the property in the hands of the qualified opportunity fund exceed an amount equal to the adjusted basis of the property at the beginning of that 30-month period in the hands of the qualified opportunity fund. Concurrently with the issuance of the Opportunity Zone Regulations, the IRS issued a revenue ruling in which it clarified certain provisions of the “use” element of the definition of qualified opportunity zone property. Initially, the revenue ruling provides that the cost of the land within the qualified opportunity zone upon which the building is located is not included in the basis of the property, meaning that the qualified opportunity fund does not need to separately improve the land for the property to constitute qualified opportunity zone property. Second, the revenue ruling states that, if a building exists on the land at the time of its acquisition by a qualified opportunity fund, the building’s “original use” did not commence with the qualified opportunity fund.

Qualified Opportunity Zone Stock. Qualified opportunity zone stock means any stock in a domestic corporation, if:

•	the stock is acquired by the qualified opportunity zone fund after December 31, 2017, from the issuer (directly or through an underwriter) solely in exchange for cash,

•	at the time the stock was issued, the corporation was a qualified opportunity zone business and

•	during substantially all of the qualified opportunity fund’s holding period of the stock, the corporation qualified as a qualified opportunity zone business.

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Qualified Opportunity Zone Partnership Interest. Qualified opportunity zone partnership stock means any capital or profits interest in a domestic partnership, if:

•	the partnership interest is acquired by the qualified opportunity fund after December 31, 2017 from the partnership for cash,

•	at the time the interest was acquired, the partnership was a qualified opportunity zone business and

•	during substantially all of the qualified opportunity fund’s holding period of the partnership interest, the partnership qualified as a qualified opportunity zone business.

Qualified Opportunity Zone Business. A qualified opportunity zone business is one that meets the following criteria:

•	substantially all (defined in the Regulations as 70%) of the tangible property owned or leased by the partnership or corporation is qualified opportunity zone property,

•	at least 50% of the entity’s total gross income is derived from the active conduct of the business,

•	a substantial portion (defined in the Regulations as 40%) of any intangible property is used in the active conduct of the business,

•	less than 5% of the aggregate unadjusted bases of the entity’s property is attributable to nonqualified financial property and

•	the business does not include the operation of a golf course, country club, massage parlor, suntan facility, racetrack, gambling establishment, liquor store or bar.

Measuring the Assets. A qualified opportunity fund must determine whether it meets the 90% Asset Test on each of: (i) the last day of the first six-month period of its taxable year, and (ii) the last day of its taxable year (each a “Semiannual Test Date”). Subject to a one time six-month cure period, for each month following a Semiannual Test Date in which a qualified opportunity fund fails to meet the 90% Asset Test it will incur a penalty equal to: (a) the excess of 90% of the fund’s aggregate assets over the aggregate amount of qualified opportunity zone property held by the fund, multiplied by (b) the short-term federal interest rate plus 3%. However, notwithstanding a qualified opportunity fund’s failure to meet the 90% Asset Test, no penalty will be imposed if the fund demonstrates that its failure is due to reasonable cause.

Taxpayer Deferral of Capital Gains

Deferred Gains. Only capital gains, both long-term and short-term (including any capital gain treated as short-term capital gain under the “carried interest” tax rules) that would otherwise be recognized before January 1, 2027 are eligible to be deferred. Generally, the Opportunity Zone Regulations state that gain that can be deferred includes, without limitation, (1) capital gain dividends recognized by stockholders of RICs and REITs, (2) unrecaptured Section 1250 gain on the sale of real estate and (3) collectibles gain (for example, artwork). The Opportunity Zone Regulations provide that all of the deferred capital gain’s tax attributes are preserved, meaning the character of the gain as short-term or long-term is retained.

Any gain that is not treated as capital gain may not be deferred. Additionally, any gain that is not recognized for federal income tax purposes, including gain in corporate reorganizations, certain partnership transactions and Section 1031 “like-kind” exchanges, is not eligible to be deferred.

Date of Investment. In order to be eligible for deferral, a taxpayer must invest capital gains in a qualified opportunity fund within 180 days after recognizing the gain, or later in certain situations specified in the Regulations.

Taxation of Taxpayers. Taxpayers will make deferral elections on Form 8949 (Sales and Other Dispositions of Capital Assets), which will need to be attached to their U.S. federal income tax returns for the taxable year in which the capital gain would have been recognized had it not been deferred. In addition, the U.S. Internal Revenue Service (the “IRS”) updated Form 8997 (Initial and Annual Statement of Qualified Opportunity Fund QOF Investments) which requires eligible taxpayers holding a qualified opportunity fund investment at any point during the tax year to report: (i) qualified opportunity fund investments holdings at the beginning and end of the tax year; (ii) current tax year capital gains deferred by investing in a qualified opportunity fund; and (iii) qualified opportunity fund investments disposed of during the tax year.

The amount of the tax payable by a taxpayer upon the disposition of an investment in a qualified opportunity fund is impacted by the application of the following rules:

•	the taxpayer’s initial basis in a qualified opportunity fund is zero;

•	if the investment is held for at least 10 years, the taxpayer can elect to have the basis in that investment equal its fair market value on the date it is sold or exchanged.

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The ability to elect to increase the basis in the investment to its fair market value does not end in 2028, the year in which the qualified opportunity zone designations terminate. The Regulations allow taxpayers to make this election for dispositions of investments purchased with eligible deferred gains occurring after the expiration of the 10-year holding period and before January 1, 2048.

Taxation of our Company

General

We intend to elect to be taxed as a REIT on such date as determined by our Board of Directors, taking into consideration factors such as the timing of our ability to generate cash flows, our ability to satisfy the various requirements applicable to REITs and our ability to maintain our status as a qualified opportunity fund. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification. See “Plan of Operations—Our Investments” for additional details regarding the status of our investments.

We believe that our ownership, form of organization and our operations through the date hereof and our proposed ownership, organization and method of operations thereafter have enabled and will enable us to qualify as a REIT. Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership~~,~~ and various other qualification tests imposed under the Code discussed below. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT for a particular year also requires that we satisfy certain asset and gross income tests during such year, some of which depend upon the fair market values of assets in which we directly or indirectly own an interest. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Requirements for Qualification—Failure to Qualify.”

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation.

However, even if we qualify for taxation as a REIT, we will be subject to federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid. See “—Requirements for Qualification—Annual Distribution Requirements.”

•	If we have net income from “prohibited transactions” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See “—Requirements for Qualification—Prohibited Transactions.”

•	If we elect to treat property that we acquire with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property will be subject to tax at the highest corporate rate. See “—Requirements for Qualification—Prohibited Transactions” and “—Requirements for Qualification—Foreclosure Property.”

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability. See “—Requirements for Qualification—Income Tests.”

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•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to corporations. See “—Requirements for Qualification—Asset Tests.”

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure. See “—Requirements for Qualification—Failure to Qualify.”

•	If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits. See “—Requirements for Qualification—General.”

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

•	We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years. See “—Requirements for Qualification—Annual Distribution Requirement.”

•	We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our TRS) if arrangements among us, our tenants and/or our TRS are not comparable to similar arrangements among unrelated parties. See “—Requirements for Qualification—Effect of Subsidiary Entities.”

•	We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 21%. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period. See “—Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets.”

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis in our stock. See “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Holders of Our Stock —Distributions Generally.”

•	We may have subsidiaries or own interests in other lower-tier entities that are C corporations that will elect, jointly with us, to be treated as our TRSs, the earnings of which would be subject to U.S. federal corporate income tax. See “—Requirements for Qualification—Effect of Subsidiary Entities.”

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

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Requirements for Qualification

General

We intend to elect to be taxed as a REIT under the Code on such date as determined by our Board of Directors, taking into consideration factors such as the timing of our ability to generate cash flows, our ability to satisfy the various requirements applicable to REITs and our ability to maintain our status as a qualified opportunity fund. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and distributions of income to stockholders, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder;

(9)	that has no earnings and profits from any non-REIT taxable year as of a successor to any subchapter C corporation at the close of any taxable year; and

(10)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT.

We believe that after the offering we will have sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides  restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above (as described in “Description of Shares—Restriction on Ownership of Shares.”). These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. In addition, to the extent necessary to assist us in obtaining a sufficient number of stockholders to meet condition (5), we may issue 125 shares of a new series of preferred stock in a private offering.

We intend to comply with condition (7) above by electing to be taxed as a REIT as part of our U.S. federal income tax return on such date as determined by our Board of Directors, taking into consideration factors such as the timing of our ability to generate cash flows, our ability to satisfy the various requirements applicable to REITs and our ability to maintain our status as a qualified opportunity fund.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

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For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

In addition, as described in condition (9) above, a REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Upon our election to be taxable as a REIT, any earnings and profits that we may have accumulated while we were taxable as a C corporation would have to be distributed no later than the end of the first year for which we elect REIT status. If we fail to do so, we would not qualify to be taxed as a REIT for that year and a number of years thereafter, unless we are able to rely on certain relief provisions.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Requirements for Qualification—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met. REITs that take advantage of this relief provision must pay a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Requirements for Qualification—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met. Again, REITs that take advantage of this relief provision must pay a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation, but may be subject to state and local taxation in some states. Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any wholly-owned domestic unincorporated entity that would be treated as a partnership if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation (other than a TRS). See “—Requirements for Qualification—Asset Tests” and “—Requirements for Qualification—Income Tests.”

Taxable REIT Subsidiaries. A TRS is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if we have a TRS that owns, directly or indirectly, securities representing more than 35% of the voting power or value of a subsidiary corporation, that subsidiary would also be treated as our TRS. A TRS is subject to U.S. federal income tax and state and local income tax, where applicable, as a regular C corporation.

Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

We may own interests in one or more TRSs that may perform certain services for our tenants, receive management fee income and/or hold interests in co-investments and private equity real estate funds that might hold assets or generate income that could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes.

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The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to pay dividends to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Subsidiary REITs

If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

Income Tests

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income generally must be derived from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains described below, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities other than stock or securities held primarily for sale to customers in the ordinary course of our trade or business.

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

This limitation does not apply, however, where the lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the lessee would qualify as rents from real property had we earned the income directly. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

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We may directly or indirectly receive dividends from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These dividends generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We have not derived, and do not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party tenants and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property in sufficient amounts to jeopardize our status as REIT. We also have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. For purposes of this analysis, real property includes ancillary personal property whose value is less than 15% of the total value of the collateral. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, the fair market value of the personal property is 15% or more of the total value of the collateral, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

We and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), a REIT holding preferred equity generally will be treated as owning an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize the REIT’s compliance with the REIT income and asset tests described below. In addition, the treatment of interest-like preferred returns in a partnership or a disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. In addition to the risk of loss of REIT status due to nonqualifying income, if the underlying property is dealer property, our gains from the sale of the property would be subject to a 100% tax. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. If the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or a TRS.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt, and debt instruments issued by publicly offered REITs;

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(2)	not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3)	except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 25% of the value of our total assets may be represented by securities of one or more TRSs; and

(5)	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

We believe that our assets will comply with the above asset tests and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through a TRS or hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests. In such case we would be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

In addition, see the discussion of investments in preferred equity above under “Income Tests” and the discussion below under “Investments in Preferred Equity” for a discussion of how such investments could impact our ability to meet the asset tests.

Sale-Leaseback Transactions

We may make investments in the form of sale-leaseback transactions. We intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

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Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. To avoid paying preferential dividends, we must treat every stockholder of the class of shares with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one, and will seek to avoid dividend equivalent redemptions. (See “— Taxation of Taxable U.S. Holders of Our Stock—Redemption or Repurchase by Us” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.). If the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. We can provide no assurance that we will not be treated as inadvertently paying preferential dividends.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of dividends that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any dividends that are actually made as ordinary dividends or capital gains. See “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Holders of Our Stock —Distributions Generally.”

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We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail to qualify as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular corporate rates. Dividends to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, dividends to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for a dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a five-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.” We do not believe we have acquired and do not currently expect to acquire assets the disposition of which would be subject to the built-in gains tax but are not foreclosed from doing so in the future.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. However, part of our investment strategy is to purchase assets that provide an opportunity for gain through capital appreciation, and we may sell such assets if beneficial opportunities arise. Therefore, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

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Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or (3) that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Investments in Preferred Equity

We and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), we generally will be treated as owing an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT income and asset tests described above. In addition, the treatment of interest-like preferred returns in a partnership or disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. The IRS could challenge our treatment of such preferred equity investment for purposes of applying the REIT income and asset tests and, if such a challenge were sustained, we could fail to continue to qualify as REIT. In addition, if the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or TRS.

Tax Aspects of Investments in Partnerships

General. We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We will own a direct interest in the operating partnership, and the operating partnership, in turn, owns our properties.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by the operating partnership in a lower-tier property partnership.

A partnership (that is not a publicly traded partnership taxed as a corporation) is generally not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership or will be sufficient for us to make the distributions necessary for us to maintain our qualification as a REIT or avoid entity-level taxes. However, our Sponsor, as the general partner of the operating partnership, intends to cause the operating partnership to generally make distributions to us necessary for us to make distributions to our stockholders that will allow us to maintain our qualification as a REIT and to avoid entity-level taxes, but no assurance can be given that the operating partnership will be able to make such distributions.

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Generally, an entity with two or more members formed as a partnership or non-corporate entity under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise or is treated as a corporation under special rules for “publicly traded partnerships.” Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners and is not treated as a corporation under the publicly traded partnership rules, or a disregarded entity, if it is treated as having one partner. As a result, if the operating partnership becomes wholly owned by us, it will cease to be a partnership for U.S. federal income tax purposes and become a disregarded entity.

Domestic unincorporated entities with more than one owner may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

•	interests in the partnership are traded on an established securities market; or

•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

A partnership whose interests are not traded on an established securities market will not be treated as a publicly traded partnership if it qualifies for certain safe harbors. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will comply with a “safe harbor” for partnerships with fewer than 100 partners to avoid being classified as a publicly traded partnership. However, no assurance can be given that the operating partnership or any other partnership in which we indirectly hold an interest will at all times satisfy such safe harbor. We reserve the right to not satisfy any safe harbor.

If the operating partnership has greater than 100 partners for U.S. federal income tax purposes and did not meet any other safe harbor to avoid being treated as a publicly traded partnership, there is a risk that the right of a holder of operating partnership common units to redeem the units for cash (or common stock at our option) could cause operating partnership common units to be considered readily tradable on the substantial equivalent of a secondary market. If the operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income has consisted and will consist of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and other types of passive income. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences will cause the operating partnership to fail the 90% gross income test applicable to publicly traded partnerships. However, there is sparse guidance as to the proper interpretation of this 90% gross income test, and thus it is possible that differences will arise that prevent us from satisfying the 90% gross income test.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations if the allocations do not have “substantial economic effect” and are not otherwise consistent with the partners’ interests in the partnership. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

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Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Congress recently revised the rules applicable to federal income tax audits of partnerships (such as the operating partnership) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs (such as us), and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of the operating partnership or one of its subsidiary partnerships.

U.S. Federal Income Tax Considerations for Holders of Our Stock

The following summary describes the material U.S. federal income tax considerations to you of purchasing, owning and disposing of our stock. This summary assumes you hold shares of our stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the U.S. federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax exempt entities (except to the extent discussed in “—Taxation of Tax-Exempt Holders of Our Stock”);

•	“S” corporations;

•	traders in securities that elect to mark to market;

•	partnerships, pass-through entities and persons holding our stock through a partnership or other pass-through entity;

•	individual holders subject to the alternative minimum tax;

•	regulated investment companies and REITs;

•	non-U.S. corporations or partnerships, and persons who are not residents or citizens of the United States;

•	broker-dealers or dealers in securities or currencies;

•	U.S. expatriates;

•	persons holding our stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	U.S. persons whose functional currency is not the U.S. dollar; or

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation.

If you are considering purchasing our stock, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

When we use the term “U.S. holder,” we mean a holder of shares of our stock who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

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•	a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia unless, in the case of a partnership, Treasury regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (A) a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons, for U.S. federal income tax purposes, have the authority to control all of its substantial decisions, or (B) it has a valid election in place to be treated as a U.S. person.

If you hold shares of our stock and are not a U.S. holder, a partnership or an entity classified as a partnership for U.S. federal income tax purposes, you are a “non-U.S. holder.”

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our stock are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Holders of Our Stock

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations, nor, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Under the QOZ statute, investors’ basis in their shares will not reflect invested capital until December 31, 2026.

Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year.

In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long term capital gains which are to be included in our stockholders’ long term capital gains, based on the allocation of the capital gains amount which would have resulted if those undistributed long term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

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Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

•	include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Net Operating Losses. Holders may not include in their individual income tax returns any of our net operating or capital losses. Instead these losses are generally carried over by us for potential offset against our future income.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by our company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Acquisitions of Our Stock. Under the QOZ Regulations, an eligible taxpayer may invest in a QOF by purchasing an eligible interest from a person other than the QOF. The amount of this investment as to which a deferral election may be made equals the value of property which the investor exchanged for the eligible interest.

Dispositions of Our Stock. A U.S. holder that sells or disposes of shares of stock will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares of stock for tax purposes. Except as provided below, this gain or loss will be long-term capital gain or loss if the holder has held such stock for more than one year. However, if a U.S. holder recognizes loss upon the sale or other disposition of stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Under the QOZ program, disposition of our stock prior to December 31, 2026 will also cause acceleration of any gain which the investor deferred by investing in the stock. Disposition prior to holding the stock for ten years will cause the investor to lose the ability to obtain the possibility of a basis step-up.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

(i)	is “substantially disproportionate” with respect to the U.S. stockholder;

(ii)	results in a “complete termination” of the U.S. stockholder’s stock interest in us; or

(iii)	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder,

all within the meaning of Section 302(b) of the Code.

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In determining whether any of these tests has been met, shares of our capital stock, including the common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. stockholder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes generally will be transferred to its remaining shares of our stock, if any. If a U.S. stockholder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our stock.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Stock.”

Foreign Accounts. Certain payments made to “foreign financial institutions” in respect of accounts of U.S. holders at such financial institutions may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our stock and the effective date of such provision. See “Additional Withholding Tax on Payments Made to Foreign Accounts.”

Information Reporting and Backup Withholding. We are required to report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Holders of our Stock.”

Taxation of Tax-Exempt Holders of Our Stock

Dividend income from us and gain arising upon a sale of our shares of stock generally will not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on the transfer and ownership of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Stock

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership, and disposition of shares of our stock, including any reporting requirements.

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Distributions Generally. Distributions that are neither attributable to gain from sales or exchanges by us of U.S. real property interests, or “USRPIs,” nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (through a U.S. permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. If such a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN (or Form W-8BEN-E, as applicable) evidencing eligibility for that reduced treaty rate; or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted basis of the holder’s stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted basis in such stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. Under FIRPTA (discussed below), we may be required to withhold 15% of the portion of any distribution that exceeds our current and accumulated earnings and profits. That being said, for withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of USRPIs. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of USRPI, generally should not be subject to U.S. federal income taxation, unless:

•	the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a non-U.S. corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, as discussed above; or

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPI, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to any applicable alternative minimum tax, and any non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is “regularly traded” on an established securities market located in the U.S. is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded holders of our stock that meet certain record-keeping and other requirements (“qualified stockholders”) are exempt from FIRPTA, except to the extent owners of such qualified holders that are not also qualified holders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders of our stock should consult their tax advisors regarding the application of these rules.

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Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting from their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability, provided the non-U.S. holder furnishes required information to the IRS on a timely basis. If we designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Our Stock. Except as described below, gain recognized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our stock generally will not be subject to U.S. taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, or (b) the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a non-U.S. holder if the non-U.S. holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock is “regularly traded,” as defined by applicable Treasury regulations.

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our stock, gain arising from the sale or other taxable disposition by a non-U.S. holder of such stock would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if:

•	such class of stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE American; and

•	such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. holder’s holding period.

In addition, dispositions of our stock by qualified stockholders are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our stock. An actual or deemed disposition of our stock by such stockholders may also be treated as a dividend. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

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If gain on the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, and if shares of the applicable class of our stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “Taxation of Taxable U.S. Holders of Our Stock—Redemption or Repurchase by Us.” If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “Taxation of Non-U.S. Holders of Our Stock—Distributions Generally.” If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “Taxation of Non-U.S. Holders of Our Stock—Sale of Our Stock.”

Information Reporting Requirements and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a holder of our stock may be subject to backup withholding with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding generally may be claimed as a credit against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met.

Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption that occurs outside the U.S. by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. holder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Holders of our stock should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

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Tax Rates. The maximum tax rate for non-corporate taxpayers for long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). In addition, certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of stock. Capital gain dividends will only be eligible for the rates described above to the extent they are properly designated by us as “capital gain dividends.” In general, dividends payable by a REIT that are not “capital gains dividends” are subject to tax at the tax rates applicable to ordinary income, the maximum rate of which for individuals is 37%. Dividends that a REIT properly designates as “qualified dividend income,” however, are subject to a maximum tax rate of 20% in the case of non-corporate taxpayers. In general, dividends payable by a REIT are only eligible to be taxed as qualified dividend income to the extent that the taxpayer satisfies certain holding requirements with respect to the REIT’s stock and the REIT’s dividends are attributable to dividends received by the REIT from certain taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Prospective investors should consult their tax advisors regarding the tax rates applicable to them in light of their particular circumstances. Individual stockholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective federal income tax rate for individuals on the receipt of such ordinary dividends to 29.6%. This deduction was made permanent by the One Big Beautiful Bill Act enacted in 2025.

Additional Withholding Tax on Payments Made to Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities (including payments to U.S. holders who hold shares of our stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on our stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our stock or interest on our debt securities, and will apply to payments of gross proceeds from the sale or other disposition of such stock or debt securities on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective stockholders should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act makes major changes to the Code, including a number of provisions of the Code that may affect the taxation of REITs and the holders of their securities. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their security holders is uncertain and may not become evident for some period of time. Prospective investors should consult their tax advisors regarding the implications of the Tax Act on their investment.

On July 4, 2025, the One Big Beautiful Bill Act (the “OBBBA”) was signed into law. Among other things, the OBBBA made permanent certain individual income tax provisions of the Tax Act that were otherwise scheduled to expire after 2025, including the individual rate structure and the deduction for qualified business income (which includes qualified REIT dividends). The OBBBA also made significant changes to the qualified opportunity zone program, including changes applicable to investments made on or after January 1, 2027 and to the designation of qualified opportunity zones, and it expanded the reporting obligations of qualified opportunity funds. The Treasury Department and the IRS have not yet issued full implementing guidance with respect to a number of these changes. See “—Qualification as a Qualified Opportunity Fund.” The individual and collective impact of the OBBBA on us, on qualified opportunity funds and on holders of our stock is uncertain. Prospective investors should consult their tax advisors regarding the implications of the OBBBA on their investment.

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Revised Individual Tax Rates and Deductions

The Tax Act adjusted the tax brackets and reduced the top federal income tax rate for individuals from 39.6% to 37%. In addition, numerous deductions were eliminated or limited, including the deduction for state and local taxes being limited to $10,000 per year. These individual income tax changes are generally effective beginning in 2018, and were made permanent by the One Big Beautiful Bill Act enacted in 2025.

Pass-Through Business Income Tax Rate Lowered through Deduction

Under the Tax Act, individuals, trusts, and estates generally may deduct 20% of “qualified business income” (generally, domestic trade or business income other than certain investment items) of a partnership, S corporation, or sole proprietorship. In addition, “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates) and certain other income items are eligible for the deduction. The deduction, however, is subject to complex limitations to its availability. As with the other individual income tax changes, the provisions related to the deduction are effective beginning in 2018 and were made permanent by the One Big Beautiful Bill Act enacted in 2025.

Maximum Corporate Tax Rate Reduced; Elimination of Corporate Alternative Minimum Tax

The Tax Act reduced the maximum corporate income tax rate from 35% to 21% and reduced the dividends received deduction for certain corporate subsidiaries. The Tax Act also permanently eliminated the corporate alternative minimum tax (AMT). These provisions are effective beginning in 2018. A corporate AMT was reintroduced in the Inflation Reduction Act of 2022, effective August 12, 2022.

Net Operating Loss Modifications

The Tax Act limited the net operating loss (“NOL”) deduction to 80% of taxable income (before the deduction). The Tax Act also generally eliminated NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law) but allows indefinite NOL carryforwards. The new NOL rules apply beginning in 2018. The NOL rules have been modified by the Coronavirus Aid, Relief, and Economic Security Act, effective March 27, 2020.

Limitations on Interest Deductibility

The Tax Act limits the net interest expense deduction of a business to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. The Tax Act allows a real property trade or business to elect out of such limitation so long as it uses the alternative depreciation system which lengthens the depreciation recovery period with respect to certain property. The limitation with respect to the net interest expense deduction applies beginning in 2018.

Withholding Rate Reduced

The Tax Act reduced the highest rate of withholding with respect to distributions to non-U.S. holders that are treated as attributable to gains from the sale or exchange of U.S. real property interests from 35% to 21%. These provisions are effective beginning in 2018.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any federal tax other than the income tax. Prospective investors should consult their tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our stock.

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ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in shares of our common stock (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making shares of our common stock available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in shares of our common stock (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in shares of our common stock by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in shares of our common stock is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

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Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in shares of our common stock (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in shares of our common stock should consult with their counsel to determine whether an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant (i.e., under 25%).

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. Our charter provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per Share price. We intend to rely on this aspect of the Plan Assets Regulation.

IRAs. Our charter provides that, in the event we determine in our discretion that there is a material likelihood that we would be a fiduciary under applicable law with respect to an investor that is subject to ERISA and/or Section 4975 of the Code (e.g., an IRA), we have the authority to redeem such investor’s interests at a price equal to the then current NAV per Share price.

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Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in shares of our common stock.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in shares of our common stock.

The DOL has issued a final regulation significantly expanding the concept of “investment advice” for purposes of determining fiduciary status under ERISA. The DOL recognized that transactions such as the mere offering of the shares to sophisticated Plans could be characterized as fiduciary investment advice under this new regulation absent an exception and that such potential for fiduciary status would not be appropriate in these contexts. Accordingly, the DOL provided an exception based upon satisfaction of certain factual conditions and we may elect to ensure these conditions are satisfied in connection with the offering of the shares. Finally, fiduciaries of Plans should be aware that the Manager is not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of shares and that the Manager has financial interests associated with the purchase of shares including the fees and other allocations and distributions they may receive from us as a result of the purchase of shares by a Plan.

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Form 5500. Plan administrators of ERISA Plans that acquire shares may be required to report compensation, including indirect compensation, paid in connection with the ERISA Plan’s investment in shares on Schedule C of Form 5500 (Annual Return/Report of Employee Benefit Plan). The descriptions in this offering circular of fees and compensation, including the fees paid to the Manager, are intended to satisfy the disclosure requirement for “eligible indirect compensation,” for which an alternative reporting procedure on Schedule C of Form 5500 may be available.

Plan of Distribution

We are offering a maximum of up to $73,811,300 in shares of our common stock on a “best efforts” basis. We are offering the shares at $100.00 per share. In the future we may amend the offering price of our shares to reflect material changes in the fund by amending this document with the SEC. We may pursue an adjusted offering price at the sole discretion of our Board of Directors. The minimum investment amount for initial purchases of shares of our common stock is 100 shares, or $10,000 based on the initial offering price per share. We may terminate this offering at any time. We have no arrangement providing for the return of funds to subscribers in the event the offering terminates without all $73,811,300 in shares being sold.

This Offering Circular, once qualified, will supersede the Company’s previous Offering Circulars with respect to the common stock, including but not limited to the Offering Circular originally qualified on January 5, 2021 (the “Prior Offering Statement”). Under the Prior Offering Statement, we have accepted gross proceeds of approximately $2,863,300 from selling 28,683 shares of common stock. This Offering Circular does not include any shares of qualified but unsold securities covered by the Prior Offering Statement.

We will offer shares of our common stock on a best efforts basis. Because this is a “best efforts” offering, we are only required to use our best efforts to sell shares of our common stock. Neither Park View OZ REIT Manager, LLC nor any other affiliated entity involved in the offer and sale of the shares being offered hereby is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of shares of our common stock.

We intend to offer our shares directly to investors and not through any underwriters, dealer-managers or other agents who would be paid commissions by us or any of our affiliates. In the future, however, we may engage the services of one or more underwriters, dealer-managers or other agents to participate in this offering. The amount of selling commissions or dealer-manager fees that we or our investors would pay to such underwriters, dealer-managers or other agents will depend on the terms of their engagement.

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase shares of our common stock, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this offering circular as Appendix A, and wire funds for its subscription amount in accordance with the instructions provided therein.

Settlement may occur up to 30 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. Shares of our common stock will be issued to the subscriber as of the date of settlement, which will not occur until an investor’s funds have cleared and we issue the shares of our common stock.

The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Please review our Q&A section beginning on page 41 and our Risk Factors beginning on page 9 for more information.

Length of Offering

The number of shares that are covered by the offering statement of which this offering circular forms a part is the number that we reasonably expected to be offered and sold within two years from the initial qualification date of the offering statement. Under applicable SEC rules, we extended this offering one additional year since all of the shares covered by the offering statement have not yet been sold. With the filing of an offering statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on offering statement is declared qualified (but in any event not more than an additional 180 calendar days).

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The Company intends to offer the shares described herein on a continuous and ongoing basis pursuant to Rule 251(d)(3)(i)(F). This Offering will commence upon qualification of the offering statement, and will terminate on the earliest to occur of: (a) the date upon which the Company raises $73,811,300 in the offering; (b) three years from the original date of qualification of this offering or July 11, 2027 (the “Termination Date”); or (c) the date the Manager elects to terminate the offering; provided, however, that if a new offering statement has been filed pursuant to Rule 251(d)(3)(i)(F), securities covered by this offering statement may continue to be offered and sold until the earlier of the qualification date of the new offering statement or 180 calendar days after the third anniversary of the initial qualification date of this offering statement.

Pursuant to this offering circular, we are offering to the public up to $73,811,300 of the shares covered by the offering statement of which this offering circular forms a part. Under the terms of this offering, we are only allowed to raise up to $73,811,300 in any 12-month period (although we may raise capital in other ways). Although the offering statement covers a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of the maximum number of shares of our common stock that we are permitted to sell pursuant to Regulation A over an unlimited time period by filing a new offering statement prior to the end of the three-year period described in Rule 251(d)(3). We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Investment Criteria and Minimum Investment Amount

The shares of our common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the shares of our common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when the shares of our common stock are listed on a national securities exchange. See “STATE Law Exemption and Purchase Restrictions” for the definition of “qualified purchasers” and other investment criteria that may apply. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

The minimum investment required in this offering is 100 shares of common stock, or $10,000 based on the initial offering price of $100.00 per share, provided that our Manager has the discretion to accept smaller investments. Pursuant to a board policy, you may not transfer your shares of common stock in a manner that causes you or your transferee to own fewer than the number of shares of common stock required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law. These minimum investment requirements are applicable unless and until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares of common stock. We cannot assure you that our shares of common stock will ever be listed on a national securities exchange.

Closing of Sales

Closings of the sales of our shares of common stock will occur a minimum of once each calendar quarter (each, a “Closing Date”), with each subscription payment made during the quarter prior to that Closing Date being held in a non-interest bearing escrow account until the applicable Closing Date.

The Company may, in its sole discretion, conduct closings more frequently than quarterly. On each Closing Date, subscriptions will be accepted by the Company on a first-in, first-out basis up to the dollar amount that the Company can accept and continue to be in compliance with the 90% Asset Test. The Company may, however, accept a subscription that was submitted later than other subscriptions in a particular quarter if the 180-day reinvestment period relating to such subscription would expire if it is carried over to the next quarter.

Regardless of the date upon which the subscription payments are released from escrow, the purchase price for the shares of our common stock subject to the applicable subscription agreement will be the price in effect as of the date on which the investor’s subscription is initially submitted. The Company will provide the investor with written notice of the purchase price applicable to the shares of our common stock being purchased under its subscription agreement within 15 days following the acceptance of the subscription agreement.

The investors will not have the right to withdraw or reconfirm their commitment or to require the return of their subscription payment by the Company, prior to the acceptance of their subscription agreement or prior to the Closing Date, subject to the Company’s discretion. The investors will have no rights as stockholders of the Company, including voting and dividend rights, until their subscription agreements have been accepted by the Company.

Please review our Q&A section beginning on page 41 and our Risk Factors beginning on page 9 for more information.

Certificates Will Not Be Issued

We will not issue stock certificates. Instead, our common stock will be recorded and maintained on a stockholder register that we maintain or that we engage a transfer agent to maintain. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our stock certificates will instead be furnished to stockholders upon request and without charge.

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Advertising, Sales, and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to shares of our common stock, these materials will not give a complete understanding of this offering, us or the shares of our common stock and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in shares of our common stock.

Administrative and Processing Agent

At this time, we are not selling the shares through commissioned sales agents or underwriters, though we may elect to do so in the future. We will use our existing website, www.parkviewozreit.com, to provide notification of the offering. This offering circular will be furnished to prospective investors at investorrelations@parkviewozreit.com via download 24 hours per day, 7 days per week on our website. Our website and our Sponsor’s technology platform will be the exclusive means by which prospective investors may subscribe in this offering.

The shares of our common stock will be issued in a continuous offering. Proceeds for subscriptions must be transmitted directly by wire or electronic funds transfer via ACH to the specified bank account maintained by our Manager pursuant to the instructions in the subscription agreement. We will attempt to accept or reject subscriptions within 15 days of receipt. If we accept your subscription, we or our Manager will email you a confirmation. Such funds will be kept in a non-interest bearing escrow account maintained by our Manager until such time as the foregoing determination is made. The subscription agreement is available at www.parkviewozreit.com.

We have engaged our Transfer Agent to provide certain technology, anti-money laundering (AML), and know your customer (KYC) services in connection with this offering. Neither our Sponsor nor our Manager is participating as an underwriter of this offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or distribute this offering circular or other offering materials to investors. All inquiries regarding this offering should be made directly to the Company.

The Company is responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the shares of our common stock under state securities laws; and (v) all costs of our Sponsor’s and Transfer Agent’s services.

How to Subscribe

Subscription Procedures

Investors seeking to purchase shares of our common stock who satisfy the “qualified purchaser” standards should proceed as follows:

•	Read this entire offering circular and any supplements accompanying this offering circular.

•	Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Appendix A.

•	Electronically provide ACH instructions to us for the full purchase price of the shares of our common stock being subscribed for.

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser,” and that such subscription for shares of our common stock does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

We will attempt to accept or reject subscriptions within 15 days of receipt by us. If we accept your subscription, we will email you a confirmation of acceptance and timing of the Closing Date for the issuance of shares.

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An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Investment Requirement

You must initially purchase at least 100 shares of our common stock in this offering, or $10,000 based on the current per share price, provided that our Manager has the discretion to accept smaller investments. In order to satisfy this minimum investment requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Legal Matters

Information on legal representation, and the review of the validity of common stock being offered, will be provided.

Experts

The balance sheets of Park View OZ REIT, Inc at December 31, 2025 and 2024, appearing in this offering circular have been audited by Novogradac & Company LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Additional Information

We file annual, semi-annual and other reports and other information with the SEC. Our Annual Report on Form 1-K, Semi-Annual Reports on Form 1-SA, and Current Reports on Form 1-U, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the registration statement of which this offering circular is a part at the SEC’s Internet site.

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this offering circular, and the information that we subsequently file with the SEC will automatically update and supersede this information. This offering circular incorporates by reference the Company’s documents listed below and all documents subsequently filed by us with the SEC pursuant to the Exchange Act prior to the termination of the offering of the shares under this offering circular:

●	Our Annual Report on Form 1-K for the period ended December 31, 2025 filed on April 30, 2026, which contains audited financial statements of the Company for the fiscal years ended December 31, 2025 and 2024.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished, rather than filed, with the SEC, that information or exhibit is specifically not incorporated by reference in this document.

You may obtain copies of these documents free of charge on our website, https://parkviewozreit.com/, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Park View OZ REIT, Inc
Attn: Investor Relations
One Beacon Street
32nd Floor
Boston, MA 02108
investorrelations@parkviewozreit.com
617-971-8807

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The Company will provide to each person, including any beneficial owner, to whom a offering circular is delivered, a copy of any or all of the reports that have been incorporated by reference in the offering circular contained in the registration statement but not delivered with the offering circular upon oral or written request, at no cost to the requester, by contacting the Company as noted above.

PARK VIEW OZ REIT INC

UP TO $73,811,300 IN SHARES OF COMMON STOCK

OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth above. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

_________ ____, 2026

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PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2A.1	Articles of Amendment and Restatement of the Company(1)
2B.1	Amended and Restated Bylaws of the Company adopted by the Board of Directors on April 26, 2024(4)
4.1	Form of Subscription Package(3)
6.1	Amended and Restated Agreement of Limited Partnership of Park View QOZB OP, LP(4)
6.2	Amended Management Agreement by and among the Company, Park View QOZB OP, LP Park View OZ REIT Manager, LLC(4)
6.3	Amendment to Management Agreement by and among the Company, Park View QOZB OP, LP Park View OZ REIT Manager, LLC*
6.4	Form of Amended Support Agreement by and between Park View Investments, LLC and Park View OZ REIT Manager, LLC(2)
6.5	Purchase Agreement dated June 21, 2023 by and between Park View QOZB OP, LP and 420 W Park LLC for Lot 3(5)
6.6	Purchase Agreement dated June 21, 2023 by and between Park View QOZB OP, LP and 420 W Park LLC for Lot 4(5)
11.1	Consent of Novogradac & Company LLP*
12.1	Opinion of Whiteford, Taylor & Preston L.L.P.*

*Filed herewith.

(1)	Incorporated by reference to the Company’s Form 1-A as filed with the SEC on October 7, 2020.
(2)	Incorporated by reference to the Company’s Form 1-A POS as filed with the SEC on January 13, 2023.
(3)	Incorporated by reference to Amendment No. 3 of the Company’s Form 1-A as filed with the SEC on December 22, 2020.

(4)	Incorporated by reference to Amendment No. 1 to the Company’s Form 1-A POS as filed with the SEC on July 17, 2025.

(5)	Incorporated by reference to the Company’s Semi-Annual Report on Form 1-SA as filed with the SEC on September 8, 2023.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on August 14, 2026.

Park View OZ REIT Inc

By:	/s/ Michael Kelley
Michael Kelley
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Kelley	Chairman of the Board, Chief Executive Officer (principal executive officer) and Director	August 14, 2026
Michael Kelley

/s/ Elizabeth Kelley	Vice Chairman of the Board, Chief Financial Officer (principal financial and accounting officer) and Director
Elizabeth Kelley		August 14, 2026

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